     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 25, 1995



                                                       REGISTRATION NO. 33-92330

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------


                               AMENDMENT NO. 1 TO


                                   FORM S-11

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            OF SECURITIES OF CERTAIN
                             REAL ESTATE COMPANIES

                            ------------------------

                          HOSPITALITY PROPERTIES TRUST
      (Exact name of registrant as specified in its governing instruments)

                            ------------------------

                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02158
                                 (617) 964-8389
                    (Address of principal executive offices)

                            ------------------------

                                 JOHN G. MURRAY
                          HOSPITALITY PROPERTIES TRUST
                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02158
                                 (617) 964-8389
                    (Name and address of agent for service)

                            ------------------------

                                   COPIES TO:

            Lena G. Goldberg, Esq.                    Charles S. Whitman, III, Esq.
             Sullivan & Worcester                         Davis Polk & Wardwell
            One Post Office Square                         450 Lexington Avenue
         Boston, Massachusetts 02109                     New York, New York 10017
                (617) 338-2800                                (212) 450-4000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.

                            ------------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

                             CROSS REFERENCE SHEET


                ITEM NUMBER AND CAPTION                 LOCATION OR HEADING IN PROSPECTUS
  1.   Forepart of Registration Statement and
       Outside Front Cover Page of Prospectus....   Outside Front Cover Page.
  2.   Inside Front and Outside Back Cover Pages
       of Prospectus.............................   Inside Front Cover Page and Outside Back
                                                    Cover Page of Prospectus.
  3.   Summary Information, Risk Factors and
       Ratio of Earnings to Fixed Charges........   Outside Front Cover Page; "Prospectus
                                                    Summary;" "Risk Factors;" "The Company."
  4.   Determination of Offering Price...........   Outside Front Cover Page; "Underwriting;"
                                                    "Plan of Distribution."
  5.   Dilution..................................   "Dilution."
  6.   Selling Security Holders..................   Not applicable.
  7.   Plan of Distribution......................   Outside Front Cover Page; "Underwriting;"
                                                    "Plan of Distribution."
  8.   Use of Proceeds...........................   "Prospectus Summary;" "Use of Proceeds."
  9.   Selected Financial Data...................   "Pro Forma and Selected Financial and
                                                    Operating Data."
 10.   Management's Discussion and Analysis of
       Financial Condition and Results of
       Operations................................   "Management's Discussion and Analysis of
                                                    Financial Condition and Results of
                                                    Operations."
 11.   General Information as to Registrant......   "Prospectus Summary;" "The Company;"
                                                    "Business;" "Management;" "Policies with
                                                    Respect to Certain Activities;" "Summary
                                                    of the Declaration of Trust;" "Additional
                                                    Information."
 12.   Policy with Respect to Certain
       Activities................................   "Prospectus Summary;" "The Company;"
                                                    "Business;" "Policies with Respect to
                                                    Certain Activities;" "Additional
                                                    Information."
 13.   Investment Policies of Registrant.........   "Prospectus Summary;" "Business;"
                                                    "Policies with Respect to Certain
                                                    Activities;" "Summary of the Declaration
                                                    of Trust."
 14.   Description of Real Estate................   "Prospectus Summary;" "The Initial
                                                    Hotels;" "Business;" "The Initial Lessee;"
                                                    "The Initial Leases;" "Policies with
                                                    Respect to Certain Activities."
 15.   Operating Data............................   "Prospectus Summary;" "Pro Forma and
                                                    Selected Financial and Operating Data;"
                                                    "The Initial Hotels;" "Business;" "The
                                                    Initial Lessee;" "The Initial Leases;"
                                                    "Federal Income Tax Considerations."
 16.   Tax Treatment of Registrant and its
       Security Holders..........................   "Prospectus Summary;" "Federal Income Tax
                                                    Considerations;" "Certain United States
                                                    Tax Considerations for Non-U.S. Holders of
                                                    Shares;" "ERISA Plans, KEOGH Plans and
                                                    Individual Retirement Accounts."
 17.   Market Price of and Dividends on the
       Registrant's Common Equity and Related
       Stockholder Matters.......................   "Risk Factors;" "Distribution Policy;"
                                                    "Business;" "Shares Eligible for Future
                                                    Sale."
 18.   Description of Registrant's Securities....   "Distribution Policy;" "Description of the
                                                    Shares;" "Summary of the Declaration of
                                                    Trust."

                ITEM NUMBER AND CAPTION                 LOCATION OR HEADING IN PROSPECTUS
 19.   Legal Proceedings.........................   "Business."
 20.   Security Ownership of Certain Beneficial
       Owners and Management.....................   "Principal Shareholders."
 21.   Directors and Executive Officers..........   "Management;" "Advisors and the Advisory
                                                    Agreement."
 22.   Executive Compensation....................   "Management;" "Advisors and the Advisory
                                                    Agreement."
 23.   Certain Relationships and Related
       Transactions..............................   "Business;" "Management;" "Advisors and
                                                    the Advisory Agreement."
 24.   Selection, Management and Custody of
       Registrant's Investments..................   Outside Front Cover Page; "Prospectus Sum-
                                                    mary;" "Business;" "The Initial Lessee;"
                                                    "The Initial Leases;" "The Manager;" "The
                                                    Management Agreements;" "Management;"
                                                    "Advisors and the Advisory Agreement."
 25.   Policies with Respect to Certain
       Transactions..............................   "Policies with Respect to Certain
                                                    Activities."
 26.   Limitations of Liability..................   "Management;" "Summary of the Declaration
                                                    of Trust."
 27.   Financial Statements and Information......   "Prospectus Summary;" "Pro Forma and Se-
                                                    lected Financial and Operating Data;"
                                                    "Financial Statements."
 28.   Interests of Named Experts and Counsel....   "Experts;" "Legal Matters."
 29.   Disclosure of Commission Position on
       Indemnification for Securities Act
       Liabilities...............................   "Summary of the Declaration of Trust."

                                EXPLANATORY NOTE


     This Registration Statement contains two forms of prospectus: (i) one to be used in connection with the registration of 7,500,000 Common Shares of Beneficial Interest to be offered to the public (the "Public Prospectus") and
(ii) one to be used in connection with the registration of 3,960,000 Common Shares of Beneficial Interest to be offered to Health and Retirement Properties Trust and 250,000 Common Shares of Beneficial Interest to be offered to HRPT Advisors, Inc. (the "HRPT Prospectus"). The HRPT Prospectus will be identical to the Public Prospectus except that it will contain a different front cover page and a different description of the plan of distribution (primarily contained under the captions "Underwriting" and "Plan of Distribution," respectively). The form of Public Prospectus is included herein and is followed by those pages to be used in the HRPT Prospectus which differ from those in the Public Prospectus. Each of the alternate pages for the HRPT Prospectus included herein is labeled "Alternate Page for HRPT Prospectus."

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY 25, 1995


PROSPECTUS
          , 1995

                                7,500,000 SHARES

                          HOSPITALITY PROPERTIES TRUST
                      COMMON SHARES OF BENEFICIAL INTEREST

         All of the Common Shares of Beneficial Interest (the "Shares") offered hereby (this "Offering") are being offered for sale by Hospitality Properties Trust (the "Company"). The Company is currently a wholly owned subsidiary of Health and Retirement Properties Trust, a New York Stock Exchange listed REIT ("HRP"). In a separate offering, the Company is offering for sale 3,960,000 Shares to HRP and 250,000 Shares to HRPT Advisors, Inc. ("Advisors"). Both HRP and Advisors will pay $25.00 per Share. Upon completion of this Offering, the public shareholders will own 63.8% of the Company.


     Upon completion of this Offering, the Company will operate as a REIT and will own 37 Courtyard by Marriott[R] hotels with 5,286 guest rooms (the "Initial Hotels"). All of the Initial Hotels will be leased to a subsidiary of Host Marriott Corporation and managed by a subsidiary of Marriott International, Inc.


     Prior to this Offering, there has been no public market for the Shares. It is currently estimated that the initial public offering price will be between $24.00 and $26.00 per Share. See "Underwriting" for the factors considered in determining the initial public offering price. The Company intends to pay regular quarterly dividends at a rate of $0.55 per Share ($2.20 per Share per annum), commencing with the quarter ending September 30, 1995.


     The Shares have been approved for listing on the New York Stock Exchange (the "NYSE") under the symbol "HPT", subject to official notice of issuance.


     SEE "RISK FACTORS" ON PAGE 13, INCLUDING:


     - ADVERSE TAX CONSEQUENCES IF THE COMPANY FAILS TO QUALIFY AS A REIT;


     - INABILITY OF THE COMPANY AS A REIT TO OPERATE ITS HOTEL PROPERTIES;


     - POTENTIAL CONFLICTS OF INTEREST AND BENEFITS TO HRP AND ADVISORS;


     - LIMITED OPERATING HISTORY AND DEPENDENCE ON KEY PERSONNEL;


     - INITIAL DEPENDENCE ON SINGLE LESSEE, SINGLE MANAGER AND SINGLE BRAND
NAME;


     - CONCENTRATION OF OWNERSHIP BY HRP AND ADVISORS;


     - LACK OF PRIOR MARKET FOR THE SHARES AND EFFECT OF INTEREST RATES ON THE PRICE OF THE SHARES;


     - ASSET VALUES MAY NOT REFLECT MARKET VALUES;


     - OWNERSHIP LIMITATIONS AND ANTITAKEOVER PROVISIONS; AND


     - RISKS OF FUTURE LEVERAGE AND LACK OF ESCROW OF SECURITY DEPOSIT.


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


- --------------------------------------------------------------------------------------------------------
                                                   PRICE          UNDERWRITING           PROCEEDS
                                                   TO THE         DISCOUNTS AND           TO THE
                                                   PUBLIC        COMMISSIONS(1)         COMPANY(2)
- --------------------------------------------------------------------------------------------------------
Per Share.....................................      $               $                    $
Total(3)......................................      $               $                    $
- --------------------------------------------------------------------------------------------------------

(1) See "Underwriting" for indemnification arrangements with the Underwriters.

(2) Before deducting expenses estimated at $          , which will be paid by
    the Company.

(3) The Company has granted to the Underwriters a 30-day option to purchase up to 1,125,000 additional Shares at the price to the Public less Underwriting Discounts and Commissions, solely to cover overallotments, if any. If such option is exercised in full, the total price to the Public, Underwriting
    Discounts and Commissions and Proceeds to the Company will be $          ,
    $          and $          , respectively. See "Underwriting."

     The Shares are being offered by the several Underwriters when, as and if delivered to and accepted by the Underwriters and subject to various prior conditions, including their right to reject orders in whole or in part. It is expected that delivery of the Share certificates will be made in New York, New
York on or about           , 1995.

DONALDSON, LUFKIN & JENRETTE

          SECURITIES CORPORATION
                      DEAN WITTER REYNOLDS INC.
                                        PRUDENTIAL SECURITIES INCORPORATED
                                                       SMITH BARNEY INC.

         [Map of United States showing locations of 37 properties and photograph of Milford, MA property.]


          THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.



          IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SHARES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, IN THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               TABLE OF CONTENTS



                                            PAGE
PROSPECTUS SUMMARY........................     1
  The Company.............................     1
  Risk Factors............................     2
  Growth Strategy.........................     4
  The Initial Hotels......................     6
  The Initial Leases and
     Management Agreements................     6
  Formation of the Company................     8
  Benefits to HRP and Advisors............     8
  The Offering............................     9
  Distribution Policy.....................     9
  Tax Status..............................     9
  Summary Pro Forma and Selected Financial
     and Operating Data...................    10
RISK FACTORS..............................    13
  Tax Risks...............................    13
  Risks Relating to Operations of the
     Company..............................    14
  Risks Relating to Initial Hotels........    16
  Share Ownership Risks...................    18
  Effects of Various Factors on Share
     Price................................    19
  Asset Values May Not Reflect Market
     Values...............................    19
  Hotel Industry Risks....................    19
  Real Estate Investment Risks............    21
THE COMPANY...............................    24
USE OF PROCEEDS...........................    25
DISTRIBUTION POLICY.......................    26
CAPITALIZATION............................    28
DILUTION..................................    29
PRO FORMA AND SELECTED FINANCIAL AND
  OPERATING DATA..........................    30
MANAGEMENT'S DISCUSSION AND ANALYSIS OF
  FINANCIAL CONDITION AND RESULTS OF
  OPERATIONS..............................    33
  Overview................................    33
  Pro Forma Results of Operations -- The
     Company..............................    33
  Pro Forma Results of
     Operations -- Host...................    34
  Results of Operations -- Initial
     Hotels...............................    34
  Liquidity and Capital Resources.........    35
  Seasonality.............................    37
  Inflation...............................    37
THE INITIAL HOTELS........................    38
BUSINESS..................................    43
  The Hotel Industry......................    43
  Growth Strategy.........................    43
  Formation of the Company................    45
  Purchase Agreement......................    45
  Purchase Options........................    46
  Environmental Matters...................    46
  Legal Proceedings.......................    47
  Insurance...............................    48
  Competition.............................    48
  Regulatory Matters......................    48
THE INITIAL LESSEE........................    49
THE INITIAL LEASES........................    49
  General.................................    49
  Rent....................................    49
  Maintenance and Alterations.............    50
  FF&E Reserve............................    50
  Assignment..............................    50
  Lease Term..............................    50
  Ground Lease Terms......................    50
  Security Deposit........................    51
  Environmental Matters...................    51
  Financial Covenants of Host.............    51
  Insurance and Indemnification...........    52
  Damage, Destruction or Condemnation.....    52
  Other Material Covenants of Host........    53
  Events of Default.......................    53
  Remedies................................    53
THE MANAGER...............................    54
THE MANAGEMENT AGREEMENTS.................    54
  General.................................    54
  Fees....................................    55
  Term....................................    55
  Early Termination.......................    55
  FF&E Reserve............................    55
  Maintenance and Repairs.................    56
  Other Material Covenants of Marriott....    56
  Insurance and Indemnification...........    56
  Damage, Destruction or Condemnation.....    56
  Events of Default.......................    57
  Limitation on Secured Borrowings........    57
MANAGEMENT................................    58
  Trustees and Executive Officers.........    58
  Committees of the Board of Trustees.....    59
  Compensation of Trustees and Officers...    59
  Employees...............................    59
  Incentive Share Award Plan..............    59
  Trustees' and Officers'
     Indemnification......................    60
  Benefits to HRP and Advisors............    60
ADVISORS AND THE ADVISORY AGREEMENT.......    60
  Advisors................................    60
  The Advisory Agreement..................    61
  Compensation to Advisors................    62
POLICIES WITH RESPECT TO CERTAIN
  ACTIVITIES..............................    63
  Investment Policies.....................    63
  Disposition Policies....................    64
  Financing Policies......................    64
  Conflict of Interest Policies...........    64
  Policies with Respect to Other
     Activities...........................    65
DESCRIPTION OF THE SHARES.................    65
  General.................................    65
  Common Shares...........................    65


                                      (ii)

                                            PAGE
  Preferred Shares........................    66
  Transfer Agent..........................    66
SUMMARY OF THE DECLARATION OF TRUST.......    66
  Trustees................................    66
  Liability of Trustees...................    66
  Limitation of Liability; Shareholder
     Liability............................    67
  Duration and Termination................    67
  Prohibited Investments and Activities...    68
  Transactions with Affiliates, Trustees,
     Employees, Officers or Agents........    68
  Restrictions on Transfer................    68
  Shareholder Proposals...................    69
  Business Combinations...................    70
  Control Share Acquisitions..............    70
  Amendment; Meetings.....................    70
  Antitakeover Provisions.................    70
PRINCIPAL SHAREHOLDERS....................    71
SHARES ELIGIBLE FOR FUTURE SALE...........    72
FEDERAL INCOME TAX CONSIDERATIONS.........    73
  Taxation of the Company.................    74
  Taxation of Shareholders................    79
  Other Tax Considerations................    80
CERTAIN UNITED STATES TAX CONSIDERATIONS
  FOR NON-U.S. HOLDERS OF SHARES..........    81
  Federal Estate Tax......................    82
  Backup Withholding and Information
     Reporting Requirements...............    82
ERISA PLANS, KEOGH PLANS AND INDIVIDUAL
  RETIREMENT ACCOUNTS.....................    83
  General Fiduciary Obligations...........    83
  Prohibited Transactions.................    84
  Special Fiduciary and Prohibited
     Transactions Considerations..........    84
UNDERWRITING..............................    86
EXPERTS...................................    87
LEGAL MATTERS.............................    87
ADDITIONAL INFORMATION....................    87
GLOSSARY..................................    89
INDEX TO FINANCIAL STATEMENTS.............   F-1


                                      (iii)

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and the notes thereto, appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes that (i) the initial public offering price per Share will be $25.00, (ii) the Underwriters' overallotment option will not be exercised and (iii) the concurrent offering of 3,960,000 Shares to HRP and 250,000 Shares to Advisors will be consummated. Capitalized terms which are used in this Prospectus without definition have the meanings specified in the Glossary to this Prospectus.


     An investment in the Shares offered hereby is not an investment in Health and Retirement Properties Trust, Host Marriott Corporation, Marriott International, Inc., HMH HPT Courtyard, Inc. ("Host"), or Courtyard Management Corporation ("Marriott"). An investment in the Shares is not an investment in the operations of the Initial Hotels.


                                  THE COMPANY


     The Company is a REIT formed to acquire, own and lease hotel properties throughout the United States. The Company currently owns 21 and upon completion of this Offering will acquire an additional 16 Courtyard by Marriott[R] hotels. The Initial Hotels have 5,286 guest rooms, are located in 20 states and will be acquired for $329.0 million ($62,240 per guest room). The Initial Hotels are among the newest in the Courtyard by Marriott[R] system and have an average age of five years. In 1994, the Initial Hotels had an average occupancy of 81.1% and an average daily rate ("ADR") of $66.65.


     The Company's strategy for increasing Cash Available for Distribution (as defined herein) per Share is to provide capital to unaffiliated operators of hotel properties who wish to divest their properties while remaining in the hotel business as lessees. Most other public hotel REITs seek to control the operations of the hotel properties in which they invest by leasing the properties to affiliated tenants. The Company believes that it will have a competitive advantage over other public hotel REITs because of this difference in operating philosophy. To achieve its objectives, the Company expects to operate as follows: start with a strong capital base of shareholders' equity; invest in high quality properties operated by unaffiliated hotel operating companies; use moderate leverage to fund additional investments which increase Cash Available for Distribution per Share because of positive spreads between the Company's cost of funds and the rent yields; design leases which provide for base rents and an opportunity for the Company to participate in a percentage of gross revenues; as Cash Available for Distribution increases, periodically raise dividends; when market conditions permit, refinance debt with additional equity or long term debt; and, over time, pursue diversification so that the Company's Cash Available for Distribution to shareholders will be received from diverse properties and operators.


     As a REIT, the Company may not actively manage its hotel properties. All of the Initial Hotels will be leased by the Company to Host, a limited purpose wholly owned subsidiary of Host Marriott Corporation, and will be managed for Host by Marriott, a wholly owned subsidiary of Marriott International, Inc. The Company's leases with Host (the "Initial Leases") are for approximately 12 years with renewal options for an additional 37 years. All of the Initial Leases are subject to cross default covenants and renewal options may only be exercised by Host on an all or none basis. A security deposit equal to one year's base rent (the "Security Deposit") has been retained by the Company as security for all of Host's obligations under the Initial Leases. As owner and lessor of the Initial Hotels, the Company is entitled to base rent and percentage rent under the Initial Leases. The annual rent payable to the Company under the Initial Leases totals $32.9 million in base rent plus percentage rent equal to 5% of Total Hotel Sales (as defined herein, or "Gross Revenues" as defined in the Initial Leases) at the Initial Hotels in excess of Total Hotel Sales during 1994. In addition to base rent and percentage rent, the Initial Leases require that 5% of Total Hotel Sales (initially approximately $1,172 per guest room per year) be escrowed as a reserve for renovations and refurbishment (the "FF&E Reserve"). The Company believes that the FF&E Reserve, which exceeds industry averages for similar properties, will be adequate to maintain the competitiveness of the Initial Hotels. The management agreements entered into between Marriott and Host Marriott Corporation and its affiliates with respect to the Initial Hotels prior to the Company's purchase of the Initial Hotels (the "Management Agreements") have been assigned to the Company. Under the Initial Leases, Host has agreed to perform all of the Company's obligations under the Management Agreements. The Management Agreements provide that base and incentive management fees are effectively subordinated to base rent payable to the Company. For the 52 week period ended June 16, 1995, Host's pro forma income before income taxes, rent, subordinated management fees and the FF&E Reserve covered pro forma base rent under the Initial Leases by 1.55 times; Host's pro forma income before income taxes, rent and subordinated management fees and after deduction of the FF&E Reserve covered pro forma base rent by 1.37 times.



     The Company is currently a wholly owned subsidiary of HRP, a NYSE listed REIT which primarily owns and leases retirement communities, nursing homes and other health care related real estate. HRP was founded in 1986 with investments of $63.0 million in seven properties, located in four states and operated by two companies. Today, HRP is one of the largest REITs in the United States with investments totaling over $1.0 billion in 183 properties, located in 32 states and operated by 32 separate operating companies. During this period, HRP's dividend has increased from $1.00 to $1.36 per share. HRP's past performance is not necessarily indicative of the Company's future performance and an investment in the Shares offered hereby is not an investment in HRP.



     The Company acquired the 21 Initial Hotels in March 1995 while the Company was a wholly owned subsidiary of HRP. HRP has determined not to change its strategy of focusing on retirement and nursing facilities. This Offering has been designed to provide a vehicle whereby both public investors and HRP, consistent with HRP's principal investment focus, can take advantage of investment opportunities in the hotel industry.


     Host Marriott Corporation is one of the largest owners of lodging properties in the world and Marriott International, Inc. is one of the largest lodging management companies in the world. As of December 31, 1994 there were 227 Courtyard by Marriott hotels in the United States, of which 195 (including the Initial Hotels) are managed by Marriott.


     The Company's principal place of business is located at 400 Centre Street, Newton, Massachusetts and its telephone number is (617) 964-8389.



                                  RISK FACTORS


     An investment in the Shares involves various risks, and investors should carefully consider the matters discussed under "Risk Factors." These risks include, among others:


     - Failure to Qualify as a REIT. If the Company failed to qualify as a REIT, it would be taxed as a corporation, which would reduce the Cash Available for Distribution to shareholders.



     - Inability to Operate the Hotel Properties. As a REIT, the Company is restricted in its ability to operate the Initial Hotels and hotel properties owned or acquired by the Company in the future (such properties, together with the Initial Hotels, the "Hotel Properties"). The Company will rely on Host and any additional lessees of the Hotel Properties (collectively, the "Lessees") and Marriott and additional future managers (collectively, the "Managers") to operate the Hotel Properties. No assurance can be given that Host or any additional Lessees or Marriott or any additional Managers will operate the Initial Hotels or other Hotel Properties in a manner to generate sufficient funds to pay base rent and maximize percentage rent.



     - Conflicts of Interest. Actual or potential conflicts of interest exist between the Company, its Managing Trustees and Advisors. Advisors is a Delaware corporation of which Messrs. Barry M. Portnoy and Gerard M. Martin are each 50% owners. Messrs. Portnoy and Martin are each Managing Trustees of the Company, Managing Trustees of HRP and Directors of Advisors. Advisors has been engaged by the Company to perform management and advisory services, including serving as the Company's investment advisor, investigating and evaluating investment opportunities and administering day-to-day operations of the Company. See "Advisors and the Advisory Agreement -- The Advisory Agreement." These actual or potential conflicts of interest could result in decisions that do not fully represent the interests of the Company or all of its shareholders. The terms of the Advisory Agreement (as defined herein) were not determined by arms' length negotiations. During the term of the Advisory Agreement, Advisors and Messrs. Portnoy and Martin have agreed not to provide advisory services to, or serve as Directors or officers of, any other REIT which is principally engaged in the business of ownership of hotel properties or to make competitive direct investments in hotel facilities without, in each case, the consent of Trustees of the Company who are not officers of the Company or otherwise affiliated with the Company, HRP or Advisors (the "Independent Trustees").



     - Benefits to HRP and Advisors. In connection with this Offering, HRP will receive $64.3 million in cash in partial repayment of a demand loan made by HRP to the Company which enabled it to purchase 21 of the Initial Hotels. Amounts repaid to HRP will not be available to the Company. In addition, Advisors will enter into the Advisory Agreement which provides for payment by the Company of advisory fees to Advisors. The fee payable to Advisors during the initial term of the Advisory Agreement through December 31, 1995 (assuming no new investments by the Company during that period) will be approximately $806,000.



     - Limited Operating History. The Company has only a limited operating history and, as of the completion of this Offering, will have had no experience operating as an independent company.



     - Dependence on Key Personnel. The Company is an advised REIT and will be highly dependent on the efforts of Advisors and the Company's Managing Trustees and officers, all of whom have extensive experience operating a REIT but only limited experience investing in hotel properties.



     - Initial Dependence on Single Lessee and Single Manager. All of the Initial Hotels are leased to Host and managed by Marriott. In order to generate cash sufficient to make distributions to shareholders, the Company will rely on timely receipt of rent payments from Host. Host will rely on Marriott to manage the Initial Hotels. The failure or delay by Host in making rental payments under the Initial Leases could adversely affect the ability of the Company to make distributions to shareholders.



     - Initial Dependence on Single Brand Name. Each of the Initial Hotels is a Courtyard by Marriott[R] hotel. The Courtyard by Marriott[R] brand name is owned by affiliates of Marriott. Any degradation or adverse market developments relating to the Courtyard by Marriott[R] brand name could adversely affect the results of operations of the Initial Hotels and the ability of Host to make rent payments.



     - Concentration of Ownership. Upon completion of this Offering, HRP and Advisors will collectively own 36.2% of the Shares which will enable them to have a significant influence on the Company.



     - Lack of Prior Market for Shares. The market price of the Shares may be adversely affected if no active trading market for the Shares develops or if interest rates increase.



     - Asset Values May Not Reflect Market Values. Although they were determined by arm's length negotiations between the Company and Host Marriott Corporation, the purchase prices paid by the Company for the Initial Hotels may not accurately reflect the value of those assets.



     - Ownership Limitations and Antitakeover Provisions. The restriction on ownership of more than 9.8% of the Shares by any person except HRP, Advisors and certain other entities, as set forth in the Company's Declaration of Trust (the "Declaration"), may have the effect of inhibiting a change of control of the Company.



     - Risk of Leverage. The organizational documents of the Company do not limit the level of debt the Company may incur. The Company could become highly leveraged, which could adversely affect the ability of the Company to make distributions to shareholders and increase the risk of default under its indebtedness. The Company's current policy is not to have debt for borrowed money in excess of 50% of its total market capitalization.



     - Security Deposit. The Security Deposit (one year's base rent) has not been escrowed by the Company. Accordingly, in the event of a default under the Initial Leases, these funds will not be available to make distributions to shareholders.

     - Change in Policies Without Shareholder Approval. The Board of Trustees has the ability to change the policies of the Company, including its investment, financing and distribution policies, without a vote of shareholders, which could result in policies that do not reflect the interests of all shareholders.


     - Insufficient Cash Available for Distributions. Either significant unanticipated cash expenditures by the Company or reductions in anticipated rent payments to the Company could adversely affect the ability of the Company to make distributions to shareholders.


     - Acquisition Risks. In connection with the acquisition of the Initial Hotels, the Company will be subject to certain risks inherent in acquiring real property, including uncertainty as to recourse for future liabilities attributable to actions of, or breaches of representations and warranties by, Host Marriott Corporation and its affiliates as the sellers of the Initial Hotels (the "Sellers"). The Sellers are not required to retain any proceeds from the sale of the Initial Hotels or to maintain any minimum levels of net worth. The Company may be subject to similar risks in connection with future acquisitions.


     - Insurance. Certain potential losses, including losses resulting from earthquakes, hurricanes, floods or other acts of God, may not be insurable or insurable on economically viable terms. Any uninsured loss suffered by the Company could adversely affect its ability to make distributions to shareholders. Four of the Initial Hotels are located in California where earthquake insurance is not currently available at economically viable rates.


     - FF&E Reserve. Periodic payments into the FF&E Reserve will be restricted cash rent to the Company. Although the Company anticipates that it will have sufficient depreciation expense to offset this restricted cash income for the foreseeable future, the existence of restricted cash income could make it necessary for the Company to make distributions in excess of Cash Available for Distribution in order to maintain its REIT status under the Internal Revenue Code of 1986, as amended (the "Code").


     - Ground Leases. Rights to use the land underlying five of the Initial Hotels will be acquired by an assignment of the Sellers' leasehold interests under long term ground leases. Under the Initial Leases, Host must pay all rents due and comply with substantially all other obligations under the ground leases. If Host does not perform these obligations, the Company must perform such obligations to protect its investment in these Initial Hotels.


     - Hotel Industry Risks. Investments in the hotel industry involve certain risks, such as renewal of leases, the need for regular replacements and improvements, competition and the cyclical and seasonal nature of the industry.


     - Real Estate Investment Risks. Investments in real estate involve certain risks, such as the volatile and cyclical nature of the real estate market, dependence on national and local economic conditions, the relative illiquidity of real estate, potential liabilities for unknown or future environmental liabilities and the need for regular capital expenditures.


                                GROWTH STRATEGY

     The Company's business objectives are to increase Cash Available for Distribution per Share and enhance shareholder value. The Company will seek to
(i) acquire additional Hotel Properties that meet the Company's investment criteria and (ii) participate in growth in revenues at the Hotel Properties through percentage rents.

ACQUISITION STRATEGY


     The Company believes there are opportunities to acquire well located hotels in the moderately priced segment of the hotel industry that are or potentially could be affiliated with nationally recognized hotel companies. The Company intends to focus on acquisitions of relatively new properties or older properties where extensive renovations have been or are committed to be undertaken at the time of the Company's investment. The Company intends to require an appropriate reserve or other mechanism in its Leases to insure that funding is available to maintain the quality of its Hotel Properties.


     The Company has retained Advisors to provide management services and investment advice to the Company in accordance with the terms of an advisory agreement (the "Advisory Agreement"). For such services, Advisors will receive an advisory fee based upon gross assets of the Company and may receive an incentive fee based upon increases in the Company's Cash Available for Distribution per Share. The initial term of the Advisory Agreement expires on December 31, 1995 and renewals or extensions will be subject to the periodic approval of the Independent Trustees. See "Policies With Respect to Certain Activities -- Conflict of Interest Policies."



     Advisors has significant experience in acquiring real estate and structuring net lease transactions. Since its inception, HRP has been advised by Advisors under the supervision of Messrs. Portnoy and Martin and has grown from $63.0 million in assets at the time of its founding in 1986 to in excess of $1.0 billion currently, including the 21 Initial Hotels acquired in March 1995. The Company will be advised by Advisors under the supervision of Messrs. Portnoy and Martin. The Company and Advisors believe that there are significant similarities between the business of purchasing and net leasing retirement and nursing facilities and the business of purchasing and net leasing hotel properties. HRP's past performance, however, is not necessarily indicative of the Company's future performance.



     The Company has purchased from Host Marriott Corporation certain options, rights of first refusal and rights of first offer covering substantially all remaining ownership interests of Host Marriott Corporation and its affiliates in Courtyard by Marriott[R] hotels and Residence Inns by Marriott[R]. The rights of first offer extended through February 29, 2000 and were purchased for $3.0 million; their terms will be extended to August 31, 2002 at the closing of this Offering in exchange for an additional $1.5 million. For other material terms of these rights, see "Business -- Purchase Options." Although the Company has not determined whether or when to exercise any of these rights, the Company believes these rights have significant value and will afford it opportunities to invest in high quality hospitality properties operated by one of the world's most successful hotel operating teams.



     In addition to potential future investments in properties owned by Host Marriott Corporation, the Company expects to seek investments in other hotel properties owned and operated by companies other than Host Marriott Corporation and Marriott International, Inc. Most other public hotel REITs seek to control the operations of the hotel properties in which they invest by leasing the properties to affiliated tenants. The Company neither intends to seek control over its tenants' operations nor to lease or provide financing to affiliates. Because of this difference in operating philosophy, the Company believes it will have a competitive advantage over other public hotel REITs in dealing with hotel operating companies which want to divest their real estate while remaining in the hotel business as lessees.


INTERNAL GROWTH STRATEGY


     Based upon recent increases in occupancy and ADR in the United States lodging industry, the Company believes that the industry is experiencing cyclical growth and improved fundamentals due to the more favorable balance between demand and supply for overnight accommodations. The Company believes that the Initial Hotels offer opportunities for internal growth through increases in percentage rent. The Initial Leases require payment of base rent plus percentage rent equal to 5% of increases in Total Hotel Sales at the Initial Hotels over Total Hotel Sales in 1994. The Company intends in future Leases to require both base rent and percentage rent based on gross revenues.


FINANCING POLICIES


     The Company currently intends to employ conservative financial policies in pursuing its growth strategy. In order to capitalize on hotel acquisition opportunities, the Company has accepted a commitment from DLJ Mortgage Capital, Inc. ("DLJMC") for a $200.0 million credit line (the "Acquisition Line"). Upon completion of this Offering, the Company's only outstanding indebtedness for borrowed money will be approximately $23.4 million. The Company will have no indebtedness for borrowed money outstanding upon completion of this Offering if the Underwriters' overallotment option is exercised in full. Although there are no limitations in the Company's Declaration on the amount of indebtedness it may incur, the Company currently intends not to have debt for borrowed money in excess of 50% of its total market capitalization; however, the Trustees may in their discretion change this policy at any time. See "Risk Factors -- Risks Relating to Operations of the Company -- Risks of Leverage."


                               THE INITIAL HOTELS

     Courtyard by Marriott[R] hotels are designed to attract both business and leisure travelers. A typical Courtyard by Marriott[R] hotel has an average of 145 guest rooms. The guest rooms are larger than those in most other moderately priced hotels and predominately offer king sized beds. Most Courtyard by Marriott[R] hotels are situated on well landscaped grounds and typically are built around a courtyard containing a patio, pool and socializing area that may be glass enclosed depending upon location. Most of the hotels have lounges or lobbies, meeting rooms, an exercise room, a small laundry room available to guests and a restaurant or coffee shop. Generally, the guest rooms are similar in size and furnishings to guest rooms in full service Marriott hotels. In addition, many of the same amenities as would be available in full service Marriott hotels are available in Courtyard by Marriott[R] hotels, except that restaurants may be open only for breakfast buffets or serve limited menus, room service is generally not available and meeting and function rooms are limited in size and number. The Company believes that the structural design and operating systems developed by affiliates of Host and Marriott for these hotels allow Courtyard by Marriott[R] hotels to be priced competitively with, and provide better customer value than, most other moderately priced hotels.



     The Initial Hotels are among the newest in the Courtyard by Marriott[R] system with an average age of five years. Thirty-two of the 37 Initial Hotels were designed and purpose built for affiliates of Host and Marriott. The Initial Hotels are located in 20 states throughout the United States, generally in convenient locations close to business facilities, major transportation routes, airports, public attractions or academic institutions.



     The Company believes the superior design, operating systems and locations of the Initial Hotels have caused their operating performance to exceed United
States hotel industry averages in recent years. The following table sets forth for the three years during which all 37 Initial Hotels were open, the occupancy, ADR and revenue per available room ("REVPAR") of the Initial Hotels as compared with those averages for all United States hotels, as reported by Smith Travel
Research in Lodging Outlook:



                                                            1992       1993       1994
                                                           ------     ------     ------
        INITIAL HOTELS:
             Occupancy...................................    76.2%      80.1%      81.1%
             ADR.........................................  $58.41     $62.07     $66.65
             REVPAR......................................  $44.53     $49.70     $54.05
        AVERAGES FOR U.S. HOTELS:
             Occupancy...................................    61.8%      63.1%      65.2%
             ADR.........................................  $59.30     $61.17     $63.63
             REVPAR......................................  $36.65     $38.60     $41.49


                  THE INITIAL LEASES AND MANAGEMENT AGREEMENTS


     The principal features of the Initial Leases and the Management Agreements are as follows:

     - All of the Initial Leases are subject to cross default provisions.

     - The term of the Initial Leases expires in December 2006. Thereafter, Host has the option to renew for one seven year term and three consecutive ten year terms. Renewal options may only be exercised on an all or none basis for all of the Initial Hotels.


     - The Initial Leases require the payment of both base and percentage rent. The base rent for the Initial Hotels is $32.9 million per annum. Percentage rent payable to the Company is 5% of Total Hotel Sales from combined operations of the Initial Hotels in excess of Total Hotel Sales during 1994. Total Hotel

       Sales for the 37 Initial Hotels were $120.9 million in 1994 compared with $113.4 million in 1993, a 6.7% increase.



     - Both the Initial Leases and the Management Agreements require that the FF&E Reserve be set aside for replacements and refurbishments of the Initial Hotels. The FF&E Reserve belongs to the Company, is funded at 5% of Total Hotel Sales of the Initial Hotels and is in addition to base rent and percentage rent; it may only be spent by Host or Marriott for capitalized improvements to, and replacements and refurbishments of, the Initial Hotels. Based on 1994 Total Hotel Sales of the Initial Hotels, the annual contribution to the FF&E Reserve would have been $1,172 per guest room. The Company believes this level of available funding will be sufficient to maintain the quality, appearance and market competitiveness of the Initial Hotels.



     - A Security Deposit equal to a full year's base rent, $32.9 million, has been retained by the Company as security for Host's obligations under the Initial Leases. Provided that Host does not default under the Initial Leases, the Company will repay the Security Deposit to Host at the expiration of the term of the Initial Leases, including renewal terms. No interest will be paid by the Company on the Security Deposit.



     - The Initial Leases are net leases requiring Host to pay all operating expenses, including taxes and insurance. Under the Management Agreements, substantially all of Host's operating responsibilities have been delegated to Marriott. The Management Agreements require Marriott to maintain and repair the Initial Hotels, establish room rates, prices and charges, arrange for and supervise advertising, obtain permits and licenses, recruit, supervise and direct employees and cause Courtyard by Marriott[R] chain services to be provided to the Initial Hotels.



     - The Management Agreements may be canceled by Host (with the consent of the Company) on a hotel by hotel basis if specified performance levels are not achieved by Marriott. In the event that Host terminates a Management Agreement, the Company would no longer have access to the Courtyard by Marriott[R] brand name and Marriott's hotel reservation network and other marketing programs with respect to the applicable Initial Hotel, unless Host or a successor Manager obtains a franchise for such hotel from Marriott. The Management Agreements are not subject to cross default. The Company believes that the fees payable under the Management Agreements would be sufficient to attract a successor Manager if a Management Agreement were terminated.


     - The Management Agreements expire in December 2013. Thereafter, they may be renewed by Marriott for three consecutive ten year terms. All such renewals may only be exercised on an all or none basis for all of the Initial Hotels.


     - Management fees will be paid to Marriott by Host for operation of the Initial Hotels and include a base fee equal to 2% of Total Hotel Sales and an incentive fee calculated based on a percentage of Available Cash Flow (as defined in the Management Agreements). Under the terms of the Management Agreements, both base and incentive management fees are effectively subordinated to base rent due under the Initial Leases because base management fees (which are payable for each Initial Hotel on an individual basis) are deferred in any year in which Operating Profit (as defined in the Management Agreements) is not sufficient to pay base rent for such Initial Hotel in full and incentive management fees (which are payable for all Initial Hotels on a combined basis) are payable only after base rent obligations under the Initial Leases have been paid in full. Based on the pro forma Total Hotel Sales and Available Cash Flow at the Initial Hotels for the year ended December 30, 1994, the base fee and incentive fee payable to Marriott for the operation of the Initial Hotels under the Management Agreements would have been $2.4 million and $3.4 million, respectively.

     - As owner and lessor of the Initial Hotels, the Company is entitled to base rent and percentage rent under the Initial Leases. For the 52 week period ended June 16, 1995, Host's pro forma income before income taxes, rent, subordinated management fees and the FF&E Reserve exceeded pro forma base rent due to the Company by $18.2 million, or coverage of 1.55 times the base rent; Host's pro forma income before income taxes, rent and subordinated management fees and after deduction of the FF&E Reserve exceeded pro forma base rent due to the Company by $12.0 million, or coverage of 1.37 times.



                            FORMATION OF THE COMPANY



     The Company is currently a wholly owned subsidiary of HRP. In March 1995, the Company acquired 21 of the Initial Hotels for $179.4 million. Substantially all of the funding for this acquisition, including start up, closing and option costs, was provided to the Company by HRP as a demand loan (the "HRP Loan"). In addition to the HRP Loan, HRP purchased 40,000 Shares for $1.0 million ($25.00 per Share). Upon completion of this Offering, the additional 16 Initial Hotels will be purchased by the Company for $149.6 million, HRP will purchase directly from the Company an additional 3,960,000 Shares at $25.00 per Share by cancelling $99.0 million of the HRP Loan and Advisors will purchase directly from the Company 250,000 Shares at $25.00 per Share. The Company has accepted a commitment for the Acquisition Line which is expected to close concurrently with the completion of this Offering. The net proceeds of this Offering, the sale of Shares to Advisors and amounts drawn under the Acquisition Line will be used to purchase the additional 16 Initial Hotels and to repay the remaining balance on the HRP Loan. At the conclusion of these transactions, the ownership structure of the Company will be as follows:


- -------------------------------------------------------
  Public Shareholders    7,500,000 Shares       (63.8%)
  HRP                    4,000,000 Shares       (34.1%)
  Advisors                 250,000 Shares        (2.1%)
- -------------------------------------------------------
- -------------------------------------------------------
                  The Company
- -------------------------------------------------------
- -------------------------------------------------------
Ownership of 37 Courtyard by Marriott[R] Hotels
- -------------------------------------------------------

        -------------          -------------
           Leased                 Managed
             to                     by
            Host                 Marriott
        -------------          -------------


                          BENEFITS TO HRP AND ADVISORS

     In connection with the completion of this Offering and the other transactions to be consummated in connection with the completion of this Offering, HRP and Advisors will receive the following benefits:



     - HRP will receive $64.3 million in cash in partial repayment of the HRP Loan.


     - HRP will purchase 3,960,000 Shares by cancelling $99.0 million of the HRP Loan (a purchase price of $25.00 per Share).


     - Advisors will purchase 250,000 Shares at $25.00 per Share in cash.


     - Advisors will enter into the Advisory Agreement with the Company under which it will earn advisory fees. The fee payable to Advisors during the initial term of the Advisory Agreement through

      December 31, 1995 (assuming no new investments by the Company during that period) will be approximately $806,000. Messrs. Portnoy and Martin are Managing Trustees of the Company, Managing Trustees of HRP and each is a Director and a 50% owner of Advisors. See "Advisors and the Advisory Agreement."



                                  THE OFFERING

     All of the Shares offered hereby are being sold by the Company.




Shares offered.................................  7,500,000 Shares
Concurrent offering to HRP and Advisors........  4,210,000 Shares
Shares to be outstanding after this Offering
  and the concurrent offering(1)...............  11,750,000 Shares
Use of proceeds................................  Acquisition of the additional 16 Initial
                                                 Hotels, repayment of a portion of the HRP
                                                 Loan, payment of certain expenses associated
                                                 with this Offering and for working capital
                                                 and other general purposes, including future
                                                 acquisitions.
NYSE symbol....................................  HPT

- ------------------------------
(1) Includes 40,000 Shares owned by HRP prior to this Offering.


                              DISTRIBUTION POLICY

     The Company intends to make regular quarterly distributions beginning with the quarter ended September 30, 1995 at the initial rate of $0.55 per Share, or $2.20 per annum. Based upon the range of estimated public offering prices set forth on the cover of this Prospectus, the initial distribution yield will be between 8.46% and 9.17% per annum. The first distribution, for the period from the completion of this Offering through September 30, 1995, is expected to be
$     per Share. The Company does not intend to reduce the initial distribution rate if the Underwriters' overallotment option is exercised. The initial annual distribution represents approximately 89.8% of the Company's pro forma Cash Available for Distribution for the twelve months ended June 30, 1995. See "Distribution Policy."


                                   TAX STATUS


     The Company will elect to be taxed as a REIT under the Code beginning with its taxable year ending December 31, 1995. If the Company qualifies for taxation as a REIT, then under current federal income tax law the Company generally will not be taxed on income it distributes to its shareholders so long as it distributes at least 95% of its annual net taxable income and satisfies a number of organizational and operational requirements to which REITs are subject. Even if the Company qualifies for taxation as a REIT, the Company will be subject to certain state and local taxes on its income and property. See "Federal Income Tax Considerations."

          SUMMARY PRO FORMA AND SELECTED FINANCIAL AND OPERATING DATA



     The following table sets forth summary selected financial and operating data on a pro forma basis for the Company for the six months ended June 30, 1994 and June 30, 1995 and as of and for the 12 months ended June 30, 1995 and for the year ended December 31, 1994. The pro forma data are unaudited and are presented as if: (i) this Offering and the concurrent offering; (ii) the acquisition of the Initial Hotels; (iii) the repayment of the HRP Loan; (iv) the initial borrowing under the Acquisition Line; (v) the commencement of the Initial Leases; and (vi) certain other transactions described in the notes to the pro forma financial statements included elsewhere in this Prospectus have been consummated as of the date or for the periods presented. The pro forma data are not necessarily indicative of what the actual financial position or results of operations would have been as of the dates or for the periods indicated, nor do they purport to represent the financial position or results of operations for future periods. The following summary selected financial and operating data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus. Historical data are not presented because the Company was recently formed and the information is not material.


                          HOSPITALITY PROPERTIES TRUST
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                     YEAR ENDED       12 MONTHS ENDED   SIX MONTHS ENDED   SIX MONTHS ENDED
                                  DECEMBER 31, 1994    JUNE 30, 1995     JUNE 30, 1994      JUNE 30, 1995
                                  -----------------   ---------------   ----------------   ----------------
OPERATING DATA:
Revenues:
  Base rent.....................       $32,900            $32,900           $ 16,450           $ 16,450
  Percentage rent...............            --                166                 --                166
  FF&E Reserve..................         6,045              6,211              3,037              3,203
Expenses:
  Interest......................         1,882              1,882                941                941
  Depreciation..................         9,011              9,011              4,506              4,506
  General, administrative and
     advisory...................         2,549              2,549              1,275              1,275
                                  -----------------   ---------------   ----------------   ----------------
     Net income.................       $25,503            $25,835           $ 12,765           $ 13,097
                                  =============       =============     =============      =============
     Net income per Share(1)....       $  2.17            $  2.20           $   1.09           $   1.11
                                  =============       =============     =============      =============



                                                                                 AS OF
                                                                             JUNE 30, 1995
                                                                            ----------------
BALANCE SHEET DATA:
  Real estate properties, net.............................................       $328,256
  Total assets............................................................        335,915
  Total debt..............................................................         23,400
  Shareholders' equity....................................................        278,350



                                     YEAR ENDED       12 MONTHS ENDED   SIX MONTHS ENDED   SIX MONTHS ENDED
                                  DECEMBER 31, 1994    JUNE 30, 1995     JUNE 30, 1994      JUNE 30, 1995
                                  -----------------   ---------------   ----------------   ----------------
OTHER DATA:
  Funds From Operations(2)......       $34,514            $34,846           $ 17,271           $ 17,603
  Cash Available for
     Distribution(3)............        28,625             28,791             14,312             14,478
  Cash provided by operating
     activities(4)..............        34,670             35,002             17,349             17,681
  Cash used in investing
     activities(5)..............         6,045              6,211              3,037              3,203
  Cash used in financing
     activities --
     distributions(6)...........        25,850             25,850             12,925             12,925

- ------------------------------

(1) All per Share calculations are based on 11,750,000 Shares outstanding.



(2) Management and industry analysts consider Funds From Operations (as defined herein) to be a measure of the financial performance of an equity REIT that provides a relevant basis for comparison among REITs and Funds From Operations is presented to assist investors in analyzing the performance of the Company. The Company's Funds From Operations represents net income (computed in accordance with GAAP), before real estate depreciation and amortization (excluding deferred financing costs). Funds From Operations does not represent cash flows from operating activities (as determined in accordance with GAAP) and should not be considered an alternative to net income as an indicator of the Company's financial performance or to cash flows from operating activities as a measure of liquidity.



(3) Cash Available for Distribution is Funds From Operations plus amortization of deferred financing costs less the rental income arising from amounts periodically escrowed in the FF&E Reserve. The Company believes that the proper measure of its performance should take into account a reduction in Funds From Operations for the FF&E Reserve (which is recorded as rental income under GAAP) because the FF&E Reserve is required to be escrowed and is expected to be used for renovations and refurbishment of the Initial Hotels.



(4) Represents net income plus depreciation and amortization of deferred financing costs. Such amounts exclude cash provided by (used in) operating activities due to changes in working capital resulting from changes in current assets and current liabilities. The Company does not believe that these excluded items are material to net cash provided by operating activities.



(5) Represents contributions to the FF&E Reserve which are expected to equal improvements and additions to Hotel Properties.



(6) Represents pro forma distributions to be paid based upon the estimated initial annual distribution of $2.20 per Share and 11,750,000 Shares outstanding. No scheduled principal payments are required under the Acquisition Line until its maturity 18 months after the completion of this Offering.


     The following table sets forth summary selected historical financial and operating data of the 37 Initial Hotels for the fiscal years 1992, 1993 and 1994 which have been derived from audited financial statements included elsewhere in this Prospectus. The following table also sets forth summary selected financial and operating data on a pro forma basis for Host for the fiscal year ended
December 30, 1994, the 52 weeks ended June 16, 1995 and the 24 weeks ended June
17, 1994 and June 16, 1995. The pro forma data are unaudited and are presented as if: (i) this Offering and the concurrent offering; (ii) the acquisition of the Initial Hotels; (iii) the commencement of the Initial Leases; and (iv) certain other transactions described in the notes to the pro forma financial statements included elsewhere in this Prospectus have been consummated as of January 1, 1994. The pro forma data are not necessarily indicative of what the actual results of operations would have been for the periods indicated, nor do they purport to represent the results of operations for future periods. The following summary selected financial information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.


                                                                     COMBINED INITIAL HOTELS/HOST
                                             -----------------------------------------------------------------------------
                                                                        (DOLLARS IN THOUSANDS)
                                                      FISCAL YEARS                             PRO FORMA
                                             ------------------------------   --------------------------------------------
                                                                              FISCAL YEAR   52 WEEKS   24 WEEKS   24 WEEKS
                                                                                 ENDED       ENDED      ENDED      ENDED
                                               1992       1993       1994      12/30/94     6/16/95    6/17/94    6/16/95
                                             --------   --------   --------   -----------   --------   --------   --------
OPERATING DATA:
  Total Hotel Sales(1).....................  $103,744   $113,356   $120,897     $120,897    $123,976   $56,068    $59,147
                                             ========   ========   ========     ========    ========   =======    =======
  Revenues.................................  $ 41,969   $ 49,850   $ 58,186     $ 58,186    $ 60,634   $27,339    $30,025
  Expenses:
    Depreciation...........................    17,422     16,428     14,515           --         --         --         --
    Base rent..............................        --         --         --       32,900     32,900     16,450     16,450
    Percentage rent........................        --         --         --           --        154         --        154
    FF&E contribution expense..............        --         --         --        6,045      6,199      2,803      2,957
    Base management fee....................        --         --         --        2,418      2,480      1,121      1,183
    Incentive management fee...............        --         --      2,825        3,384      4,775        507      1,907
    Other, net.............................     9,529     10,405      9,672        8,298      8,125      4,719      4,528
                                             --------   --------   --------     --------    -------    -------    -------
  Revenues over expenses excluding income
    taxes(2)...............................  $ 15,018   $ 23,017   $ 31,174     $  5,141    $ 6,001    $ 1,739    $ 2,846
                                             ========   ========   ========     ========    ========   =======    =======

- ------------------------------
(1) Total Hotel Sales are presented above for the purpose of providing supplemental information regarding the gross sales volume of the Initial Hotels.

(2) The 1993 revenues over expenses excluding income taxes also excludes cumulative effect of change in accounting for assets held for sale of $14.5 million. See Notes to Combined Financial Statements of the Initial Hotels.

                                  RISK FACTORS


     Prospective investors should carefully consider the following information in conjunction with the other information contained in this Prospectus before purchasing Shares in this Offering.



TAX RISKS



  REIT QUALIFICATION

     The Company intends to operate so as to qualify as a REIT under the Code, commencing with its taxable year ending December 31, 1995. The Company has not requested, and does not expect to request, a ruling from the Internal Revenue Service (the "Service") regarding its status as a REIT. Qualification as a REIT involves the application of technical and complex provisions of the Code for which there are only limited judicial or administrative interpretations. The determination of various factual matters and circumstances not entirely within the Company's control may affect its ability to qualify as a REIT, including default by a Lessee under, and a termination of, a Lease. In addition, no assurance can be given that legislation, regulations, administrative interpretations or court decisions will not significantly change the rules applicable to the Company with respect to its qualification as a REIT or the federal income tax consequences of such qualification.



     Prior to the completion of the Offering, the Company will receive an opinion of Sullivan & Worcester that, based on the assumptions that the Leases, the Company's Declaration and Bylaws and all other documents to which the Company is a party will be complied with by all parties thereto, and upon certain representations of the Company, the Company will qualify as a REIT under the Code. Investors should be aware, however, that opinions of counsel are not binding on the Service or a court. The continued qualification of the Company as a REIT will depend on the Company's continuing ability to meet various requirements concerning, among other things, the ownership of its outstanding stock, the nature of its assets, the sources of its income and the amount of its distributions to shareholders.



     If the Company were to fail to qualify as a REIT in any taxable year, the Company would not be allowed a deduction for distributions to shareholders in computing its taxable income and would be subject to federal income tax (including any applicable minimum tax) on its taxable income at regular corporate rates. Unless entitled to relief under certain Code provisions, the Company also would be disqualified from treatment as a REIT for the four taxable years following the year during which qualification was lost. As a result, distributions to shareholders could be materially adversely affected for each of the years involved. Although the Company currently intends to operate in a manner designed to qualify as a REIT, it is possible that future economic, market, legal, tax or other considerations may cause the Board of Trustees, with the consent of two thirds of the shareholders, to revoke the REIT election. See "Federal Income Tax Considerations" and "Summary of the Declaration of Trust."



  LOSS OF REIT QUALIFICATION UNDER CERTAIN CIRCUMSTANCES

     If Host were to default on its obligations under any Initial Lease for an Initial Hotel, Marriott was not available to manage the Initial Hotel upon termination of Host's leasehold interest therein, or the Company was unable to find a replacement Lessee within 90 days of such termination or was unable to find an independent contractor to manage such Initial Hotel, the gross income from hotel operations conducted by the Company from such Initial Hotel would not qualify as gross income necessary to maintain REIT status. In the event that the Company did not generate qualifying gross income from other sources sufficient to enable it to meet the REIT requirements, the Company would fail to qualify as a REIT.



  DISTRIBUTIONS TO SHAREHOLDERS

     In order to qualify as a REIT, the Company generally will be required each year to distribute to its shareholders at least 95% of its net taxable income (excluding any net capital gains). The Company intends to make distributions to its shareholders to comply with the 95% distribution requirement. Differences in timing between taxable income and the receipt of amounts available for distribution could require the Company to borrow funds to meet the 95% distribution requirement. See "Federal Income Tax Considerations -- Taxation of the Company -- Annual Distribution Requirements." For example, the Company could recognize non-cash taxable income for REIT purposes in circumstances where it determined to exercise offset rights against the Security Deposit in response to delays in payment of rent by Host under the Initial Leases. For more information relating to such offset rights and the Security Deposit, see "-- Risks Relating to Initial Hotels -- Security Deposit" and "The Initial Leases -- Security Deposit." In addition, funds allocated to the FF&E Reserve under the Initial Leases will be deemed to be taxable income of the Company for REIT purposes even though the funds will be used to finance capital expenditures relating to the Initial Hotels and will be escrowed.



RISKS RELATING TO OPERATIONS OF THE COMPANY



  INABILITY TO OPERATE THE HOTEL PROPERTIES

     Consistent with its status as a REIT, the Company will not be able to operate the Hotel Properties directly. As a result, the Company will be unable to make and implement strategic business decisions with respect to the Hotel Properties, such as decisions with respect to the repositioning of the franchise or license of a Hotel Property, the redevelopment of a Hotel Property's food and beverage operations and other similar decisions, even if such decisions were in the best interests of the Company. Any inability of Marriott or any future Managers properly to manage the Initial Hotels could have a material adverse effect on the Company's ability to make distributions to its shareholders. Moreover, Marriott and its affiliates are not restricted from operating branded hotels (except other Courtyard by Marriott[R] hotels until September 25, 1999) in the market areas of the Initial Hotels. In addition, upon termination of a Lease, the effect of the tax rules may be to limit the period during which the Company could operate (whether directly or through an independent contractor) consistent with its REIT status. This restriction might cause the Company to enter into a Lease with a new Lessee on terms and conditions which are less favorable to it than if the Company were not subject to this restriction. See "Federal Income Tax Considerations -- Taxation of the Company -- Foreclosure Property."



  CONFLICTS OF INTEREST

     Advisors acts as the investment advisor to the Company and to HRP and also has other business interests. Advisors will not be able to devote all of its business time and resources to the Company and conflicts could arise with respect to the allocation of its business time and resources. Advisors will perform management and advisory services for the Company including evaluating investment opportunities and administering the day-to-day operations of the Company. See "Advisors and the Advisory Agreement -- The Advisory Agreement." Although HRP has stated that it has no current intention to purchase or finance any additional hotel properties, a conflict could develop should HRP change its investment policies and determine to increase its investments in hotel properties. Messrs. Portnoy and Martin are Managing Trustees of HRP, Managing Trustees of the Company and each is a Director and 50% shareholder of Advisors. Mr. Portnoy is a partner in the firm of Sullivan & Worcester, which acts as counsel to the Company, HRP, Advisors and affiliates of each of the foregoing. To address the foregoing potential conflicts of interest and competing time demands, the Declaration provides that a majority of the Company's Trustees will be Independent Trustees. Advisors intends that Mr. Murray and certain other employees of Advisors will devote substantially all of their business time to the Company. In addition, pursuant to the Advisory Agreement, Advisors and Messrs. Portnoy and Martin have agreed not to provide advisory services to, or serve as directors or officers of, any other REIT which is principally engaged in the business of ownership of hotel properties or to make competitive direct investments in hotel facilities without, in each case, the consent of the Independent Trustees. The terms of the Advisory Agreement were not determined by arms' length negotiations. Finally, Advisors and Messrs. Portnoy and Martin will be required by applicable law to act in accordance with their fiduciary responsibilities to the Company. See "Policies with Respect to Certain Activities -- Conflict of Interest Policies."



  BENEFITS TO HRP AND ADVISORS

     In connection with the completion of this Offering and the other transactions to be consummated in connection with the completion of this Offering, HRP and Advisors will receive the following benefits:


     - HRP will receive $64.3 million in cash in partial repayment of the HRP Loan.

     - HRP will purchase 3,960,000 Shares by cancelling $99.0 million of the HRP Loan (a purchase price of $25.00 per Share).



     - Advisors will purchase 250,000 Shares at $25.00 per Share in cash.



     - Advisors will enter into the Advisory Agreement with the Company under which it will earn advisory fees. The fee payable to Advisors during the initial term of the Advisory Agreement through December 31, 1995 (assuming no new investments by the Company during that period) will be approximately $806,000. Messrs. Portnoy and Martin are Managing Trustees of the Company, Managing Trustees of HRP and each is a Director and a 50% owner of Advisors. See "Advisors and the Advisory Agreement."



  LIMITED OPERATING HISTORY



     The Company has been recently organized and has a limited operating history. Although HRP and Advisors have extensive experience operating a REIT, they have only limited experience in operating a hotel properties REIT and no experience in the hotel industry. Accordingly, there can be no assurance that the Company will be able to generate sufficient revenues from operations to make distributions to shareholders and the Company will be subject to all risks generally associated with the formation of a new business.



  DEPENDENCE ON KEY PERSONNEL



     The Company is an advised REIT and the success of the Company is highly dependent on the efforts and abilities of its Managing Trustees, its officers and Advisors. The loss of their services could have a material adverse effect on the Company's business and results of operations, including its ability to implement its business strategy. Although these individuals and Advisors have extensive experience operating a REIT, they have no experience in the hotel industry (other than in connection with the acquisition by HRP of the 21 Initial Hotels in March 1995). Although Mr. John G. Murray, the Company's Treasurer and Chief Financial Officer, is expected to devote substantially all of his business time to the Company, neither Advisors nor the Managing Trustees will devote all of their business time to the Company.



  INITIAL DEPENDENCE ON SINGLE LESSEE AND SINGLE MANAGER



     All of the Initial Hotels are leased to Host and managed by Marriott. In order to generate revenues to enable it to make distributions to shareholders, the Company will rely on the ability of Host to make rent payments and perform (or cause Marriott to perform) its other obligations under the Initial Leases. Any inability of Host to make timely rent payments or of Host or Marriott (as the Initial Manager of the Initial Hotels) to otherwise perform obligations arising under the Initial Leases could have a material adverse effect on the Company's ability to make distributions to shareholders. In addition, each Initial Lease is cross defaulted with all other Initial Leases. Termination of an Initial Lease after default will not terminate the Management Agreement with respect to the applicable Initial Hotel unless there are also defaults under such Management Agreement. After termination of an Initial Lease, the Company may re-lease or sell the applicable Initial Hotel, subject to the applicable Management Agreement (unless also terminated as a result of default thereunder), and seek recovery of damages from Host. Host is a limited purpose entity which has been recently formed for the purpose of leasing the Initial Hotels. Although Host is required to maintain a minimum net worth (defined to exclude deferred gains) equal to one year's base rent under the Initial Leases, the Security Deposit will be counted toward satisfaction of this net worth requirement and there is no requirement that Host maintain any specified amount of liquid assets. Host is also permitted to pay dividends at any time provided no default exists or would be created under the Initial Leases. As a result, there can be no assurance that the Company would be able to obtain recoveries (other than reductions in the Security Deposit) against Host in the event of a default under the Initial Leases.

  RISKS OF LEVERAGE



     The Company currently intends not to have debt for borrowed money in excess of 50% of its total market capitalization (i.e., market value of outstanding equity plus total debt). The organizational documents of the Company, however, do not contain any limitation on the amount of indebtedness the Company may incur. Accordingly, the Board of Trustees could alter or eliminate the current policy on borrowing at any time. If this policy were changed, the Company could become more highly leveraged, resulting in an increase in debt service that could adversely affect the Company's ability to make distributions to shareholders and in an increased risk of default on the Company's obligations. Upon completion of this Offering, the Company expects to have indebtedness for borrowed money in the amount of $23.4 million under the Acquisition Line and $176.6 million available to be drawn under the Acquisition Line for future investments (there will be no debt for borrowed money outstanding if the Underwriters' overallotment option is exercised in full).



  CHANGE IN POLICIES WITHOUT SHAREHOLDER APPROVAL



     The major policies of the Company, including its policies with respect to acquisitions, investments, financing, growth, operations, dispositions, capitalization and distributions, will be determined by its Board of Trustees. The Board of Trustees may amend or revise these and other policies from time to time without a vote of the shareholders of the Company. Accordingly, shareholders will have limited ability to effect changes in policies of the Company (other than its policy of maintaining qualification as a REIT and certain extraordinary transactions) and changes in the Company's policies may not fully serve the interests of all shareholders. See "Policies with Respect to Certain Activities."



  INSUFFICIENT CASH AVAILABLE FOR DISTRIBUTIONS



     The Company's distributions to shareholders during the 12 months following the completion of this Offering are expected to be $2.20 per Share, which represents approximately 89.8% of the Company's pro forma Cash Available for Distribution for the 12 months ended June 30, 1995. See "Distribution Policy." If the Company were to incur significant unanticipated cash expenditures or experience reductions in cash revenues, it might not be able to make expected distributions or may be required to borrow funds to make distributions sufficient to fulfill applicable requirements to maintain its REIT status. Any failure to make, or any reduction in, expected distributions could result in a decrease in the market price of the Shares.



RISKS RELATING TO INITIAL HOTELS



  INITIAL DEPENDENCE ON SINGLE BRAND NAME



     Each of the Initial Hotels is marketed as a Courtyard by Marriott[R] hotel. The Courtyard by Marriott[R] brand name is owned by affiliates of Marriott International, Inc. and as of December 31, 1994 there were 227 Courtyard by Marriott[R] hotels (including the Initial Hotels) located throughout the United States. Although the Company intends to seek diversification of its lodging properties, any degradation or adverse market developments relating to the Courtyard by Marriott[R] brand name could adversely affect the results of operations of the Company's Initial Hotels and the ability of Host to make rent payments. In the event of a termination of a Management Agreement, the Company would no longer have access to the Courtyard by Marriott[R] brand name and Marriott's hotel reservation network and other marketing programs with respect to the applicable Initial Hotel.



  SECURITY DEPOSIT



     The $32.9 million Security Deposit retained by the Company as security for Host's obligations under the Initial Leases will not be escrowed and will be used by the Company for general purposes. Provided Host does not default under the Initial Leases, the Security Deposit will be repayable by the Company to Host upon the expiration of the Initial Leases, including renewal terms. The Company will record any reductions to the Security Deposit resulting from failure by Host to make rent payments as non-cash income of the Company for REIT qualification purposes. Accordingly, funds represented by the Security Deposit may not be available to the Company when they are required to be repaid to Host or to satisfy Host's obligations in the event of a default under the Initial Leases. Moreover, the Company may be required to borrow to make required distributions to shareholders with respect to non-cash rental income to the extent necessary to maintain its REIT status under the Code.



  ACQUISITION RISKS



     In connection with the acquisition of the Initial Hotels, the Sellers have made certain representations, warranties and covenants to the Company with respect to the Initial Hotels and have agreed to indemnify the Company against losses resulting from breaches of such representations and warranties for a one year period. The obligations of the Sellers under the Purchase Agreement are guaranteed by Host Marriott Corporation. The Purchase-Sale and Option Agreement among the Sellers and the Company (the "Purchase Agreement"), however, does not require Host Marriott Corporation or the Sellers to retain any proceeds of the sale of the Initial Hotels or maintain a specified level of minimum net worth. As a result, there can be no assurance that the Company would be able to obtain recoveries against Host Marriott Corporation or the Sellers in the event an indemnifiable event were to occur.



     As is customary in comparable real estate transactions, the Company will obtain title insurance against losses from certain defects in title relating to the Initial Hotels. If there were a defect in title to an Initial Hotel, however, there could be no assurance that the Company would be able to obtain recoveries under the title insurance policies or that any proceeds so recovered or replacement properties that may be acquired with any such proceeds would provide returns at the level of the Initial Hotel they were intended to replace.



  INSURANCE



     Each of the Initial Leases specifies that comprehensive insurance is to be maintained, at the expense of Host (except to the extent maintained by Marriott pursuant to the Management Agreements), including liability and commercial property insurance of the types and amounts customarily obtained by owners of comparable hotel properties. The Management Agreements also provide for the maintenance of certain insurance as an operating expense of the Initial Hotels. In the event of a substantial insured casualty or loss, however, the insurance proceeds may not be sufficient to pay the full current market value or current replacement cost of the insured Hotel Property. In such event, unless Host elects to fund the amount of the deficiency, in order to prevent termination of the applicable Initial Lease, the Company will be required to advance funds to finance the deficiency and base rent will increase at a rate of 10% per annum of the amount advanced.



     The property underlying five of the Initial Hotels will be leased under long term ground leases, the terms of which obligate the Company to maintain insurance, to restore the premises following a casualty or taking and to apply in a specified manner any proceeds received by the Company in connection therewith. Although each Initial Lease generally provides that Host is to perform these obligations, the Company may have to restore the premises if a material casualty occurs prior to the last five years of the ground lease term and Host has terminated the Initial Lease by reason of such casualty, even if insufficient proceeds have been received to effect such restoration. See "The Initial Leases -- Damage, Destruction or Condemnation."



     There are certain types of losses, such as earthquakes, hurricanes, floods and other acts of God, that may not be insurable or insurable on economically viable terms. For example, four of the Initial Hotels are located in California where earthquake insurance currently is not available at economically viable rates. The Company and Host have agreed that if the Initial Hotels located in California sustain earthquake related losses, Host will repair nonmaterial losses and Host may elect to repair or abandon any property with a material loss; if Host repairs and requests financing for such repairs, the Company will finance all such repairs made by Host to such properties and base rent will increase at the rate of 10% per annum of the amount financed; if Host elects to abandon a property with a material loss, it must pay to the Company an amount equal to the lesser of: (i) the base rent for the applicable Initial Hotel for the balance of the lease term; (ii) the then outstanding amount of the Security Deposit; and (iii) $16.5 million.

  FF&E RESERVE



     Pursuant to the Initial Leases, periodic payments into the FF&E Reserve will be deemed to be restricted cash rent to the Company. Although the Company anticipates that it will have sufficient cash available to make distributions required under the REIT rules, the existence of non-cash income could make it necessary for the Company to make distributions in excess of Cash Available for Distribution in order to maintain its REIT status under the Code. See "-- Tax Risks -- Distributions to Shareholders."



  GROUND LEASES



     Rights to use the land underlying five of the Initial Hotels will be leased under long term ground leases. Under the Initial Leases, Host will be responsible for paying directly to the ground lessors all rents due under the ground leases and for complying with substantially all other obligations under the ground leases. The terms of the ground leases expire between 2039 and 2067, including renewal terms; however, one ground lease may be terminated by the ground lessor at any time after January 1, 1999, provided certain conditions are satisfied including compliance with the Company's right of first refusal and payment to the Company of the fair market value of the Company's interest under the ground lease. If a ground lease terminates, the Initial Lease with respect to the Initial Hotels on such ground leased land will also terminate. Rent payable under the ground leases is generally calculated as a percentage of hotel revenues. Four of the five ground leases require minimum annual rent ranging from approximately $90,000 to $500,000 per year. If Host (or any successor Lessee) does not perform the Company's obligations under or elects not to renew the ground leases, the Company must perform such obligations or renew such ground leases in order to protect its investments in the Initial Hotels. Any pledge of the Company's interests in a ground lease may also require the consent of the applicable ground lessor and the lenders thereto. See "The Initial
Leases -- Ground Lease Terms."



SHARE OWNERSHIP RISKS



  CONCENTRATION OF OWNERSHIP



     Upon completion of this Offering and the concurrent offering to HRP and Advisors, HRP will own 34.1% and Advisors will own 2.1% of the Company's outstanding Shares. Accordingly, HRP alone, and HRP and Advisors collectively, will have significant influence over the Company, including the power to control the outcome of certain corporate transactions or other matters submitted to the shareholders for approval, including mergers, consolidations or the sales of all or substantially all of the Company's assets, and to prevent or cause a change in control of the Company. Such influence may result in Company decisions which may not fully serve the best interests of all shareholders. See "Principal Shareholders."



  OWNERSHIP LIMITATION AND ANTITAKEOVER PROVISIONS



     The Declaration prohibits ownership of more than 9.8% of the Shares by any shareholder or affiliated group of shareholders, except HRP, Advisors and certain other entities (the "Ownership Limitation"). The Ownership Limitation may (i) have the effect of precluding acquisition of control of the Company by a third party without the consent of the Board of Trustees even if a change in control were in the interests of shareholders and (ii) limit the opportunity for shareholders to receive a premium for their Shares that might otherwise exist if an investor were attempting to assemble a block of Shares in excess of 9.8% of the outstanding Shares or otherwise to effect a change in control of the Company. A transfer of Shares to a person who, as a result of the transfer, violates the Ownership Limitation may be void under some circumstances. The Ownership Limitation will help the Company to maintain its REIT qualification under the Code which prohibits 50% or more ownership of a REIT by five or fewer individuals or certain entities. See "Summary of the Declaration of Trust -- Restrictions on Transfer."



     The Company's Declaration and Bylaws each also contain provisions that may make it difficult to acquire control of the Company by means of a tender offer, an open market purchase, a proxy fight, or otherwise, if such acquisition is not approved by the Company's Board of Trustees. In addition to the Ownership Limitation, provisions that may have an antitakeover effect include: (i) a staggered Board of Trustees with three separate classes; (ii) the availability of preferred shares of beneficial interest which may be issued by the

Board of Trustees and the terms of which may be established by the Board of Trustees; (iii) the inability of the shareholders to act by written consent; and
(iv) advance notice procedures with respect to shareholder nominations of Trustees and shareholder proposals. See "Summary of the Declaration of Trust -- Antitakeover Provisions."



EFFECTS OF VARIOUS FACTORS ON SHARE PRICE



  LACK OF PRIOR MARKET FOR THE SHARES



     Prior to this Offering there has been no public market for the Shares. Although the Shares have been approved for listing on the NYSE subject to official notice of issuance, there can be no assurance that an active trading market for the Shares will develop. In addition, the initial public offering price may not be indicative of the market price of the Shares after this Offering. See "Underwriting" for a discussion of factors considered in establishing the initial public offering price.



  INCREASES IN INTEREST RATES



     The annual yield from distributions by the Company on the Shares likely will influence the market price of the Shares. Accordingly, increases in market interest rates, which may result in higher yields on other financial instruments, could adversely affect the market price of the Shares. In addition, increases in market interest rates could adversely affect the Company's ability to finance additional investments in Hotel Properties at positive spreads between its cost of funds and rent yields.



  SHARES AVAILABLE FOR FUTURE SALE



     Sales of a substantial number of Shares or the perception that such sales could occur could adversely affect the market price of the Shares. Prior to this Offering, HRP owned 40,000 Shares. Concurrently with this Offering, HRP will acquire an additional 3,960,000 Shares and Advisors will acquire 250,000 Shares. For information relating to certain "lock up" agreements relating to these Shares, see "Shares Eligible for Future Sale." There are no restrictions on the Company's ability to issue or sell Shares subsequent to completion of this Offering. In addition pursuant to the Company's Incentive Share Award Plan, up to 100,000 Shares have been reserved for issuance to Independent Trustees, officers of the Company and consultants (other than Advisors) following the completion of this Offering. See "Management -- Incentive Share Award Plan."



ASSET VALUES MAY NOT REFLECT MARKET VALUES



     The purchase prices for the Initial Hotels have been determined by arms' length negotiation between the Company and Host Marriott Corporation. There can be no assurance, however, that the purchase prices paid by the Company for the Initial Hotels reflects the fair market value of such assets or that such amounts could be realized upon any disposition of one or more of the Initial Hotels.



HOTEL INDUSTRY RISKS



  RENEWAL OF INITIAL LEASES AND RELETTING OF HOTEL PROPERTIES



     The Company will be subject to the risk that, upon expiration or termination of Leases for the Hotel Properties, the Leases may not be renewed, the Hotel Properties may not be relet or the terms of renewal or reletting (including the cost of required renovations or concessions to Lessees) may be less favorable than previous lease terms. The Initial Leases have all or none renewal provisions which may make it more likely that the Initial Leases will be renewed but if, for any reason, the Initial Leases are not renewed, the adverse consequences to the Company may be more severe as a result of the all or none renewal feature. Although Advisors may be able directly to operate the Hotel Properties for up to two years in certain circumstances, as a result of the restrictions imposed on the Company under the REIT provisions of the Code, the Company would likely not be able to operate directly any Hotel Property without thereby failing to qualify as a REIT for federal income tax purposes. See "Federal Income Tax Considerations -- Taxation of the Company -- Gross Income Tests" and "-- Foreclosure Property." In addition, a default by a Lessee under the terms of its Lease with the Company may result in the termination of such Lease. If the Company were unable promptly to enter into a new Lease for a Hotel Property to replace a defaulted Lease or if the rental rates upon such renewal or reletting were significantly lower than expected due to market conditions or other factors, then the Company's ability to make distributions to shareholders could be adversely affected.



  OPERATING RISKS

     The Company's results of operations will be affected by factors such as changes in general economic conditions, the level of demand for guest rooms and related services at the Hotel Properties, cyclical overbuilding in the hotel industry, the ability of Lessees to maintain and increase gross revenues at the Hotel Properties and other factors relating to the operation of the Hotel Properties. Other operating factors include: (i) competition; (ii) changes in regional and local population and disposable income composition; (iii) the recurring need for renovations, refurbishment and improvements of the Hotel Properties; (iv) restrictive changes in zoning and similar land use laws, or in health, safety and environmental laws; (v) changes in the characteristics of the locales in which the Hotel Properties are located by reason of relocation of nearby attractions, academic institutions or businesses; (vi) the cost and availability of property and liability insurance; (vii) seasonality; (viii) changes or cancellations in local tourist, athletic or cultural events; and (ix) changes in travel patterns which may be affected by increases in transportation costs or gasoline prices, changes in airline schedules and fares, strikes, weather patterns or relocation or construction of highways. Inflationary pressures could increase operating expenses of the Hotel Properties above expected levels. Additionally, to remain competitive, continuing expenditures must be made for modernizing, refurbishing and maintaining the Hotel Properties. If necessary expenditures with respect to the Initial Hotels exceed the amounts available in the FF&E Reserve and Host or Marriott fails to make such expenditures or request funding from the Company to make such expenditures, defaults under the Initial Leases could result and the value of, and operating revenues from, the Initial Hotels may diminish. Moreover, Leases negotiated subsequent to completion of this Offering may not contain reserve provisions comparable to the FF&E Reserve. See "The Initial Leases" and "The Management Agreements."



  COMPETITION

     The hotel industry is highly competitive. The success of a Hotel Property in its market will be dependent, in large part, upon its ability to compete with respect to access, location, quality of accommodations, room rates and, to a lesser extent, the quality and scope of other amenities such as food and beverage facilities. The Initial Hotels will compete with existing hotel facilities in their geographic markets as well as future hotels that may be developed in those geographic markets. Competition in the future may be affected by periodic overbuilding which can adversely affect occupancy, changes in local market conditions, changes in regional and local populations, changes in disposable income characteristics and changes in travel patterns and preferences. The Company expects to compete for hotel acquisition and financing opportunities with entities which may have substantially greater financial resources than the Company, including, without limitation, other publicly owned REITs, banks, insurance companies, pension plans and public and private partnerships. These entities may be able to accept more risk than the Company can prudently manage, including risks with respect to the creditworthiness of a hotel operator. Such competition may reduce the number of suitable hotel acquisition or financing opportunities offered to the Company and increase the bargaining power of property owners seeking to sell or finance their properties.



     The Management Agreements restrict the right of Marriott and its affiliates, until September 25, 1999, to own, build, operate, franchise or manage any other Courtyard by Marriott[R] hotels within a certain limited radius of the Initial Hotels. Marriott and its affiliates are not restricted from operating other branded hotels in the market areas of the Initial Hotels and, subsequent to September 25, 1999, Marriott and its affiliates could also open or manage additional Courtyard by Marriott[R] hotels in direct competition with the Initial Hotels. See "Business -- Competition."



  SEASONAL NATURE

     The hotel industry is seasonal in nature. The seasonality of the industry may, from time to time, affect the ability of Lessees to make timely rent payments under the Leases. Any inability of Lessees to make timely rent payments could adversely affect the Company's ability to make distributions to the Company's shareholders.



  FRANCHISE AGREEMENT RISKS



     Although there are no existing franchise or license agreements which currently affect the Initial Hotels, additional Hotel Properties acquired by the Company may be operated by Managers or Lessees under franchise agreements. Franchise agreements generally contain specific standards for, and restrictions and limitations on, the operation and maintenance of a hotel property in order to maintain uniformity in the system created by the franchisor. Such standards are often subject to change over time, in some cases at the discretion of the franchisor, and may restrict a franchisee's ability to make improvements or modifications to a hotel property without the consent of the franchisor. In addition, compliance with such standards could require a franchisee to incur significant expenses or capital expenditures.



REAL ESTATE INVESTMENT RISKS



  PROPERTY TAX



     Pursuant to the Initial Leases, the real property taxes applicable to the Initial Hotels will be the responsibility of Host. In addition, the Company expects that future Leases for the Hotel Properties will require the Lessees to pay all real property taxes. Real property taxes may increase or decrease as property tax rates change and as the properties are assessed or reassessed by taxing authorities. The Lessees, however, may be unable to pass through such increased taxes to their customers and substantial increases in expenses arising as a result of any such increased taxes could adversely affect the ability of the relevant Lessees to pay rent and the Company's ability to make distributions to shareholders.



  AMERICANS WITH DISABILITIES ACT



     Under Title III of the Americans with Disabilities Act of 1990, as amended ("ADA"), a hotel with more than five rooms for rent is considered both a "public accommodation" and a "commercial facility." Under the public accommodations provisions of the ADA, the Company, as owner of the Hotel Properties, will be obligated to make reasonable accommodations to patrons who have physical, mental or other disabilities. This will include the obligation to remove architectural and communication barriers at the Hotel Properties when doing so is "readily achievable" to ensure that alterations to the Hotel Properties performed after January 26, 1992 conform to the specific requirements of the ADA implementing regulations. The Initial Leases require Host to comply with the ADA. Host will generally be obligated to remedy any ADA compliance matters from the FF&E Reserve, its own funds, financing by third parties or financing provided by the Company (which will increase base rent under the Initial Leases) and the Company anticipates that future Leases will contain comparable provisions. However, any required changes involving significant expenditures could adversely affect the ability of the relevant Lessees to pay rent and the Company's ability to make distributions to shareholders.



  ACQUISITIONS



     The Company intends to pursue acquisitions of additional Hotel Properties. Acquisitions entail risks that investments will fail to perform in accordance with expectations, as well as general risks associated with any new real estate investment. In addition, the fact that the Company must distribute 95% of its net taxable income in order to maintain its qualification as a REIT will limit its ability to rely upon lease income from the Hotel Properties to finance acquisitions. As a result, if long term debt or equity financing were not available on acceptable terms to refinance acquisitions made with short term debt, further acquisitions may be curtailed or the Company's ability to make distributions to shareholders may be adversely affected.



  ENVIRONMENTAL MATTERS



     Under various environmental laws, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, in or emanating from such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances, and liability under such laws has been interpreted to be strict, meaning that liability is imposed without regard to fault. Liability under such laws has also been interpreted to be joint and several, meaning that any current or previous owner or operator or other responsible party might be liable for the entire amount of the cleanup and remediation costs for a contaminated site. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or lease the property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of asbestos containing materials ("ACMs") when these ACMs are in poor condition or when a property with ACMs is undergoing renovation or demolition. Such laws could be used to impose liability upon owners or operators of real properties for release of ACMs into the air that cause personal injury or other damage.



     Pursuant to the terms of the Purchase Agreement, the Company received a Phase I environmental assessment report from an independent environmental consultant for each of the 37 Initial Hotels. The purpose of these reports is to identify, to the extent reasonably possible and based on reasonably available information, any existing and potential conditions resulting from hazardous or toxic substances, including petroleum products and ACMs, at the Initial Hotels. See "Business -- Environmental Matters."



     The Company is aware of contaminated groundwater and soil at the Mahwah, New Jersey Initial Hotel and contaminated groundwater at the Spartanburg, South Carolina, Fountain Valley, California and Dallas, Texas Initial Hotels. In each case, the contamination appears to be associated with activities at adjacent or nearby gasoline stations. In each case, the owner or operator of the property which is the source of the contamination is conducting investigatory and remedial activities under the supervision of governmental authorities, and no such activities are presently being required of the owners or operators of the Initial Hotels. The Mahwah, New Jersey and Philadelphia, Pennsylvania Initial Hotels may have been constructed on sites at which fill materials containing hazardous substances were used, and the Woburn, Massachusetts Initial Hotel is constructed on the site of a former automobile junk yard. The Los Angeles Airport Initial Hotel has been constructed over abandoned oil and gas wells. These historical activities do not appear to adversely impact the use of these various properties, and no environmental regulatory actions are pending with regard to these properties.



     The Phoenix, Arizona Initial Hotel is located near to a state Superfund area and may be adversely affected by the contamination at this site. The Los Angeles Airport Initial Hotel is located in an area of regional groundwater contamination and may be adversely affected by the regional contamination. However, the Company does not believe that activities at either the Phoenix, Arizona or Los Angeles Airport Initial Hotel Properties are a source of the contamination in their respective areas. Adjacent to the Milford, Massachusetts Initial Hotel, there are quarries that have been used historically for dumping. Although the Company is not aware of any adverse effect on its property from this historical use of the adjacent site, it is possible that previous and future, if any, dumping of hazardous materials at the adjacent site may adversely impact the property at the Milford, Massachusetts Initial Hotel.



     The Company does not believe that these instances of on-site contamination and historical activities at the above-mentioned Initial Hotels will have a material adverse effect on the Company's business or results of operations. However, the Company cannot predict whether modifications of existing laws or regulations or the adoption of new laws or regulations or changes in the conditions of the above-mentioned or other Initial Hotels may have a material adverse effect on the Company's business or results of operations in the future.



     Except as described above, based upon the Phase I environmental assessments and the representations of the Sellers in the Purchase Agreement, the Company is not aware of any environmental condition with respect to the Initial Hotels that could have a material adverse effect on the Company's business or results of operations. No assurances can be given, however, that the Phase I environmental assessments undertaken with respect to the Initial Hotels have revealed all potential environmental liabilities, that any prior owner or operator of the real property on which the Initial Hotels are located did not create any material environmental condition not known to the Company, or that a material environmental condition does not otherwise exist as to any one or more of the Initial Hotels.



  ILLIQUIDITY OF REAL ESTATE



     Real estate investments are relatively illiquid. The ability of the Company to vary its portfolio in response to changes in economic and other conditions will be limited. There can be no assurance that the Company will be able to dispose of an investment when it finds disposition advantageous or necessary or that the sale price of any disposition will recoup or exceed the amount of the Company's investment.



  GENERAL RISKS



     The Company's investments will be subject to risks generally incident to the ownership of real property. The underlying value of the Company's real estate investments and the Company's income and ability to make distributions to shareholders will depend on the ability of the Lessees, directly or through the Managers, to operate the Hotel Properties in a manner adequate to maintain or increase revenues and to generate sufficient income in excess of operating expenses to make rent payments due under the Leases. Income from the Hotel Properties may be adversely affected by various factors, including: adverse changes in national economic conditions, local market conditions, interest rates, real estate tax rates and other operating expenses, zoning and land use laws, other governmental rules and policies, and the availability, cost and terms of borrowings; competition; the impact of present or future environmental laws; the ongoing need for capital improvements; civil unrest, acts of war, acts of God, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses); and other factors which are beyond the control of the Lessees or the Company.

                                  THE COMPANY


     The Company is a REIT formed to acquire, own and lease hotel properties throughout the United States. The Company currently owns 21 and upon completion of this Offering will acquire an additional 16 Courtyard by Marriott[R] hotels. The Initial Hotels have 5,286 guest rooms, are located in 20 states and will be acquired for $329.0 million ($62,240 per guest room). The Initial Hotels are among the newest in the Courtyard by Marriott[R] system and have an average age of five years. In 1994, the Initial Hotels had an average occupancy of 81.1% and an ADR of $66.65.


     The Company's strategy for increasing Cash Available for Distribution per Share is to provide capital to unaffiliated operators of hotel properties who wish to divest their properties while remaining in the hotel business as lessees. Most other public hotel REITs seek to control the operations of the hotel properties in which they invest by leasing the properties to affiliated tenants. The Company believes that it will have a competitive advantage over other public hotel REITs because of this difference in operating philosophy. To achieve its objectives, the Company expects to operate as follows: start with a strong capital base of shareholders' equity; invest in high quality properties operated by unaffiliated hotel operating companies; use moderate leverage to fund additional investments which increase Cash Available for Distribution per Share because of positive spreads between the Company's cost of funds and the rent yields; design leases which provide for base rents and an opportunity for the Company to participate in a percentage of gross revenues; as Cash Available for Distribution increases, periodically raise dividends; when market conditions permit, refinance debt with additional equity or long term debt; and, over time, pursue diversification so that the Company's Cash Available for Distribution to shareholders will be received from diverse properties and operators.


     As a REIT, the Company may not actively manage its hotel properties. All of the Initial Hotels will be leased by the Company to Host, a limited purpose wholly owned subsidiary of Host Marriott Corporation, and will be managed for Host by Marriott, a wholly owned subsidiary of Marriott International, Inc. The Initial Leases are for approximately 12 years with renewal options for an additional 37 years. All of the Initial Leases are subject to cross default covenants and renewal options may only be exercised by Host on an all or none basis. The Security Deposit (one year's base rent) has been retained by the Company as security for all of Host's obligations under the Initial Leases. As owner and lessor of the Initial Hotels, the Company is entitled to base rent and percentage rent under the Initial Leases. The annual rent payable to the Company under the Initial Leases totals $32.9 million in base rent plus percentage rent equal to 5% of Total Hotel Sales at the Initial Hotels in excess of Total Hotel Sales during 1994. In addition to base rent and percentage rent, the Initial Leases require that 5% of Total Hotel Sales (initially approximately $1,172 per guest room per year) be escrowed as the FF&E Reserve. The Company believes that the FF&E Reserve, which exceeds industry averages for similar properties, will be adequate to maintain the competitiveness of the Initial Hotels. The Management Agreements entered into between Marriott and Host Marriott Corporation and its affiliates with respect to the Initial Hotels prior to the purchase of the Initial Hotels have been assigned to the Company. Under the Initial Leases, Host has agreed to perform all of the Company's obligations under the Management Agreements. The Management Agreements provide that base and incentive management fees are effectively subordinated to base rent payable to the Company. For the 52 week period ended June 16, 1995, Host's pro forma income before income taxes, rent, subordinated management fees and the FF&E Reserve covered pro forma base rent under the Initial Leases by 1.55 times; Host's pro forma income before income taxes, rent and subordinated management fees and after deduction of the FF&E Reserve covered pro forma base rent by 1.37 times.



     The Company is currently a wholly owned subsidiary of HRP, a NYSE listed REIT which primarily owns and leases retirement communities, nursing homes and other health care related real estate. HRP was founded in 1986 with investments of $63.0 million in seven properties, located in four states and operated by two companies. Today, HRP is one of the largest REITs in the United States with investments totaling over $1.0 billion in 183 properties, located in 32 states and operated by 32 separate operating companies. During this period, HRP's dividend has increased from $1.00 to $1.36 per share. HRP's past performance is not necessarily indicative of the Company's future performance.

     The Company acquired the 21 Initial Hotels in March 1995 while the Company was a wholly owned subsidiary of HRP. HRP has determined not to change its strategy of focusing on retirement and nursing facilities. This Offering has been designed to provide a vehicle whereby both public investors and HRP, consistent with HRP's principal investment focus, can take advantage of investment opportunities in the hotel industry.


     Host Marriott Corporation is one of the largest owners of lodging properties in the world and Marriott International, Inc. is one of the largest lodging management companies in the world. As of December 31, 1994 there were 227 Courtyard by Marriott hotels in the United States, of which 195 (including the Initial Hotels) are managed by Marriott.

     The Company is a Maryland real estate investment trust which is the successor by merger to a Delaware corporation formed on February 7, 1995. The Company's principal place of business is located at 400 Centre Street, Newton, Massachusetts and its telephone number is (617) 964-8389.


     An investment in the Shares is not an investment in HRP, Host Marriott Corporation, Marriott International, Inc., Host or Marriott. An investment in the Shares is not an investment in the operations of the Initial Hotels.


                                USE OF PROCEEDS


     The net proceeds to the Company from this Offering are expected to be approximately $172.1 million (or $198.0 million if the Underwriters' overallotment option is exercised in full). In addition, the Company will receive $6.3 million in cash proceeds from the concurrent sale of 250,000 Shares to Advisors. The Company will use the proceeds of this Offering and the concurrent offering as follows:



    Purchase of 16 additional Initial Hotels (net of Security Deposit)...  $  134.6 million
    Repayment of a portion of the HRP Loan...............................      40.9 million
    Payment of option extension fee and closing costs....................       2.3 million
    Working capital......................................................       0.6 million
                                                                           ----------------
                                                                           $  178.4 million



     If the Underwriters' overallotment option to purchase Shares is exercised in full, the Company will use $23.4 million of the proceeds of the Underwriters' overallotment option to repay the remaining balance on the HRP Loan and may use the remaining $2.5 million to fund future acquisitions of Hotel Properties and for working capital or other general purposes. If the Underwriters' overallotment option to purchase Shares is not exercised, the Company will repay the remaining balance on the HRP Loan with borrowings of approximately $23.4 million under the Acquisition Line. The HRP Loan is a demand loan in the original principal amount of $163.3 million which bears interest at approximately 7.1%, and was made by HRP to the Company to enable the Company to acquire 21 of the Initial Hotels. In exchange for the issuance of 3,960,000 Shares to HRP, HRP will cancel $99.0 million of principal of the HRP Loan at the closing of the concurrent offering. For information about the Acquisition Line, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources -- The Company."

                              DISTRIBUTION POLICY



     The Company intends to make regular quarterly distributions to its shareholders at the initial rate of $0.55 per Share, or $2.20 per Share per annum. Based upon the range of estimated public offering prices set forth on the cover of this Prospectus, the initial distribution yield will be between 8.46% and 9.17% per annum. The first distribution will be paid with respect to the period from the completion of this Offering through September 30, 1995 and will
be $     per Share, representing a pro rata adjustment to take account of the number of days in the period. The Company does not intend to reduce the initial distribution rate if the Underwriters' overallotment option is exercised.



     The Company established its initial distribution rate based upon its estimates of pro forma Cash Available for Distribution for the 12 months ended June 30, 1995. The Company estimates that its pro forma Cash Available for Distribution for the 12 months ended June 30, 1995 is $2.45 per Share, and that the initial annual distribution represents a payout ratio of approximately 89.8% of pro forma Cash Available for Distribution.



     The Company intends to maintain at least the initial distribution rate unless and until actual results of operations, economic conditions or other factors differ materially from the assumptions used in its pro forma estimates. No assurance can be given that the pro forma estimate of Cash Available for Distribution will be achieved in the future and actual distributions to shareholders may differ significantly from anticipated distributions. Distributions will be set at the discretion of the Board of Trustees and likely will depend on a number of factors, including the Company's actual Cash Available for Distribution, the Company's financial condition and capital requirements, the federal income tax requirement that a REIT distribute annually at least 95% of its net taxable income and such other factors as the Board of Trustees deems relevant. Based on pro forma historical results for the 12 month period ended June 30, 1995, and assuming 11,750,000 Shares outstanding, the pro forma distribution would have been $25.9 million and the Company would have been required to distribute $25.0 million during such period to maintain its REIT status.

     The following table sets forth the Company's calculations of pro forma Funds From Operations and pro forma Cash Available for Distribution for the 12 months ended June 30, 1995.



                                                                               DOLLARS IN
                                                                            THOUSANDS, EXCEPT
                                                                             PER SHARE DATA
                                                                            -----------------
    Base rent.............................................................       $32,900
    Percentage rent (1/1/95 - 6/30/95 only)...............................           166
    FF&E Reserve(1).......................................................         6,211
                                                                            -----------------
         Total rent.......................................................        39,277
    Operating expenses(2).................................................        13,442
                                                                            -----------------
    Net income............................................................        25,835
         Add back depreciation............................................         9,011
                                                                            -----------------
    Funds From Operations(3)..............................................        34,846
         Add back amortization(4).........................................           156
                                                                            -----------------
    Cash provided by operating activities(5)..............................        35,002
    Cash used in investing activities(6)..................................        (6,211)
                                                                            -----------------
    Cash Available for Distribution.......................................       $28,791
                                                                            ============
    Cash used in financing activities -- initial annual distribution(7)...       $25,850
                                                                            ============
    Shares outstanding (in thousands).....................................        11,750
    Cash Available for Distribution per Share.............................       $  2.45
    Initial annual distribution per Share.................................       $  2.20
    Cash Available for Distribution payout ratio(8).......................          89.8%


- ------------------------------
(1) The FF&E Reserve is recorded by the Company as rental income. During the term of the Initial Lease, including renewal terms, if exercised, the FF&E Reserve will be held in escrow and may be drawn upon by Host or Marriott to fund renovations and refurbishment to the Initial Hotels.


(2) Operating expenses include depreciation of $9,011, interest expense of $1,882 (including amortization of deferred financing costs of $156), advisory fees of $2,149 and general and administrative expenses of $400. See the Company's pro forma financial statements and notes thereto included at pages F-2 through F-8 of this Prospectus.



(3) Management and industry analysts consider Funds From Operations to be a measure of the financial performance of an equity REIT that provides a relevant basis for comparison among REITs and Funds From Operations is presented to assist investors in analyzing the performance of the Company. The Company's Funds From Operations represents net income (computed in accordance with GAAP), before real estate depreciation and amortization (excluding deferred financing costs). Funds From Operations does not represent cash flows from operating activities (as determined in accordance with GAAP) and should not be considered an alternative to net income as an indicator of the Company's performance or to cash flows from operating activities as a measure of liquidity.



(4) Represents amortization of deferred financing costs which is a non-cash charge.



(5) Represents net income plus depreciation and amortization of deferred financing costs. Such amount excludes cash provided by (used in) operating activities due to changes in working capital resulting from changes in current assets and current liabilities. The Company does not believe that these excluded items are material to estimated cash provided by operating activities.



(6) Represents contributions to the FF&E Reserve which are expected to equal the improvements and additions to the Hotel Properties. The Company believes that the proper measure of its performance should take into account a reduction in Funds From Operations for the FF&E Reserve (which is recorded as rental income under GAAP) because the FF&E Reserve is required to be escrowed and is expected to be used for renovations of and refurbishment to the Initial Hotels.



(7) Represents pro forma distributions to be paid based upon the estimated initial annual distribution of $2.20 per Share and 11,750,000 Shares outstanding. No scheduled principal payments are required under the Acquisition Line until its maturity 18 months after the completion of this Offering.



(8) The Funds From Operations payout ratio for the 12 months ended June 30, 1995 is 74.2%.

                                 CAPITALIZATION


     The following table sets forth the capitalization of the Company as of June 30, 1995, and as adjusted to give effect to the completion of this Offering (assuming no exercise of the Underwriters' overallotment option), the completion of the concurrent offering of Shares to HRP and Advisors, the initial borrowing under the Acquisition Line, the repayment of the HRP Loan and the payment of a dividend to HRP equal to the Company's retained earnings prior to the completion of this Offering.



                                                                          AS OF JUNE 30, 1995
                                                                        ------------------------
                                                                         ACTUAL      AS ADJUSTED
                                                                             (IN THOUSANDS)
Debt:
  HRP Loan............................................................  $ 163,259     $      --
  Acquisition Line(1).................................................         --        23,400
                                                                        ---------    -----------
          Total debt(2)...............................................    163,259        23,400
                                                                        ---------    -----------
Shareholders' equity:
  Common Shares par value $.01 per Share; 100,000,000 Shares authorized; 40,000 Shares issued and outstanding; and 11,750,000
     Shares, as adjusted..............................................         --           118
  Additional paid in capital..........................................      1,000       278,232
  Retained earnings...................................................        879            --
                                                                        ---------    -----------
          Total shareholders' equity..................................      1,879       278,350
                                                                        ---------    -----------
Total capitalization..................................................  $ 165,138     $ 301,750
                                                                         ========     =========


- ------------------------------
(1) If the Underwriters' overallotment option is exercised in full there will be no borrowings outstanding under the Acquisition Line.

(2) Excludes the Company's obligation to refund the Security Deposit upon expiration of the Initial Leases. See Note 3 of Notes to Financial Statements of the Company.

                                    DILUTION

     The Company expects there will be no substantial difference between the initial public offering price per Share and the effective cash cost per Share paid by HRP and Advisors in connection with the initial capitalization of the Company and the concurrent offering of Shares to HRP and Advisors. Accordingly, the Company expects there will be no material dilution to new investors purchasing Shares in this Offering, except for the payment of Underwriters' discounts and commissions and other expenses of this Offering.


     The following table sets forth, on a pro forma basis as of June 30, 1995, the number of Shares issued by the Company, the total consideration paid and the price per Share paid by HRP, Advisors and by purchasers in this Offering (based on an initial public offering price of $25.00 per Share before deduction of Underwriters' discounts and commissions and estimated expenses of this Offering and assuming the Underwriters' overallotment option is not exercised).



                                          SHARES ISSUED         TOTAL CONSIDERATION
                                       --------------------     --------------------
                                         NUMBER       PERCENT    AMOUNT      PERCENT     PRICE PER SHARE
                                                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
HRP..................................   4,000,000      34.1%    $100,000       34.1%          $25.00
Advisors.............................     250,000       2.1        6,250        2.1            25.00
Public...............................   7,500,000      63.8      187,500       63.8            25.00
                                       ----------     -----     --------      -----
     Total...........................  11,750,000     100.0%    $293,750      100.0%
                                       ==========     =====     ========      =====

              PRO FORMA AND SELECTED FINANCIAL AND OPERATING DATA



     The following table sets forth selected financial and operating data on a pro forma basis for the Company for the six months ended June 30, 1994 and June 30, 1995 and as of and for the 12 months ended June 30, 1995 and for the year ended December 31, 1994. The pro forma data are unaudited and are presented as if: (i) this Offering and the concurrent offering; (ii) the acquisition of the Initial Hotels; (iii) the repayment of the HRP Loan; (iv) the initial borrowing under the Acquisition Line; (v) the commencement of the Initial Leases; and (vi) certain other transactions described in the notes to the pro forma financial statements included elsewhere in this Prospectus have been consummated as of the date or for the periods presented. The pro forma data are not necessarily indicative of what the actual financial position or results of operations would have been as of the dates or for the periods indicated, nor do they purport to represent the financial position or results of operations for future periods. The following selected financial and operating data should be read in conjunction with the financial statements and the notes thereto included elsewhere in this Prospectus. Historical data are not presented because the Company was recently formed and the information is not material.


                          HOSPITALITY PROPERTIES TRUST
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                                SIX MONTHS      SIX MONTHS
                                            YEAR ENDED       12 MONTHS ENDED       ENDED           ENDED
                                         DECEMBER 31, 1994    JUNE 30, 1995    JUNE 30, 1994   JUNE 30, 1995
                                         -----------------   ---------------   -------------   -------------
OPERATING DATA:
Revenues:
  Base rent............................       $32,900            $32,900          $16,450         $16,450
  Percentage rent......................            --                166               --             166
  FF&E Reserve.........................         6,045              6,211            3,037           3,203
Expenses:
  Interest.............................         1,882              1,882              941             941
  Depreciation.........................         9,011              9,011            4,506           4,506
  General, administrative and
     advisory..........................         2,549              2,549            1,275           1,275
                                         -----------------   ---------------   -------------   -------------
Net income.............................       $25,503            $25,835          $12,765         $13,097
                                         =============       =============     ==========      ==========
Net income per Share(1)................       $  2.17            $  2.20          $  1.09         $  1.11
                                         =============       =============     ==========      ==========



                                                                                               AS OF JUNE 30,
                                                                                                    1995
                                                                                               --------------
BALANCE SHEET DATA:
  Real estate properties, net...............................................................      $328,256
  Total assets..............................................................................       335,915
  Total debt................................................................................        23,400
  Total other long term obligations.........................................................        32,900
  Shareholders' equity......................................................................       278,350



                                                                                SIX MONTHS      SIX MONTHS
                                            YEAR ENDED       12 MONTHS ENDED       ENDED           ENDED
                                         DECEMBER 31, 1994    JUNE 30, 1995    JUNE 30, 1994   JUNE 30, 1995
                                         -----------------   ---------------   -------------   -------------
OTHER DATA:
  Funds From Operations(2).............       $34,514            $34,846           $17,271         $17,603
  Cash Available for Distribution(3)...        28,625             28,791            14,312          14,478
  Cash provided by operating
     activities(4).....................        34,670             35,002            17,349          17,681
  Cash used in investing
     activities(5).....................         6,045              6,211             3,037           3,203
  Cash used in financing
     activities -- distributions(6)....        25,850             25,850            12,925          12,925

- ------------------------------


(1) All per Share calculations are based on 11,750,000 Shares outstanding.



(2) Management and industry analysts consider Funds From Operations to be a measure of the financial performance of an equity REIT that provides a relevant basis for comparison among REITs and Funds from Operations is presented to assist investors in analyzing the performance of the Company. The Company's Funds From Operations represents net income (computed in accordance with GAAP), before real estate depreciation and amortization (excluding deferred financing costs). Funds From Operations does not represent cash flows from operating activities (as determined in accordance with GAAP) and should not be considered an alternative to net income as an indicator of the Company's financial performance or to cash flows from operating activities as a measure of liquidity.



(3) Cash Available for Distribution is Funds From Operations plus amortization of deferred financing costs less the rental income arising from amounts periodically escrowed in the FF&E Reserve. The Company believes that the proper measure of its performance should take into account a reduction in Funds From Operations for the FF&E Reserve (which is recorded as rental income under GAAP) because the FF&E Reserve is required to be escrowed and is expected to be used for renovations and refurbishment of the Initial Hotels.



(4) Represents net income plus depreciation and amortization of deferred financing costs. Such amounts exclude cash provided by (used in) operating activities due to changes in working capital resulting from changes in current assets and current liabilities. The Company does not believe that these excluded items are material to net cash provided by operating activities.



(5) Represents contributions to the FF&E Reserve which are expected to equal improvements and additions to Hotel Properties.



(6) Represents pro forma distributions to be paid based upon the estimated initial annual distribution of $2.20 per Share and 11,750,000 Shares outstanding. No scheduled principal payments are required under the Acquisition Line until its maturity 18 months after the completion of this Offering.


     The following table sets forth selected historical financial and operating data of the Initial Hotels for fiscal years 1992, 1993 and 1994 which have been derived from the audited financial statements included elsewhere in this Prospectus. The historical financial and operating data for fiscal years 1990 and 1991 and for the 24 week periods ended June 17, 1994 and June 16, 1995
(described in footnote (3) to the following table) have been derived from the unaudited financial statements of the Initial Hotels. In the opinion of management, the financial and operating data derived from the unaudited financial statements include all adjustments necessary to present fairly the information set forth therein and are set forth on a basis consistent with prior periods. The following table also sets forth selected pro forma financial and operating data for Host for the fiscal year ended December 30, 1994, the 52 weeks ended June 16, 1995 and the 24 weeks ended June 17, 1994 and June 16,
1995. The pro forma data are unaudited and are presented as if: (i) this Offering and the concurrent offering; (ii) the acquisition of the Initial
Hotels; (iii) the commencement of the Initial Leases; and (iv) certain other transactions described in the notes to the pro forma financial statements included elsewhere in this Prospectus have been consummated as of January 1, 1994. The pro forma data are not necessarily indicative of what the actual results of operation would have been for the periods indicated, nor do they purport to represent the results of operations for future periods. The following selected financial information should be read in conjunction with the financial statements and notes thereto included elsewhere in this Prospectus.



                                                                     COMBINED INITIAL HOTELS/HOST
                                      -------------------------------------------------------------------------------------------
                                                                        (DOLLARS IN THOUSANDS)
                                                                                                       PRO FORMA
                                                                                      -------------------------------------------
                                                       FISCAL YEARS                   52 WEEKS    52 WEEKS    24 WEEKS  24 WEEKS
                                      ----------------------------------------------    ENDED       ENDED      ENDED      ENDED
                                       1990     1991      1992      1993      1994    12/30/94     6/16/95    6/17/94    6/16/95
                                      -------  -------  --------  --------  --------  ---------  -----------  --------  ---------
OPERATING DATA:

  Total Hotel Sales(1)............... $31,740  $77,684  $103,744  $113,356  $120,897  $120,897     $123,976   $56,068    $59,147
                                      =======  =======  ========  ========  ========  ========     ========   =======    =======

  Revenues........................... $13,589  $34,208  $ 41,969  $ 49,850  $ 58,186  $ 58,186     $ 60,634   $27,339    $30,025

  Expenses:
    Depreciation.....................   2,711   11,583    17,422    16,428    14,515        --           --        --         --
    Base rent........................      --       --        --        --        --    32,900       32,900    16,450     16,450
    Percentage rent..................      --       --        --        --        --        --          154        --        154
    FF&E contribution expense........      --       --        --        --        --     6,045        6,199     2,803      2,957
    Base management fee..............      --       --        --        --        --     2,418        2,480     1,121      1,183
    Incentive management fee.........      --       --        --        --     2,825     3,384        4,775       507      1,907
    Other, net.......................   2,570    6,083     9,529    10,405     9,672     8,298        8,125     4,719      4,528
                                      -------  -------  --------  --------  --------  --------     --------   -------    -------
  Revenues over expenses excluding
    income taxes(2).................. $ 8,308  $16,542  $ 15,018  $ 23,017  $ 31,174  $  5,141     $  6,001   $ 1,739    $ 2,846
                                      =======  =======  ========  ========  ========  ========     ========   =======    =======

OTHER DATA:
  Number of hotels,
    end of period....................      25       36        37        37        37        37           37        37         37

- ------------------------------
(1) Total Hotel Sales are presented above for the purpose of providing supplemental information regarding the gross sales volume of the Initial Hotels.

(2) The 1993 revenues over expenses excluding income taxes also excludes cumulative effect of change in accounting for assets held for sale of $14.5 million. See Notes to Combined Financial Statements of the Initial Hotels.

(3) For the 24 weeks ended June 17, 1994 and June 16, 1995, historical Total Hotel Sales of the Initial Hotels were $56,058 and $42,071, respectively, revenues were $27,339 and $21,389, respectively, and revenues over expenses excluding income taxes were $13,984 and $8,921, respectively. The historical financial data for the 1994 period include information for all 37 Initial Hotels. The historical financial data for the 1995 period include (i) information for all 37 Initial Hotels for the 12 weeks ended March 24, 1995 and (ii) information on 16 Initial Hotels for the 12 weeks ended June 16, 1995 (because the real estate associated with the remaining 21 Initial Hotels was owned by the Company and leased to Host during such period). See "Management's Discussion and Analysis of Results of Operations and Financial Condition -- Pro Forma Results of Operations -- Host" for information regarding the pro forma results of operations of Host for both periods.



                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW


     The Company will own the Initial Hotels upon completion of this Offering. The Company will lease all the Initial Hotels to Host for an initial term of 12 years with renewal options for an additional 37 years. The Initial Hotels will be managed by Marriott. The annual rent payable to the Company under the Initial Leases totals $32.9 million in base rent plus percentage rent equal to 5% of Total Hotel Sales at the Initial Hotels in excess of Total Hotel Sales during 1994. In addition, the Initial Leases require that 5% of Total Hotel Sales be escrowed periodically by Host or Marriott as a reserve for renovations and refurbishments. The Initial Hotels are all Courtyard by Marriott[R] hotels, have a total of 5,286 guest rooms, are located in 20 states, have an average age of five years and, in 1994, had average occupancy and an ADR of 81.1% and $66.65, respectively. The Initial Hotels will be acquired for $329.0 million.


     The Company believes that it has significant opportunities for growth in the moderately priced segment of the hotel industry. The Company will seek to acquire additional Hotel Properties that meet the Company's investment criteria and participate in growth in revenue at its Hotel Properties through percentage rents. The Company, unlike other public hotel REITs, does not seek to control the operations of the Hotel Properties in which it invests nor does it intend to lease or provide financing to affiliates. Because of this difference in operating philosophy, the Company believes it will have a competitive advantage over other public hotel REITs in dealing with operating companies which want to divest their real estate while remaining in the hotel business as lessees.


     In addition to external growth opportunities, the Company believes that recent occupancy and ADR increases in the United States lodging industry are representative of improving fundamentals and cyclical growth and that the Initial Hotels offer opportunities for internal growth through increases in percentage rent. As a result of the quality reputation and brand name recognition of the Courtyard by Marriott[R] chain, as evidenced by the high occupancy (81.1%) and above industry average ADR ($66.65) of the Initial Hotels in 1994, the Company believes that the Initial Hotels are well positioned to benefit from improvements in the industry.



     As described elsewhere in this Prospectus the Company has been recently formed and therefore has only limited historical financial data available. Accordingly, management believes that it is more meaningful and relevant to an understanding of the present and ongoing Company operations to discuss pro forma data. The following discussion should be read in conjunction with "Pro Forma and Selected Financial and Operating Data," and the financial statements and the notes thereto included elsewhere in this Prospectus. Historical results and percentage relationships set forth in the "Pro Forma and Selected Financial and Operating Data" and such financial statements should not be considered to be indicative of the future operations of the Company.


PRO FORMA RESULTS OF OPERATIONS -- THE COMPANY


  SIX MONTHS ENDED JUNE 30, 1995 COMPARED WITH SIX MONTHS ENDED JUNE 30, 1994



     Pro forma total revenues for the six months ended June 30, 1995 would have been $19.8 million, an increase of $0.3 million over the pro forma total revenues for the comparable period in 1994. The increase was primarily due to percentage rent and increased FF&E Reserve revenue resulting from increased Total Hotel Sales at the Initial Hotels. Total pro forma expenses for the six months ended June 30, 1995 and June 30, 1994 would have been $6.7 million and would have been comprised of interest of $0.9 million, depreciation of $4.5 million and general administrative and advisory fees of $1.3 million. Pro forma net income for the six months ended June 30, 1995 would have been $13.1 million, an increase of $0.3 million over pro forma net income for the comparable 1994 period. The increase in net income is attributable to the increased pro forma total revenues described above.

  TWELVE MONTHS ENDED JUNE 30, 1995



     On a pro forma basis, for the 12 months ended June 30, 1995, the Company would have recognized base rent of $32.9 million, percentage rent of $166,000 and FF&E Reserve revenue of $6.2 million from the Initial Hotels. Total pro forma expenses would have been $13.4 million and would have been comprised of interest of $1.9 million, depreciation of $9.0 million and general, administrative and advisory fees of $2.5 million. General, administrative and advisory fees are primarily comprised of costs related to legal and accounting fees, state and local income taxes, Independent Trustees' fees, investor relations and advisory fees. The largest component represents fees payable to Advisors. Advisory fees consist of an advisory fee based upon the gross assets of the Company and an incentive fee based upon increases in the Company's Cash Available for Distribution per Share. Net income on a pro forma basis would have been $25.8 million or $2.20 per Share.


  YEAR ENDED DECEMBER 31, 1994


     On a pro forma basis, for the year ended December 31, 1994, the Company would have recognized base rent of $32.9 million and FF&E Reserve revenue of $6.0 million from the Initial Hotels. Total pro forma expenses would have been $13.4 million and would have been comprised of interest of $1.9 million, depreciation of $9.0 million and general, administrative and advisory fees of $2.5 million. Net income on a pro forma basis would have been $25.5 million or $2.17 per Share.



PRO FORMA RESULTS OF OPERATIONS -- HOST



  TWENTY-FOUR WEEKS ENDED JUNE 16, 1995 COMPARED WITH TWENTY-FOUR WEEKS ENDED JUNE 17, 1994



     On a pro forma basis, Total Hotel Sales for the 24 weeks ended June 16, 1995 was $59.1 million, a $3.1 million or 5.5% increase over the comparable period in 1994. The increase was principally attributable to a $5.86 increase in ADR to $72.71 and stable occupancy of 80.5% for the 24 weeks ended June 30, 1995, as compared with the 1994 period.



     On a pro forma basis, revenues (Total Hotel Sales less hotel level expenses) for the 24 weeks ended June 16, 1995 was $30.0 million, a $2.7 million or 9.9% increase over the comparable period in 1994. The increase was principally attributable to the improvement in ADR, programs to improve weekend stays, deemphasis of food and beverage services and other successful cost containment programs including the refocusing of staff to reduce management level costs and improved usage of central supplies and services for volume efficiencies in the 24 weeks ended June 16, 1995.



     On a pro forma basis, net income was $1.7 million for the 24 weeks ended June 16, 1995, a $0.7 million or 64% increase over the comparable 1994 period. The increase represents the net effect of increased revenues, as noted above, offset by an increase of $1.6 million in expenses, including a $1.4 million increase in incentive management fees.



RESULTS OF OPERATIONS -- INITIAL HOTELS



  TWENTY-FOUR WEEKS ENDED JUNE 16, 1995 COMPARED WITH TWENTY-FOUR WEEKS ENDED JUNE 17, 1994



     The historical financial statements for the Initial Hotels for the 24 weeks ended June 17, 1994 include information for all 37 Initial Hotels. The historical financial statements for the Initial Hotels for the 24 weeks ended June 16, 1995 include (i) information for all 37 Initial Hotels for the 12 weeks ended March 24, 1995 and (ii) information for 16 Initial Hotels for the 12 weeks ended June 16, 1995 (because the real estate associated with the remaining 21 Initial Hotels was owned by the Company and leased to Host during such period). Accordingly, the Company believes that the appropriate comparison of results of operations for these periods is between the pro forma results of operations of all 37 Initial Hotels for the 24 weeks ended June 17, 1994 and June 16, 1995. Such pro forma results of operations are included in the pro forma financial statements of Host. See "-- Pro Forma Results of Operations -- Host."

  FISCAL YEAR 1994 COMPARED WITH FISCAL YEAR 1993

     Total Hotel Sales for the fiscal year ended December 30, 1994 was $120.9 million, a $7.5 million or 6.7% increase over the fiscal year ended December 31, 1993. The increase was principally attributable to a $4.58 increase in ADR to $66.65 and a slight increase in occupancy to 81.1% for the fiscal year ended December 30, 1994, as compared to the prior fiscal year.



     Revenues (Total Hotel Sales less hotel level expenses) for the fiscal year ended December 30, 1994 was $58.2 million, an $8.3 million or 16.7% increase over the prior fiscal year. The increase was principally attributable to the improvement in ADR, increased occupancy attributable to weekend stay promotions and the first Courtyard by Marriott[R] television advertising campaign, deemphasis of food and beverage services and other successful cost containment programs including the refocusing of staff to reduce management level costs and improved usage of central supplies and services to make use of volume driven efficiencies in the fiscal year ended December 30, 1994.



     Revenues over expenses excluding income taxes (Revenues less depreciation, amortization, Courtyard by Marriott[R] system fee, property taxes, incentive management fee and other expenses) before cumulative effect of change in accounting principle for the fiscal year ended December 30, 1994 was $31.2 million, an $8.2 million or 35.4% increase over the prior fiscal year. The increase was principally attributable to improvements in ADR, occupancy and operating margins in the fiscal year ended December 30, 1994. The most significant factor affecting operating margins was the deemphasis of food and beverage services.



     Following discussions with the Commission, Host Marriott Corporation agreed in the second quarter of 1993 to change its method of determining the net realizable value of its assets held for sale. Host Marriott Corporation previously determined the net realizable value of such assets on an aggregate basis in the case of Courtyard by Marriott[R] hotels. Beginning in the second quarter of 1993, under Host Marriott Corporation's new accounting policy, the net realizable value of all assets held for sale is determined on a property by property basis. The cumulative pretax effect of this change in accounting policy on periods prior to the second quarter of 1993 of $14.5 million was accounted for as a cumulative effect of a change in accounting for assets held for sale. The reduction in annual depreciation charge resulting from this change is approximately $0.3 million.


  FISCAL YEAR 1993 COMPARED WITH FISCAL YEAR 1992


     Total Hotel Sales for the fiscal year ended December 31, 1993 was $113.4 million, a $9.6 million or 9.3% increase over the fiscal year ended January 1, 1993. The increase was principally attributable to a $3.66 increase in ADR to $62.07, an increase in occupancy from 76.2% to 80.1% and inclusion of a full year of operations in 1993 of the Boca Raton Initial Hotel which opened in April 1992.



     Revenues (Total Hotel Sales less hotel level expenses) for the fiscal year ended December 31, 1993 was $49.9 million, a $7.9 million or 18.8% increase over the prior fiscal year. The increase was principally attributable to improvements in ADR and occupancy in the fiscal year ended January 1, 1993.



     Revenues over expenses excluding income taxes (Revenues less depreciation, amortization, Courtyard by Marriott[R] system fee, property taxes, incentive management fee and other expenses) for the fiscal year ended January 1, 1993 was $23.0 million, a $8.0 million or 53.3% increase over the prior fiscal year. The increase was principally attributable to improvements in ADR and occupancy in the fiscal year ended January 1, 1993.


LIQUIDITY AND CAPITAL RESOURCES

  THE COMPANY

     In order to maintain its status as a REIT, the Company will be required to make distributions to its shareholders of a least 95% of its net taxable income, which is expected to consist principally of rent payments under the Initial Leases. Differences in timing between the recognition of net taxable income and receipt of cash which would be available for distribution could require the Company to borrow to meet the 95% distribution requirement, although the Company does not anticipate the need to borrow as a result of any such differences in timing. Apart from such distributions, the Company believes that its cash needs should generally be limited to general, administrative and advisory expenses (including expenses arising under the Advisory Agreement), acquisition expenses and interest and principal payments attributable to borrowings.


     Pursuant to the terms of the Initial Leases and the Management Agreements, Host or Marriott is required to fund the FF&E Reserve account in amounts equal to 5% of Total Hotel Sales from the Initial Hotels at the end of each four week accounting period. Funds escrowed in the FF&E Reserve account will be used by Marriott for capitalized improvements, replacements and refurbishments of the Initial Hotels. The Company believes that the FF&E Reserve will be adequate to maintain the competitiveness of the Initial Hotels. As of June 30, 1995, the amount of the FF&E Reserve for the Initial Hotels was approximately $3.9 million. For a description of historical contributions to the FF&E Reserve, see
Note 4 of Notes to Combined Financial Statements of the Initial Hotels.


     The Company's primary source of revenues to fund its cash needs will be base and percentage rent payments under the Initial Leases. Pursuant to the Initial Leases, base rent payments are due in advance on the first day of each four week accounting period and percentage rent payments are due quarterly in arrears. Accordingly, before the Company is required to make any distributions to its shareholders (the first such payment expected to be paid in the fourth quarter of 1995 for the quarter ending September 30, 1995), the Company expects to receive a minimum of three months' base rent payments. Based on the foregoing, the Company believes that its initial working capital and the revenues generated from the Initial Leases will provide it with adequate funds to meet its short term liquidity requirements.


     Following the completion of this Offering and application of the proceeds as described under "Use of Proceeds" and assuming no exercise of the Underwriters' overallotment option, the Company expects to have approximately $4.9 million in cash ($3.9 million of which will be held in a restricted escrow in the FF&E Reserve account) and $23.4 million in indebtedness for borrowed money under the Acquisition Line.



     Under the Management Agreements for each of the Initial Hotels, secured borrowings in respect of each Initial Hotel are limited pursuant to a formula. This limit may never be less than 70% of the allocable purchase price of the applicable Initial Hotel. The Company does not expect this restriction will materially affect its ability to finance acquisitions or other activities.



     The Company has accepted a commitment from DLJMC for the Acquisition Line. Under the terms of this commitment, DLJMC has agreed to provide up to $200.0 million in borrowings at a spread above one month LIBOR (a total of approximately 7.38% as of July 24, 1995) on an unsecured basis; provided, however, that if the loan amount exceeds $100.0 million or is outstanding after December 31, 1995, the total outstanding obligation shall be secured by mortgages on the Initial Hotels. There are no required principal repayments until maturity and amounts drawn and repaid may be subsequently reborrowed. The Acquisition Line will have a term of up to 18 months and will be subject to other customary representations, covenants and conditions. In connection with the Acquisition Line, the Company will be required to enter into an interest rate protection agreement.



     The Company intends actively to pursue acquisition opportunities to achieve growth in its portfolio of Hotel Properties and expects to utilize undistributed cash generated from operations and funds available under its Acquisition Line or other borrowings, if any, to complete such acquisitions. Upon completion of this Offering, the Company expects to have $23.4 million in outstanding indebtedness for borrowed money and an equity market capitalization of approximately $293.8 million. As a result, the Company believes it will have access to various types of financing in addition to or in replacement of the Acquisition Line, including debt or equity securities offerings with which to finance acquisitions and to otherwise meet its long term funding requirements.



  HOST


     Host is a limited purpose entity which has been organized to lease and operate the Initial Hotels. Upon completion of this Offering, Host is expected to have a net worth (excluding deferred gains resulting from sale and lease of the Initial Hotels) of approximately $38.6 million which is expected to consist principally of the Security Deposit.



     Host is expected to fund its cash needs, including monthly payments of base rent and percentage rent (if any), with cash generated from operations at the Initial Hotels. In 1994, the Initial Hotels generated cash from (used by) operating, investing and financing activities of $44.6 million, ($3.5) million and ($41.1) million, respectively. Although the Company believes that Host will have adequate funds to meet its short term liquidity requirements, decreases in revenues at the Initial Hotels may adversely affect Host's ability to pay the rent under the Initial Leases.


SEASONALITY


     The Initial Hotels have historically experienced seasonal differences typical of the hotel industry with higher revenues in the second and third quarters of calendar years compared with the first and fourth quarters. This seasonality is not expected to cause fluctuations in the Company's rental income because the Company believes that the revenues generated by the Initial Hotels will be sufficient for Host to pay rents on a regular basis notwithstanding seasonal fluctuations.


INFLATION

     The Company believes that inflation should not have a material adverse effect on the Company. Although increases in the rate of inflation may tend to increase interest rates which the Company may be required to pay on borrowed funds, the Company intends to implement a policy of obtaining interest rate caps in appropriate circumstances to protect it from interest rate increases. In addition, the Initial Leases provide for the payment of percentage rent to the Company based on increases in Total Hotel Sales of the Initial Hotels and such rent should increase with inflation.

                               THE INITIAL HOTELS

     Courtyard by Marriott[R] hotels are designed to attract both business and leisure travelers. A typical Courtyard by Marriott[R] hotel has an average of 145 guest rooms. The guest rooms are larger than those in most other moderately priced hotels and predominately offer king sized beds. Most Courtyard by Marriott[R] hotels are situated on well landscaped grounds and typically are built around a courtyard containing a patio, pool and socializing area that may be glass enclosed depending upon location. Most of the hotels have lounges or lobbies, meeting rooms, an exercise room, a small laundry room available to guests and a restaurant or coffee shop. Generally, the guest rooms are similar in size and furnishings to guest rooms in full service Marriott hotels. In addition, many of the same amenities as would be available in full service Marriott hotels are available in Courtyard by Marriott[R] hotels, except that restaurants may be open only for breakfast buffets or serve limited menus, room service is generally not available and meeting and function rooms are limited in size and number. The Company believes that the structural design and operating systems developed by affiliates of Host and Marriott for these hotels allow Courtyard by Marriott[R] hotels to be priced competitively with, and provide better customer value than, most other moderately priced hotels.


     The Initial Hotels are among the newest in the Courtyard by Marriott[R] system with an average age of five years. Thirty-two of the 37 Initial Hotels were designed and purpose built for affiliates of Host and Marriott. The Initial Hotels are located in 20 states throughout the United States, generally in convenient locations close to business facilities, major transportation routes, airports, public attractions or academic institutions. The Company believes that the Initial Hotels are in good operating condition. All but two of the Initial Hotels were first opened after 1988. The Company believes that the FF&E Reserve, which exceeds industry averages for similar properties, will be adequate to maintain the competitiveness of the Initial Hotels.

     The following charts set forth for the three years during which all 37 Initial Hotels were open, the occupancy, ADR and REVPAR of the Initial Hotels as compared with those averages for all United States hotels, as reported by Smith Travel Research in Lodging Outlook:


                         AVERAGE OCCUPANCY



                ALL US HOTELS           THE INITIAL HOTELS
                -------------           ------------------
1992                61.8%                     76.2%
1993                63.1%                     80.1%
1994                65.2%                     81.1%



                    AVERAGE DAILY ROOM RATES



                ALL US HOTELS           THE INITIAL HOTELS
                -------------           ------------------
1992               $59.30                     $58.41
1993               $61.17                     $62.07
1994               $63.63                     $66.65



                   REVENUE PER AVAILABLE ROOM



                ALL US HOTELS           THE INITIAL HOTELS
                -------------           ------------------
1992               $36.65                     $44.53
1993               $38.60                     $49.70
1994               $41.49                     $54.05


     The table below is derived principally from information published by Marriott International, Inc. in the Courtyard by Marriott[R] directory and presents certain information for each of the Initial Hotels.




                          NUMBER     DATE     TOURIST ATTRACTIONS/ACADEMIC INSTITUTIONS/         BUSINESSES WITH FACILITIES
   PROPERTY LOCATION     OF ROOMS   OPENED          LANDMARKS (DISTANCE IN MILES)                 WITHIN A FIVE MILE RADIUS
- -----------------------  --------   ------    ------------------------------------------   ---------------------------------------
ARIZONA
 Phoenix...............     155      8/90     Downtown Scottsdale (10), Town & Country     MCI Communications, Bank of America,
                                              Mall (adjacent), Phoenix Airport (7), Sun    AT&T, American Express, Transamerica,
                                              Devil Stadium (8), Arizona State             IBM, US West
                                              University (8), Downtown Phoenix (6)
 Scottsdale............     124      1/89     Downtown Scottsdale (11), West World (5),    Mayo Clinic (adjacent)
                                              Fountain Hills (5)
CALIFORNIA
 Camarillo.............     130     10/90     Oxnard (5), Ventura Mission (12), State      Unisys, Vitesse, Amgen, Siemens Solar,
                                              Beaches (10), Getty Museum (20), Six Flags   Technicolor, 3M Company, Teledyne, Blue
                                              Magic Mountain (45), Ronald Reagan           Cross
                                              Presidential Library (15)
 Huntington Beach/
   Fountain Valley.....     150      3/91     Orange County Airport (6), Orange County     McDonnell Douglas, Safeco Insurance,
                                              Fairgrounds (4), Pacific Amphitheater (4),   Rockwell, Hyundai, ASICS Tiger
                                              Huntington Beach (3)
 Los Angeles Airport...     146      3/87     Los Angeles Airport (1), Universal Studios   Chevron, AT&T, Xerox, TRW, Mattel, GTE
                                              (18), Disneyland (28), Hollywood (15),
                                              Marina del Rey (5), UCLA (10)
 San Jose Airport......     151      1/91     San Jose Airport ( 1/2), San Jose            IBM, FMC Corp., Ford Aerospace,
                                              Convention Center (3 1/2), San Jose State    General Electric, Hewlett-Packard,
                                              University (4), Great America (5), Santa     Kodak, Digital, Novell, AT&T
                                              Clara University (2), San Jose Arena (3)
DELAWARE
 Wilmington............     152      1/91     Philadelphia Airport (20), Winterthur        DuPont, GM, Chrysler, Hewlett-Packard,
                                              Museums & Gardens (9), Longwood Gardens      Hercules
                                              (13)
FLORIDA
 Boca Raton............     152      4/92     Palm Beach Airport (22), Ft. Lauderdale      IBM, Sony, WR Grace, Unisys, Office
                                              Airport (25), Florida Atlantic University    Depot (headquarters)
                                              ( 1/2), Lynn University ( 1/2)
GEORGIA
 Atlanta Airport
   North...............     152      8/90     Fulton County Stadium (6), Hartsfield        Ford, Pratt & Whitney, General
                                              Airport (1), Six Flags (13)                  Electric, Delta Air Lines
                                                                                           (headquarters)
 Atlanta-Cumberland
   Center..............     182      3/89     Downtown Atlanta (10), Hartsfield Airport    IBM, AT&T, Sprint, UPS, Worldspan
                                              (20), Six Flags (12), Stone Mountain
                                              Park (20)
 Atlanta-Jimmy Carter
   Blvd................     122      5/88     Stone Mountain Park (7), Malibu Grand Prix   AT&T, UPS, American Express, Lanier,
                                              (3), Delta Peachtree Airport (5), Gwinnett   GM, BASF, Whirlpool
                                              Airport (8)
 Atlanta-Midtown.......     168      7/91     Olympic Village and Olympic Venues ( 1/2),   BellSouth, AT&T
                                              Woodruff Art Center ( 1/2), Georgia World
                                              Congress Center (2), Fox Theatre ( 1/2),
                                              Atlanta Stadium (4), Georgia Dome (2),
                                              Georgia Tech (2)
 Macon.................     108      5/91     Macon Airport (15), Warner-Robbins Air       Georgia Farm Bureaus, Brown and
                                              Force Base (20), Mercer University (8),      Williamson, YKK, Geico, GE Capital
                                              Wesleyan College (4)

                          NUMBER     DATE     TOURIST ATTRACTIONS/ACADEMIC INSTITUTIONS/         BUSINESSES WITH FACILITIES
   PROPERTY LOCATION     OF ROOMS   OPENED          LANDMARKS (DISTANCE IN MILES)                 WITHIN A FIVE MILE RADIUS
- -----------------------  --------   ------    ------------------------------------------   ---------------------------------------
INDIANA
 Indianapolis..........     149      3/90     Downtown Indianapolis (12), Indianapolis     Charles Schwab, AT&T, Delta Peerless,
                                              Airport (17), Indianapolis Zoo (15),         GTE, Hewlett-Packard, Integrated
                                              Children's Museum (10), Butler University    Information Services, MacMillan
                                              (7), Indianapolis Motor Speedway (17),       Publishing, NCR
                                              Indiana State Fairgrounds (7)
MARYLAND
 Columbia..............     152      7/91     Dobbin Center ( 1/10), Merriweather Post     General Physics, S-3 Technologies
                                              Pavilion (4), Baltimore-Washington           (adjacent), Sun Micro Systems, AT&T,
                                              International Airport (12), Baltimore        Baxter Health Care
                                              Inner Harbor (15), Oriole Park at Camden
                                              Yards (15), National Aquarium (15)
MASSACHUSETTS
 Danvers...............     121      3/90     Fenway Park (18), Logan Airport (18),        General Electric, NYNEX, Eaton
                                              Downtown Boston (15), Historic Salem (3)
 Foxborough............     149      6/89     Foxboro Stadium (5), Great Woods             Texas Instruments, Forbes, Codex
                                              Performing Arts Center (3), Logan Airport
                                              (35), Downtown Boston (33), Wheaton
                                              College (5), Plymouth Plantation (25)
 Lowell................     121      3/90     Downtown Boston (30), Logan Airport (30),    Wang, Sun Microsystems,
                                              Lexington/Concord (15), University of        Hewlett-Packard, Raytheon
                                              Massachusetts at Lowell (3)
 Milford...............     152     10/90     Logan Airport (43), Downtown Boston (43)     EMC, Dennison, Boston Digital
 Norwood...............     148      9/90     Logan Airport (20), Downtown Boston (20),    Analog Devices, LTX Corporation,
                                              Foxboro Stadium (10), Great Woods            Microcom, Polaroid, GM, Ciba Corning,
                                              Performing Arts Center (15)                  Merck
 Stoughton.............     152     10/90     Logan Airport (18), Stonehill College (7),   Reebok International (adjacent)
                                              Downtown Boston (16), Fenway Park (17),
                                              Foxboro Stadium (20), Great Woods
                                              Performing Arts Center (20)
 Woburn................     120      3/90     Logan Airport (12), Downtown Boston (12),    Hewlett-Packard, Alpha Industries
                                              Cambridge (12)
MICHIGAN
 Detroit/Auburn
   Hills...............     148     10/89     Pontiac Silverdome ( 1/2), The Palace of     Chrysler, ITT Automotive, General
                                              Auburn Hills (3), Oakland University (2)     Motors, Volkswagen (headquarters)
MINNESOTA
 Minneapolis/
   Eden Prairie........     149      2/89     Minneapolis/St. Paul International Airport   Best Buy, General Electric, Super Valu,
                                              (11), Metrodome/Downtown Minneapolis (12),   Rosemount, MTS Systems
                                              Met Center (8), Minnesota Zoo (15), Mystic
                                              Lake Casino (15)
MISSOURI
 Kansas City Airport...     149      9/90     Kansas City Airport (4), Downtown Kansas     Farmland Foods, Worldspan, Midland
                                              City (10), Truman Sports Complex (25),
                                              American Royal/Kemper Arena (10)
 South Kansas City.....     149      9/90     Kansas City Airport (42), Downtown Kansas    Sprint, Marion Merrell Dow, Yellow
                                              City (20), Truman Sports Complex (10),       Freight, John Deere, Allied Signal
                                              Worlds of Fun (15), New Dinner Theatre (7)
NEW JERSEY
 Mahwah................     146      4/91     Meadowlands (20), New York City (33)         Sharp Electronics, UPS, Phillips, IBM,
                                                                                           Jaguar, Meldisco

                          NUMBER     DATE     TOURIST ATTRACTIONS/ACADEMIC INSTITUTIONS/         BUSINESSES WITH FACILITIES
   PROPERTY LOCATION     OF ROOMS   OPENED          LANDMARKS (DISTANCE IN MILES)                 WITHIN A FIVE MILE RADIUS
- -----------------------  --------   ------    ------------------------------------------   ---------------------------------------
NORTH CAROLINA
 Charlotte - University
   Research Park.......     152      8/90     Charlotte Motor Speedway (4), UNCC (1),      IBM, Allstate Insurance, Phillip
                                              University Place ( 1/4), Downtown            Morris, Southern Bell
                                              Charlotte (7), Airport (10), Blockbuster
                                              Pavilion (4)
 Fayetteville..........     108      1/91     Cape Fear Regional Theatre (5), Museum       Fort Bragg
                                              of Art (6), Market House (2), Arts
                                              Counsel (12)
 Raleigh/Durham
   Airport.............     152     11/90     Research Triangle Park (1), Raleigh/Durham   IBM, Northern Telecom, SAS Institute,
                                              Airport (1), Downtown Raleigh (15), NC       GTE
                                              State (15), Durham/Duke University (15),
                                              Chapel Hill/University of NC (18)
PENNSYLVANIA
 Philadelphia
   Airport.............     152     12/91     Downtown Philadelphia (10), Philadelphia     Boeing, UPS, Penn Navy Yard
                                              Airport (1), Veterans Stadium (4),
                                              Spectrum (4), Penns Landing (8), Civic
                                              Center (15)
SOUTH CAROLINA
 Spartanburg...........     108      6/90     USCS (1), Greenville-Spartanburg Airport     Milliken, Michelin
                                              (17), Wofford College (3), Converse
                                              College (3), Spartanburg Auditorium (3)
TENNESSEE
 Chattanooga...........     109      4/91     Chattanooga Riverboat (18), Ruby Falls       Brach's Candy
                                              (15), Rock City (18), Metropolitan Airport
                                              (4), Tennessee Aquarium (10)
TEXAS
 Dallas/Northpark......     160      7/90     Dallas/Fort Worth Airport (25), Love Field   Dr. Pepper, Texas Instruments,
                                              Airport (7), Downtown Dallas (5), SMU (3)    Prudential
VIRGINIA
 Fairfax...............     149      9/90     Fairfax County Offices (3), Washington, DC   AT&T, TRW, Mobil (training center)
                                              (15), Dulles Airport (11), National
                                              Airport (18), George Mason University (4)
WASHINGTON
 Bellevue..............     152      9/90     Bellevue City Center (4), Seattle City       Microsoft, Allied Signal, Digital,
                                              Centre (8), University of Washington (6)     Eddie Bauer, Safeco
WISCONSIN
Milwaukee/Brookfield...     147      5/91     Milwaukee County Zoo (5), Milwaukee County   Digital, Ameritech, Xerox, Prudential
                                              Stadium (12), Bradley Center (12),
                                              Wisconsin State Fair (6), Airport (18)

                                    BUSINESS

THE HOTEL INDUSTRY

     According to Smith Travel Research, the United States hotel industry had approximately 29,649 hotels with approximately 3.2 million guest rooms as of December 31, 1994. Of these guest rooms, approximately 1.9 million were affiliated with a "brand" either through a franchise or license agreement or through ownership or management by a national or regional hotel chain. The remainder were independent operators not affiliated with hotel chains of more than five hotel properties. The Company believes that there are many advantages to owning hotels which are "brand" affiliated, including access to reservation systems, quality standards, training programs and enhanced customer recognition. Moreover, the Company believes that the Courtyard by Marriott[R] brand name represents one of the strongest brand affiliations available in the moderately priced segment of the hotel industry.

     The United States hotel industry generally is comprised of two segments: full service hotels and limited service hotels. Full service hotels generally offer restaurant and lounge facilities and meeting spaces, as well as a wide range of services typically including bell service and room service. Limited service hotels generally offer accommodations with limited or no services and amenities. The Initial Hotels compete effectively with both full service and limited service hotels in their respective markets by providing streamlined services and amenities exceeding typical limited service offerings at prices that compare favorably with full service hotels.

     The Company believes that the United States hotel industry is experiencing cyclical growth. Since 1992, the hotel industry has experienced improved fundamentals as the annual rates of growth in demand for hotel guest rooms have exceeded the annual rates of growth in supply of hotel guest rooms and annual ADR have increased each year. According to Smith Travel Research, total United States room demand (average daily rooms rented for the year) in 1994 increased 4.7% over room demand in 1993 while total United States room supply (average daily rooms available for the year) in 1994 increased by only 1.4% over 1993. The average hotel occupancy in the United States increased from 63.1% in 1993 to 65.2% in 1994 while the ADR increased from $61.17 to $63.63, an increase of 4.0%.

     As reported by Smith Travel Research in Lodging Outlook, for the five year period ended December 31, 1994, the United States hotel industry demonstrated the following operating characteristics:

                                                         YEAR ENDED DECEMBER 31,
                                            --------------------------------------------------
                                             1990       1991       1992       1993       1994
    Average hotel occupancy...............    62.4%      60.8%      61.8%      63.1%      65.2%
    ADR...................................  $58.16     $58.47     $59.30     $61.17     $63.63
    Percentage change in ADR..............      --        0.5%       1.4%       3.2%       4.0%
    REVPAR................................  $36.29     $35.55     $36.65     $38.60     $41.49
    Percentage change in REVPAR...........      --       (2.0)%      3.1%       5.3%       7.5%
    Growth in room supply.................     3.4%       2.5%       1.3%       1.0%       1.4%
    Growth in room demand.................     1.9%       0.0%       3.8%       4.0%       4.7%


     The Company believes that improvements in performance in the United States hotel industry since 1992 are primarily due to an improved economic environment and a low rate of growth in guest room supply. The Company attributes the low rate of growth in guest room supply to constraints on the availability of financing for new hotel development from traditional sources and an excess supply of hotel guest rooms resulting from high levels of hotel construction activity in prior years. The Company anticipates that growth in guest room supply will continue to be limited, except in certain select markets experiencing rapid economic growth, due to the continued decline in the availability of institutional funds for hotel construction.


GROWTH STRATEGY

     The Company's business objectives are to increase Cash Available for Distribution per Share and enhance shareholder value. The Company will seek to
(i) acquire additional Hotel Properties that meet the Company's investment criteria and (ii) participate in growth in revenues at the Hotel Properties through percentage rents. To achieve its objectives, the Company expects to operate as follows: start with a strong capital base of shareholders' equity; invest in high quality properties operated by unaffiliated hotel operating companies; use moderate leverage to fund additional investments which increase the Company's Cash Available for Distribution per Share because of positive spreads between the Company's cost of funds and the rent yields; design leases which provide for base rents and an opportunity for the Company to participate in a percentage of gross revenues; as Cash Available for Distribution increases, periodically raise dividends; when market conditions permit, refinance debt with additional equity or long term debt; and, over time, pursue diversification so that the Company's Cash Available for Distribution to shareholders will be received from diverse properties and operators.

  ACQUISITION STRATEGY


     The Company believes there are opportunities to acquire well located hotels in the moderately priced segment of the hotel industry that are or potentially could be affiliated with nationally recognized hotel companies. The Company intends to focus on acquisitions of relatively new properties or older properties where extensive renovations have been or are committed to be undertaken at the time of the Company's investment. The Company intends to require an appropriate reserve or other mechanism in its Leases to insure that funding is available to maintain the quality of its Hotel Properties.



     Advisors has significant experience in acquiring real estate and structuring net lease transactions. Since its inception, HRP has been advised by Advisors under the supervision of Messrs. Portnoy and Martin and has grown from $63.0 million in assets at the time of its founding in 1986 to in excess of $1.0 billion currently, including the 21 Initial Hotels acquired in March 1995. The Company will be advised by Advisors under the supervision of Messrs. Portnoy and Martin. The Company and Advisors believe that there are significant similarities between the business of purchasing and net leasing retirement and nursing facilities and the business of purchasing and net leasing hotel properties. HRP's past performance, however, is not necessarily indicative of the Company's future performance.



     The Company has purchased from Host Marriott Corporation certain options, rights of first refusal and rights of first offer covering substantially all remaining ownership interests of Host Marriott Corporation and its affiliates in Courtyard by Marriott[R] hotels and Residence Inns by Marriott[R]. The rights of first offer extended through February 29, 2000 and were purchased for $3.0 million; their term will be extended to August 31, 2002 at the closing of this Offering in exchange for an additional $1.5 million. For other material terms of these rights see "Business -- Purchase Options." Although the Company has not determined whether or when to exercise any of these rights, the Company believes these rights have significant value and will afford it opportunities to invest in high quality hospitality properties operated by one of the world's most successful hotel operating teams.


     In addition to possible future investments in properties owned by Host Marriott Corporation, the Company expects to seek investments in other hotel properties owned and operated by companies other than Host Marriott Corporation and Marriott International, Inc. Most other public hotel REITs seek to control the operations of the hotel properties in which they invest by leasing the properties to affiliated tenants. The Company neither intends to seek control over its tenants' operations nor to lease or provide financing to affiliates. Because of this difference in operating philosophy, the Company believes it will have a competitive advantage over other public hotel REITs in dealing with hotel operating companies which want to divest their real estate while remaining in the hotel business as lessees.

  INTERNAL GROWTH STRATEGY


     Based upon recent increases in occupancy and ADR in the United States lodging industry, the Company believes that the industry is experiencing cyclical growth and improved fundamentals due to the more favorable balance between demand and supply for overnight accommodations. The Company believes that the Initial Hotels offer opportunities for internal growth through increases in percentage rent. The Initial Leases require payment of base rent plus percentage rent equal to 5% of increases in Total Hotel Sales at the Initial

Hotels over Total Hotel Sales in 1994. The Company intends in future Leases to require both base rent and percentage rent based on gross revenues.

FORMATION OF THE COMPANY


     The Company is currently a wholly owned subsidiary of HRP. In March 1995, the Company acquired 21 of the Initial Hotels for $179.4 million. Substantially all of the funding for this acquisition, including start up, closing and option costs, was provided to the Company through the HRP Loan. In addition to the HRP Loan, HRP purchased 40,000 Shares for $1.0 million ($25.00 per Share). Upon completion of this Offering, the additional 16 Initial Hotels will be purchased by the Company for $149.6 million, HRP will purchase directly from the Company an additional 3,960,000 Shares at $25.00 per Share by cancelling $99.0 million of the HRP Loan, and Advisors will purchase directly from the Company 250,000 Shares at $25.00 per Share. The Company has accepted a commitment for the Acquisition Line which is expected to close concurrently with the completion of this Offering. The net proceeds of this Offering, the sale of Shares to Advisors and amounts drawn under the Acquisition Line will be used to purchase the additional 16 Initial Hotels and to repay the remaining balance on the HRP Loan. Upon completion of this Offering and the concurrent offering to HRP and Advisors, public shareholders, HRP and Advisors will own 63.8%, 34.1% and 2.1%, respectively, of the Company's Shares.


PURCHASE AGREEMENT

     The Initial Hotels will be purchased from the Sellers pursuant to the Purchase Agreement. Reference is made to the Purchase Agreement which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and the following summary is qualified in its entirety by such reference.


     Under the Purchase Agreement, the Sellers are entitled to receive the purchase price in cash at closing in exchange for title to the Initial Hotels. The closing with respect to the 21 Initial Hotels currently owned by the Company occurred on March 24, 1995. It is anticipated that the closing under the Purchase Agreement for the additional 16 Initial Hotels will occur concurrently with the completion of this Offering. The purchase of each additional Initial Hotel is contingent upon the satisfactory completion of the Company's due diligence investigation.



     The Purchase Agreement generally contains representations and warranties with respect to the Initial Hotels which are typical in commercial real estate acquisitions, including, among other things, that: (i) the properties and the use and operation thereof do not violate applicable laws; (ii) the Sellers have not placed any hazardous substances on the properties; and (iii) the Management Agreements and, if applicable, the ground leases, are in full force and effect. In addition, the Sellers have agreed, for the period ending one year after closing, to indemnify and hold the Company harmless from and against losses that may arise as a result of the breach of any representations and warranties by the Sellers.



     In connection with the Purchase Agreement, the Company has engaged in a due diligence investigation with respect to each Initial Hotel, including review of title documents, zoning restrictions, surveys, Phase I environmental reports, engineering reports, historical financial statements and copies of governmental permits, franchise or license agreements, leases and other material contracts with respect to the Initial Hotels. The Company has received an owner's policy of title insurance for each of the 21 Initial Hotels it currently owns and the Company will receive an owner's policy of title insurance for each of the additional 16 Initial Hotels to be acquired with proceeds of this Offering.



     The land underlying three of the 21 Initial Hotels currently owned by the Company, the Phoenix, Stoughton and Scottsdale Initial Hotels, was acquired by an assignment of the Sellers' interest under long term ground leases. The land underlying two of the additional 16 Initial Hotels to be acquired, the Norwood and the Los Angeles Airport Initial Hotels, will also be acquired by an assignment of the Sellers' leasehold interest under long term ground leases. In each case, the remaining term of the ground lease (including renewal options) is in excess of 40 years, and the ground lessors are unrelated to the Sellers and the Company. As a condition to closing with respect to such Initial Hotels, the Company has obtained or will obtain a consent and estoppel agreement from each ground lessor, pursuant to which such ground lessor will consent to the assignment by the Sellers to the Company of the Seller's interest in the ground lease and the sublease to Host of such interest and will represent to the Company that the ground lease is in full force and effect. Under the Initial Leases, Host will acknowledge that the provisions of the relevant Initial Leases are subject to the terms of the underlying ground leases.


PURCHASE OPTIONS


     The Company currently holds an option pursuant to the Purchase Agreement to acquire 17 additional Courtyard by Marriott[R] hotels for $202.5 million and to lease them to Host on terms similar to the Initial Leases. This option expires on June 30, 1996. The Company has also been granted rights of first refusal during this option period regarding the 17 option properties. In addition, at the closing of the purchase of the 21 Initial Hotels, the Company acquired for $3.0 million a right of first offer, for the period expiring February 29, 2000, with respect to substantially all of the interests of Host Marriott Corporation or its subsidiaries in Courtyard by Marriott[R] hotels and certain of Host Marriott Corporation's or its subsidiaries' interests in Residence Inn by Marriott[R] properties. At the closing of the purchase of the additional 16 Initial Hotels, the Company will pay the Sellers an additional $1.5 million to extend the effective period of the foregoing right of first offer until August 31, 2002. The Company has not determined whether or when to exercise the foregoing option or any of the foregoing rights.


ENVIRONMENTAL MATTERS


     Under various environmental laws, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, in or emanating from such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances, and the liability under such laws has been interpreted to be strict, meaning that liability is imposed without regard to fault. Liability under such laws has also been interpreted to be joint and several, meaning that any current or previous owner or operator or other responsible party might be liable for the entire amount of the cleanup and remediation costs for a contaminated site. In addition, the presence of hazardous or toxic substances, or the failure to remediate such property properly, may adversely affect the market value of the property, as well as the owner's ability to sell or lease the property or to borrow using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility, whether or not such facility is or ever was owned or operated by such person. In addition, certain environmental laws and common law principles govern the responsibility for the removal, encapsulation or disturbance of ACMs when these ACMs are in poor condition or when a property with ACMs is undergoing renovation or demolition. Such laws could also be used to impose liability upon owners or operators of real properties for release of ACMs into the air that cause personal injury or other damage.



     Pursuant to the terms of the Purchase Agreement, the Company received a Phase I environmental assessment report for each of the 37 Initial Hotels. The purpose of these reports is to identify, to the extent reasonably possible and based on reasonably available information, any existing and potential conditions resulting from hazardous or toxic substances, including petroleum products and ACMs, at the Initial Hotels. The scope of the Phase I environmental assessment for each Initial Hotel generally included: (i) a review of available maps, aerial photographs and past and present uses of the site; (ii) an inspection of appropriate public records; and (iii) in certain cases, limited inquiries of governmental agencies having jurisdiction over certain environmental matters. Each Phase I environmental assessment also included an on site visual inspection of the Initial Hotels to assess visual evidence of past or present on site waste disposal, visible surface contamination, potential sources of soil and groundwater contamination, above surface and subsurface storage tanks, visible drums, barrels and other storage containers, current waste streams and management practices, ACMs and polychlorinated biphenyl transformers. In addition, as part of the Phase I environmental assessment, abutting properties and nearby sources of potential contamination were identified through publicly available information and evaluated for potential impact on the Initial Hotels, to the extent reasonably possible. In some instances, the Company also caused additional investigations to be conducted with respect to the Initial Hotels.

     The Company is aware of contaminated groundwater and soil at the Mahwah, New Jersey Initial Hotel and contaminated groundwater at the Spartanburg, South Carolina, Fountain Valley, California and Dallas, Texas Initial Hotels. In each case, the contamination appears to be associated with activities at adjacent or nearby gasoline stations. In each case, the owner or operator of the property which is the source of the contamination is conducting investigatory and remedial activities under the supervision of governmental authorities, and no such activities are presently being required of the owners or operators of the Initial Hotels. The Mahwah, New Jersey and Philadelphia, Pennsylvania Initial Hotels may have been constructed on sites at which fill materials containing hazardous substances were used, and the Woburn, Massachusetts Initial Hotel is constructed on the site of a former automobile junk yard. The Los Angeles Airport Initial Hotel has been constructed over abandoned oil and gas wells. These historical activities do not appear to adversely impact the use of these various properties, and no environmental regulatory actions are pending with regard to these properties.



     The Phoenix, Arizona Initial Hotel is located near to a state Superfund area and may be adversely affected by the contamination at this site. The Los Angeles Airport Initial Hotel is located in an area of regional groundwater contamination and may be adversely affected by the regional contamination. However, the Company does not believe that activities at either the Phoenix, Arizona or Los Angeles Airport Initial Hotel properties are a source of the contamination in their respective areas. Adjacent to the Milford, Massachusetts Initial Hotel, there are quarries that have been used historically for dumping. Although the Company is not aware of any adverse effect on its property from this historical use of the adjacent site, it is possible that previous and future, if any, dumping of hazardous materials at the adjacent site may adversely impact the property at the Milford, Massachusetts Initial Hotel.



     The Company does not believe that these instances of on-site contamination and historical activities at the above-mentioned Initial Hotels will have a material adverse effect on the Company's business or results of operations. However, the Company cannot predict whether modifications of existing laws or regulations or the adoption of new laws or regulations or changes in the conditions at the above-mentioned or other Initial Hotels may have a material adverse effect on the Company's business or results of operations in the future.



     Except as described above, based upon the Phase I environmental assessments and the representations of the Sellers in the Purchase Agreement, the Company is not aware of any environmental condition with respect to the Initial Hotels that could have a material adverse effect on the Company's business or results of operations. No assurances can be given, however, that the Phase I environmental assessments undertaken with respect to the Initial Hotels have revealed all potential environmental liabilities, that any prior owner or operator of the real property on which the Initial Hotels are located did not create any material environmental condition not known to the Company, or that a material environmental condition does not otherwise exist as to any one or more of the Initial Hotels.


LEGAL PROCEEDINGS

     The Company has a limited operating history and is not currently a party to any legal proceedings. Under the Purchase Agreement, each of the Sellers has represented to the Company that there are no pending condemnation, eminent domain or other actions, suits or proceedings involving the Initial Hotels, except for certain real estate taxation disputes, certain matters covered by insurance maintained by the Sellers and certain immaterial matters not covered by such insurance. The Company is not aware of any legal proceeding affecting the Initial Hotels for which it might become liable.


     In the ordinary course of their business Advisors and HRP are occasionally involved in litigation. Early in 1995, HRP commenced a foreclosure action to enforce indemnities given in connection with the surrender of certain leaseholds to, and the purchase of certain properties by, HRP in 1992. In May 1995, the defendants in the foreclosure action and parties related to HRP's former tenants and sellers asserted cross claims against HRP, Advisors, Messrs. Portnoy and Martin and others, including Sullivan & Worcester, counsel to HRP, Advisors and the Company. The cross claims allege, among other things, fraud, conflicts of interest, breach of fiduciary duties, legal malpractice and civil conspiracy in connection with the leasehold surrenders, the sales and the indemnities which underlie the foreclosure action and that the foreclosure defendants and third party plaintiffs suffered substantial damages as a result. Although the outcome of this litigation is currently indeterminable, each of the third party defendants believes the claims against it are without merit and intends to defend and deny the allegations in these cross claims and HRP intends to pursue the original foreclosure action. The Company is not a party to this litigation.


INSURANCE


     The Company intends in future Leases to require Lessees to maintain insurance on Hotel Properties leased from the Company. Under the Initial Leases, Host is obligated to maintain or cause Marriott to maintain insurance. See "The Initial Leases -- Insurance and Indemnification" and "The Management
Agreements -- Insurance and Indemnification" for a description of the levels of insurance required to be maintained by Host and Marriott and "Risk
Factors -- Risks Relating to Initial Hotels -- Insurance" for a discussion of certain risks for which insurance is not currently available at economically viable rates.


COMPETITION

     The hotel industry is highly competitive. Each of the Initial Hotels is located in an area that includes other hotel properties. Increases in the number of competitive hotel properties in a particular area could have a material adverse effect on occupancy rates and ADR of the Initial Hotels located in such area. The Management Agreements restrict the right of Marriott and its affiliates, until September 25, 1999, to own, build, operate, franchise or manage any other Courtyard by Marriott[R] hotel within a specified limited radius of the Initial Hotels. Marriott and its affiliates are not restricted from operating other branded hotels in the market areas of the Initial Hotels, and after September 25, 1999, Marriott and its affiliates may also compete with the Initial Hotels by opening, managing or franchising additional Courtyard by Marriott[R] hotels in direct competition with the Initial Hotels. See "Risk Factors -- Hotel Industry Risks -- Competition."

     The Company expects to compete for hotel acquisition and financing opportunities with entities which may have substantially greater financial resources than the Company, including, without limitation, other publicly owned REITs, banks, insurance companies, pension plans and public and private partnerships. These entities may be able to accept more risk than the Company can prudently manage, including risks with respect to the creditworthiness of a hotel operator. Such competition may reduce the number of suitable hotel acquisition or financing opportunities offered to the Company and increase the bargaining power of property owners seeking to sell or finance their properties.

REGULATORY MATTERS

     Hotel properties are subject to various laws, ordinances and regulations, including regulations relating to restaurants and other food and beverage operations and recreational facilities such as swimming pools, activity centers and other common areas. The Company believes that each Initial Hotel has the necessary permits and approvals required to enable Host and Marriott to operate the Initial Hotels in the manner contemplated by the Initial Leases and the Management Agreements. The Company intends in future Leases to require the Lessee to comply with all laws, ordinances and regulations applicable to the operation of the Hotel Properties.

     Under Title III of the ADA, a hotel with more than five rooms for rent is considered both a "public accommodation" and a "commercial facility." Under the public accommodations provisions of the ADA, the Company, as owner of the Hotel Properties, will be obligated to make reasonable accommodations to patrons who have physical, mental or other disabilities. This will include the obligation to remove architectural and communication barriers at the Hotel Properties when doing so is "readily achievable" to ensure that alterations to the Hotel Properties performed after January 26, 1992 conform to the specific requirements of the ADA implementing regulations. The Initial Leases require Host to comply with the ADA. Host will also generally be obligated to remedy any ADA compliance matters from the FF&E Reserve, its own funds, financing by third parties or financing provided by the Company (which will increase base rent under the Initial Leases).

                               THE INITIAL LESSEE


     Host, the Initial Lessee, is a limited purpose wholly owned subsidiary formed by Host Marriott Corporation to lease and operate the Initial Hotels. The Initial Leases require that Host remain a subsidiary of Host Marriott Corporation throughout the term of the Initial Leases. Host Marriott Corporation is not liable on the Initial Leases and an investment in the Shares offered hereby is not an investment in Host Marriott Corporation or in Host.


     Host Marriott Corporation is one of the largest owners of lodging properties in the world and as of December 30, 1994 owned 119 lodging properties (including the Initial Hotels) generally operated under proprietary brand names and managed by Marriott International, Inc. Host Marriott Corporation also holds minority interests in various partnerships that own, in the aggregate, over 260 additional properties operated by Marriott International, Inc. Host Marriott Corporation's properties span several market segments of the hotel industry, including full service (primarily Marriott Hotels, Resorts and Suites[R]), moderately priced (Courtyard by Marriott[R]), extended stay (Residence Inn by Marriott[R]) and economy (Fairfield Inn by Marriott[R]). Host Marriott Corporation is also the leading operator of airport and tollroad food and merchandise concessions. Host Marriott Corporation operates restaurants, gift shops and related facilities at over 70 airports, on 14 tollroads (including over 95 travel plazas) and at more than 35 tourist attractions, stadiums and arenas. Many of Host Marriott Corporation's concessions operate under branded names, including Pizza Hut[R], Burger King[R], Taco Bell[R], Sbarro's[R], Dunkin' Donuts[R], Starbucks[R], TCBY (The Country's Best Yogurt)[R], Mrs. Fields[R] and Cheers[R]. Host Marriott Corporation reported revenues of $1.5 billion and operating profit of $191.0 million in 1994.

                               THE INITIAL LEASES

     The following summary of the Initial Leases is qualified in its entirety by reference to the form of the Initial Lease which is attached to the Purchase Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL


     In March 1995, the Company acquired 21 of the Initial Hotels and entered into related Initial Leases. In connection with the consummation of this Offering, the Company will enter into Initial Leases with respect to the remaining 16 Initial Hotels. Although there will be a separate Initial Lease for each Initial Hotel, all of the Initial Leases contain cross default covenants and renewal options may be exercised only on an all or none basis.


RENT


     The Initial Leases provide for the payment by Host of annual base rent payable in advance on the first day of each four week accounting period, in equal installments, beginning on the date of the closing with respect to the applicable Initial Hotel. Percentage rent equal to 5% of Total Hotel Sales (or "Gross Revenues" as defined in the Initial Leases) at the Initial Hotels in any year in excess of Total Hotel Sales during the fiscal year 1994 (calculated on an aggregate basis for all of the Initial Hotels) is payable to the Company quarterly subject to adjustment annually based upon actual results. The Company has the right to examine the records of Host and Marriott for the purpose of verifying the level of Total Hotel Sales disclosed to the Company from time to time.



     Each Initial Lease is a net lease requiring Host to pay all operating expenses, taxes and other impositions, utilities, insurance premiums and ground rents, if any, of the applicable Initial Hotel, to comply with all legal requirements applicable to such Initial Hotel and to perform the obligations of "owner" under the applicable Management Agreement. It is anticipated that all capitalized costs and expenses associated with maintenance and repair of furniture, fixtures and equipment with respect to each Initial Hotel (other than in the event of casualty or condemnation) will be funded from the FF&E Reserve.

MAINTENANCE AND ALTERATIONS

     Host is required to maintain each Initial Hotel in good order and repair, and make structural and nonstructural, interior and exterior repairs which are necessary to keep each Initial Hotel in good condition and repair. Capital alterations and additions to any Initial Hotel may only be made with the prior written consent of the Company. Any alterations or improvements made to any Initial Hotel during the term of the Initial Lease are the property of the Company. On the last day of the term of the Initial Leases, Host is required to surrender the Initial Hotels to the Company in substantially the same condition as existed on the commencement date of the Initial Leases, subject to any permitted alterations and subject to ordinary wear and tear. Certain expenditures in connection with the maintenance and repair of any Initial Hotel may be made from funds available in the FF&E Reserve. See "-- FF&E Reserve."

FF&E RESERVE


     The FF&E Reserve, which is equal to 5% of Total Hotel Sales (initially approximately $1,172 per guest room per year), has been established to cover the capitalized cost of replacements and refurbishment of the furniture, fixtures and equipment in the Initial Hotels and the cost of certain routine repairs and maintenance to the Initial Hotels, such as exterior and interior repainting, resurfacing building walls, floors, roofs and parking areas and replacing folding walls. The FF&E Reserve is funded at the end of each four week accounting period based on Total Hotel Sales for such accounting period. Expenditures in excess of the FF&E Reserve balance require the Company's consent, except in extenuating circumstances. Major repairs, alterations, improvements, renewals or replacements to the structure, roof or exterior facade or mechanical systems of the Initial Hotels are not expected to be funded from the FF&E Reserve unless Marriott, Host and the Company otherwise agree. Although Host has the primary responsibility to maintain and make major and structural repairs to the Hotel Properties, Host may require the Company to fund the cost of such repairs, in which event the annual base rent will increase by 10% of the amount funded. See "-- Maintenance and Alterations."


ASSIGNMENT

     The Company has agreed not unreasonably to withhold its consent to an assignment of the Initial Leases by Host to a third party. Assignment is, however, subject to a right of the Company to substitute a Lessee selected by the Company and certain other conditions, including that Host assign its rights under all of the Initial Leases, that the Manager grants its consent, that any proposed assignee have sufficient financial resources and liquidity to fulfill the Lessees' obligations under the Initial Leases and that Host remain jointly and severally liable with any assignee under the Initial Leases.

LEASE TERM


     The Initial Leases have an initial term which expires on December 31, 2006. The Initial Leases with respect to the 21 Initial Hotels commenced on March 24, 1995. The Initial Leases with respect to the additional 16 Initial Hotels to be acquired with proceeds of this Offering will commence upon the completion of this Offering. Provided that the terms of all of the other Initial Leases are concurrently extended, the term of each Initial Lease may be extended for four consecutive renewal terms, the first of which is for a period of seven years and the last three of which are for a period of ten years each. Three of the Initial Leases may, however, be subject to early termination. See "-- Ground Lease Terms." Assuming the exercise of all renewal terms and no early termination, the Initial Leases will expire in 2043. Extension of the term of any Initial Lease is automatic unless Host gives the Company written notice of Host's election not to extend the initial or any renewal term at least 16 months prior to the expiration of the applicable term.


GROUND LEASE TERMS


     The land underlying five of the Initial Hotels is subject to ground leases. The Initial Leases with respect to the ground leased Initial Hotels are subject to early termination if the applicable ground lease terminates. Assuming the exercise of all renewal options, one ground lease will expire in 2067, one in 2066, two in 2041 and one in 2039. The ground leases expiring in 2041 and 2039 will expire approximately two years and four years, respectively, prior to the date the applicable Initial Lease would otherwise expire if fully renewed. Moreover, the landlord under the ground lease which expires in 2039 has the right to terminate the ground lease at any time after January 1, 1999 provided it agrees not to use the premises as a commercial lodging facility, complies with a right of first refusal granted to the Company and pays to the Company an amount equal to the fair market value of the Company's interest under the ground lease. The landlords under the ground leases which expire in 2041 have the right to purchase the Company's leasehold interest in the event that the Company changes the use of the premises from a hotel use or in the event that Host Marriott Corporation, its affiliates or another agreed upon suitable operator ceases to lease or manage the applicable Initial Hotel. Any pledge of the Company's interests in a ground lease may also require the consent of the applicable ground lessor and the lenders thereto. The ground leased land underlying three of the Initial Hotels is encumbered by mortgages securing loans in the original principal amounts of $12.5 million, $37.7 million and $18.0 million. Subject to the Company's satisfaction of certain conditions, the foreclosure of such mortgages will not result in the termination of the applicable ground lease.


SECURITY DEPOSIT


     Pursuant to the Initial Leases, the Security Deposit of $32.9 million has been retained by the Company as security for payment and performance of Host's obligations under the Initial Leases. The Company is not required to escrow the Security Deposit and will pay no interest on the Security Deposit. The amount of the Security Deposit will be reduced by the amount of unpaid or defaulted obligations of Host under any Initial Lease or all of the Initial Leases.


ENVIRONMENTAL MATTERS

     The Initial Leases prohibit the maintenance of any hazardous substance at the Initial Hotels and require Host to remove and dispose of, at its sole cost and expense, any hazardous substance it caused or permitted to exist on any Initial Hotel in compliance with applicable environmental laws and regulations or to pay the Company any costs incurred in connection with such removal and disposal. Host has indemnified the Company for any claims, causes of action or other costs and expenses asserted against the Company as a result of the presence of hazardous substances at the Initial Hotels or from a violation or alleged violation of any applicable environmental law or regulation.

FINANCIAL COVENANTS OF HOST

  LIMITATIONS ON DISTRIBUTIONS BY HOST

     Host has agreed it will not pay any fees to a related party outside the ordinary course of business or distribute any of its earnings to its affiliates if, at the time of such proposed action or immediately after giving effect thereto, any event of default under the Initial Leases exists.

  MAINTENANCE OF NET WORTH


     Host has agreed that it will maintain, at all times during the term of the Initial Leases, a "tangible net worth" (as defined in the Initial Leases) equal to one year's fixed rent, which Host is expected initially to satisfy principally through the Security Deposit. See "Risk Factors -- Risks Relating to Initial Hotels -- Security Deposit" and "-- Security Deposit."


  LIMITATIONS ON INCURRENCE OF ADDITIONAL DEBT


     In general, Host has agreed not to incur any indebtedness other than: (i) liabilities incurred in the ordinary course of business; (ii) debt to the Company; (iii) unsecured debt to an affiliate which is expressly subordinate to Host's obligations under the Initial Leases; (iv) judgments as to which an appeal is pending, which are fully covered by insurance or which aggregate less than $250,000; and (v) with certain limitations, equipment purchase money financing.

INSURANCE AND INDEMNIFICATION


     Pursuant to the Initial Leases, except to the extent maintained by the Manager pursuant to the Management Agreements, Host will be obligated at its cost to maintain insurance on the Initial Hotels covering: (i) comprehensive general liability for damage to property or bodily injury arising out of the ownership, use, occupancy or maintenance of the Initial Hotels (primary coverage of $2.0 million per occurrence and an additional $23.0 million of umbrella coverage); (ii) commercial property "all risk" liability for damage to improvements, merchandise, trade fixtures, furnishings, equipment and personal property; (iii) workers' compensation benefits liability; (iv) business interruption loss (providing coverage of not less than 12 months of rent and other business income); and (v) other losses customarily insured by businesses similar to the business conducted at the Initial Hotels. The Company believes that the coverages specified in the Initial Leases are consistent with industry practice. The Company is an additional named insured under these policies. See "Risk Factors -- Risks Relating to Initial Hotels -- Insurance" for a discussion of certain risks for which insurance is not currently economically viable. See "The Management Agreements -- Insurance and Indemnification" for a description of additional insurance maintained by Marriott to provide coverage for these risks.


     Host has also agreed to indemnify and hold harmless the Company from and against any and all claims arising from Host's use of the Initial Hotels or from the conduct of Host's business or from any activities, work done or permitted to be done by Host on any Initial Hotel or elsewhere, or from any claim arising from Host's default under any Initial Lease, or from any negligence of Host or its subleases, agents, customers, invitees, contractors, occupants or employees.

DAMAGE, DESTRUCTION OR CONDEMNATION


     In the event any Initial Hotel is damaged by fire, explosion or other casualty as a result of which such Initial Hotel cannot be operated in the good faith judgment of Host or Marriott on a commercially practicable basis for its permitted use and it cannot reasonably be expected to be restored to substantially the same condition as existed immediately before such damage or destruction, within six months following such damage (or such shorter period of time as to which business interruption insurance is available), either the Company or Host may terminate the Initial Lease. If either (i) the damage is not extensive enough to give rise to an option to terminate the Initial Lease or
(ii) neither the Company nor Host elects to terminate the Initial Lease, Host is obligated promptly to repair and replace the improvements existing immediately prior to such fire, explosion or other casualty to the extent of available insurance proceeds. During any period of reconstruction or repair of any Initial Hotel, Host will operate its business at such Initial Hotel to the extent practicable. Rent payable under the Initial Leases by Host is not abated during the period of such repair and restoration. In the event that there are inadequate insurance proceeds to pay for the cost of restoration and Host elects not to fund the deficiency, the Company may, at its option, finance the shortfall for all such repairs and base rent will increase at the rate of 10% per annum of the amount financed.


     In the event that any Initial Hotel or any substantial portion thereof is taken or condemned for a public or quasi public use or purpose by a competent authority or sold by the Company in lieu thereof, the Initial Lease will terminate upon delivery of possession to the condemning authority or its assignee, and any Award will be paid to the Company, Host or Marriott as appropriate. Host will have no claim against the Company by reason of such taking or termination and will have no claim or right to any portion of the Award paid to the Company. Host will continue to pay rent and other charges until the Initial Lease is terminated. In the event only a part of any Initial Hotel is taken or condemned but such Initial Hotel or the part remaining can still be used for the same purpose as immediately prior to such taking, the Initial Lease will not terminate and Host will repair and restore the remaining improvements, provided the cost of such repair and restoration does not exceed the amount of the Award. If the cost of such repair exceeds the amount of the Award and Host is unwilling to pay the amount of such deficiency, Host may request that the Company fund the amount of the deficiency in which event base rent increases by 10% per annum of the amount so funded. If neither Host nor the Company elects to fund the deficiencies, either party may terminate the Initial Lease. If the Initial Hotel is repaired, there will be no abatement or reduction in any rent payable by Host.

     The ground leases for five of the Initial Hotels contain provisions relating to the obligation of the Company to maintain insurance, restore the premises following a casualty or a taking and apply in a specified manner proceeds received by the Company in connection with a casualty or a taking, all of which obligations are to be performed by Host pursuant to the Initial Leases. In instances where a material casualty has occurred prior to the last five years of a ground lease, however, the Company may be obligated under such ground lease to restore the property although Host has terminated the applicable Initial Lease as a result of a casualty and regardless of whether the proceeds received are adequate to effect restoration. In addition, in certain limited circumstances the lenders holding mortgages on the land underlying two of such ground leased Initial Hotels may have the right to require that insurance proceeds and condemnation Awards be applied in repayment of the debt secured by such mortgages.


OTHER MATERIAL COVENANTS OF HOST


     Host has also covenanted to the Company with respect to each of the Initial Hotels as follows: (i) that it will continuously use and occupy the Initial Hotel as a Courtyard by Marriott[R] hotel unless no longer economically practicable; (ii) that it will obtain and maintain, at its own cost and expense, all permits and licenses necessary for the operation of the Initial Hotel; (iii) that it will not engage in any activity, other than the operation of the Initial Hotels and other Hotel Properties, if any, owned by the Company and leased to Host; and (iv) that, subject to the Company's obligation to fund certain repairs, it will perform all of the obligations of the Company under the Management Agreements.


EVENTS OF DEFAULT


     Events of default under each Initial Lease include the following: (i) the failure of Host to make payments under the Initial Lease as and when due where such failure continues for ten days after written notice thereof by the Company;
(ii) the failure of Host to perform certain of the terms, covenants or conditions of any Initial Lease where such failure continues for a specified period after written notice thereof by the Company; (iii) the occurrence of certain events of bankruptcy or insolvency with respect to Host; (iv) the failure of Host to maintain the insurance coverages required under any Initial Lease; (v) the revocation or limitation of any material license requiring the cessation of operations at the applicable Initial Hotel; (vi) the existence of any event of default under any other Initial Lease or the Purchase Agreement;
(vii) the existence of any event of default by Host with respect to the Management Agreements; or (viii) the failure of Host to be a direct or indirect subsidiary of Host Marriott Corporation. The Initial Leases are cross defaulted and, accordingly, a default under one Initial Lease will constitute a default under all other Initial Leases. The Company may enforce cross default provisions with respect to all, some or none of the Initial Leases. Any Initial Lease with respect to which the Company does not enforce cross default provisions will remain in full force and effect. An event of default by Host under an Initial Lease will not constitute a default under any Management Agreements. If the Company terminates any Initial Lease or all of the Initial Leases as a result of a default, the Management Agreements would remain in effect. In such circumstances, the Company would not be able to select a new manager and a subsequent Lessee would be required to retain Marriott as a manager until the expiration or permitted termination of the Management Agreements. See "The Management Agreements -- Events of Default."


REMEDIES

     Upon the occurrence of an event of default under any Initial Lease, the Company will, in addition to all other rights or remedies provided at law or in equity, at its option, be entitled to do one or more of the following: (i) terminate such Initial Lease and/or all Initial Leases by delivery of written notice of termination to Host and accelerate the rent; (ii) terminate Host's right to possession of the applicable Initial Hotel or as to all Initial Hotels, without terminating the Initial Lease or all Initial Leases and Host's obligation to pay rent; (iii) relet all or any part of the applicable Initial Hotel or all Initial Hotels for such rent and upon such terms as will be satisfactory to the Company and recover from Host the difference between the amount of rent which would have been due under the applicable Initial Lease or all Initial Leases and the rent received under such reletting; (iv) exercise and enforce any or all rights and remedies available upon default to a secured party under the Uniform Commercial Code with respect to personal property of Host at the Initial Hotels; and (v) after notice to Host (or without notice if immediate action is necessary to protect person or property), make any payment or perform any act required to be performed by Host under the Initial Lease. Host will be obligated to reimburse the Company for all payments made and all costs and expenses incurred in connection with any exercise of the foregoing remedies and the Company has the right to apply the Security Deposit to any defaulted amounts under the Initial Leases. See "-- Security Deposit."


                                  THE MANAGER


     Marriott is a wholly owned subsidiary of Marriott International, Inc. and manages Courtyard by Marriott[R] hotels, including the Initial Hotels. The Management Agreements restrict the right of Marriott to assign its interest under the Management Agreements without the consent of the Company (except to affiliates). Marriott International, Inc. is not liable on, or a guarantor of performance by Marriott under, the Management Agreements and an investment in the Shares offered hereby is not an investment in Marriott International, Inc. or in Marriott.


     Marriott International, Inc. is a leading worldwide operator and franchisor of hotels and has reported that it is the largest provider of food service and facilities management services in North America. As of December 31, 1994, Marriott International, Inc.'s hotel business included operation or franchise of 851 hotels with approximately 180,000 guest rooms serving four market segments of the hotel industry including: Marriott Hotels, Resorts and Suites[R] (full service), Courtyard by Marriott[R] (moderately priced), Residence Inn by Marriott[R] (extended stay) and Fairfield Inn by Marriott[R] (economy). Marriott International, Inc. is also a leading developer and operator of vacation time sharing properties (Marriott Ownership Resorts[R]) and operates conference centers (Marriott Conference Centers[R]) throughout the United States. Through its contract services business, Marriott International, Inc. provides food service and facilities management to more than 3,000 business, education and health care clients; develops and operates retirement communities offering independent living, assisted living and skilled nursing care for seniors; and supplies food and related products to customers throughout the United States.

     Until October 1993, Marriott International, Inc. was a wholly owned subsidiary of Host Marriott Corporation (then known as Marriott Corporation). In October 1993, the common stock of Marriott International, Inc. was distributed to shareholders of Marriott Corporation (whose name was changed to Host Marriott Corporation) and Marriott International, Inc. became a separate public company. Marriott International, Inc. reported sales of $8.4 billion and net income of $200.0 million for the fiscal year ended December 30, 1994.

                           THE MANAGEMENT AGREEMENTS

     The following summary of the Management Agreements is qualified in its entirety by reference to the form of Management Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part.

GENERAL


     At the time the Company acquired the Initial Hotels and entered into the Initial Leases with Host, each of the Initial Hotels was managed by Marriott pursuant to the Management Agreements between Marriott and Host Marriott Corporation and its affiliates. The Company has acquired 21 of the Initial Hotels and will acquire the remaining 16 Initial Hotels subject to the Management Agreements, and such Management Agreements have been assigned to the Company. Pursuant to the Initial Leases, Host has agreed to perform all of the Company's obligations arising under the Management Agreements. Although there is a separate Management Agreement for each Initial Hotel, the FF&E Reserve on all the Initial Hotels is calculated and may be used and the incentive management fee is calculated on a combined basis and renewal options may be exercised only on an all or none basis.

FEES


     The Management Agreements provide for the payment to Marriott of management fees consisting of: (i) a base management fee equal to 2% of Total Hotel Sales (payment of which may be deferred as provided below); and (ii) an incentive management fee equal to 50% of Available Cash Flow (after allocation of base rent and other operating expenses under the applicable Initial Lease). Base management fees will be paid every four weeks and incentive management fees will be paid quarterly in arrears and will be reconciled annually. If Operating Profit, after allocation of the base rent and other operating expenses payable under the Initial Lease for an Initial Hotel, is insufficient to pay the base management fee, payment of the base management fee with respect to such Initial Hotel will be deferred until there is sufficient Operating Profit at that Initial Hotel. Any such payment obligation will be an unsecured obligation of the Company and the calculation of Operating Profit will be reconciled annually for payment thereof. The foregoing provisions result in the effective subordination of base management fees to the prior payment of base rent under each Initial Lease. In addition, because Available Cash Flow is calculated after payments of base rent on all the Initial Hotels, no incentive management fee will have been paid unless base rent has been paid under all of the Initial Leases.


     The Management Agreements also provide for payment to Marriott at the end of each four week accounting period of a Courtyard by Marriott[R] system fee equal to 3% of Total Hotel Sales. The Courtyard by Marriott[R] system fee compensates Marriott for system services which benefit the Courtyard by Marriott[R] system, such as divisional executive management, financial planning and market planning and services of Marriott's technical and operational experts making periodic inspections and consultation visits to the Initial Hotels. Various costs and expenses of participating in the Courtyard by Marriott[R] system are charged to each of the Initial Hotels as an operating expense. See
Note 4 to Combined Financial Statements of the Initial Hotels.

TERM

     The Management Agreements have an initial term which expires in December 2013. Provided that the terms of all of the other Management Agreements are simultaneously extended, the term of each Management Agreement may be extended for three consecutive renewal terms of ten years each. Extension of the term is automatic unless Marriott gives written notice of its election not to extend the term within 18 months prior to the expiration of the then applicable term. With respect to the five Initial Hotels that are subject to long term ground leases, upon any renewal of the ground lease which is approved by Marriott, the term of the applicable Management Agreement will be automatically extended until the later of the expiration of the then current term of the ground lease or the date on which the Management Agreement would have otherwise expired.

EARLY TERMINATION

     Each Management Agreement is subject to early termination by Host (with the consent of the Company, which consent shall not be unreasonably withheld) in the event that (i) Operating Profit less the amount of ground lease rental, if any, with respect to any two consecutive full fiscal years after 1995 is less than a designated threshold amount (initially approximately equal to base rent) in the applicable Management Agreement; and (ii) the revenue per guest room for the Initial Hotel divided by the average revenue per guest room for the hotels in such Initial Hotel's competitive set during each of such two consecutive fiscal years after 1995 is less than a designated threshold in the applicable Management Agreement; provided that the foregoing circumstances do not result from a force majeure or any major renovation. Marriott has the right to prevent such termination by making a curative payment in respect of any year.

FF&E RESERVE


     As of June 30, 1995, the FF&E Reserve for the Initial Hotels was approximately $3.9 million. For a description of historical contributions to the FF&E Reserve, see Note 4 of Notes to Combined Financial Statements of the Initial Hotels. The amount on deposit in the FF&E Reserve will decrease during each fiscal year by amounts expended for maintenance or repair of the Initial Hotels and will increase by 5% of Total Hotel Sales through deposits made at the end of each four week accounting period. In certain circumstances, at the election of Marriott, the FF&E Reserve may be increased to 6% of Total Hotel Sales if determined to be necessary. The FF&E Reserve is intended to ensure that adequate funds are on hand for Marriott to make capital replacements of furniture, furnishings and equipment at the Initial Hotels. The FF&E Reserve will remain the property of the Company upon termination or expiration of the Management Agreements.

MAINTENANCE AND REPAIRS

     Marriott is required to maintain each Initial Hotel in good order, repair and appearance in conformance with law, Courtyard by Marriott[R] system standards and standards comparable with competitive hotels. The cost of routine maintenance and repair of most items which can be capitalized may be paid from the FF&E Reserve and those that are expensed will be paid as an operating expense.

OTHER MATERIAL COVENANTS OF MARRIOTT

     Marriott has also covenanted with respect to each Initial Hotel that it will: (i) establish room rates and prices, rates and charges for other services;
(ii) arrange for and supervise public relations and advertising; (iii) make required contributions to the FF&E Reserve and allowable expenditures therefrom;
(iv) obtain and maintain all permits and licenses necessary for operation of the Initial Hotel; (v) recruit, employ, supervise and direct all employees of the Initial Hotel; (vi) at all times manage and operate the Initial Hotel; and (vii) cause Courtyard by Marriott[R] chain services to be furnished to the Initial Hotel.

INSURANCE AND INDEMNIFICATION

     Pursuant to the Management Agreements, Marriott is required to maintain, as an operating expense of each Initial Hotel, insurance covering: (i) comprehensive general liability for injury to property or persons or loss of life arising out of the business of such Initial Hotel (in an amount of $100.0 million per occurrence); (ii) liability for damage to improvements, merchandise, trade fixtures, furnishings, equipment and personal property; (iii) workers' compensation benefits liability; (iv) business interruption loss (providing coverage of not less than 12 months of rent and other business income); and (v) other business losses customarily insured by businesses conducting similar activities or required by any applicable legal requirement to be carried or maintained by Marriott. In addition, Marriott is permitted to self insure the required coverage in a manner consistent with its self insurance for similar hotels operated under Marriott brand names.

     Marriott has also agreed to indemnify and hold harmless the Company from and against any and all claims arising from Marriott's bad faith or willful misconduct in the performance of its obligations under the Management Agreements.

DAMAGE, DESTRUCTION OR CONDEMNATION


     In the event any Initial Hotel is damaged by fire, explosion or other casualty, the "owner" under the Management Agreement is obligated promptly to repair and replace the improvements existing immediately preceding such fire, explosion or other casualty to the extent of available insurance proceeds. In the event the "owner" fails so to restore on a timely basis, Marriott may, upon 120 days' prior written notice, terminate the Management Agreement. Pursuant to the Initial Leases, subject to the Company's obligation to fund certain repairs, Host is responsible for performing all the Company's obligations as "owner" under the Management Agreements.


     In the event any Initial Hotel or any substantial portion thereof is taken or condemned for a public or quasi-public use or purpose by a competent authority or sold by the Company in lieu thereof, the Management Agreement will terminate upon delivery of possession to the condemning authority or its assignee, and any Award will be paid to the Company, Host or Marriott as appropriate. In the event only a part of any Initial Hotel is taken or condemned and the Initial Hotel or the part remaining can still be used for the same purpose and with substantially the same utility as immediately prior to such taking, the Management Agreement will not terminate and the "owner" thereunder is required to repair and restore the remaining improvements, provided the cost of such repair and restoration does not exceed the amount of the Award. See "The Initial Leases -- Damage, Destruction or Condemnation."

EVENTS OF DEFAULT


     Events of default under each Management Agreement include the following:
(i) the failure of Marriott to make payments under the Management Agreement as and when due; (ii) the failure of Marriott after notice to perform certain of the terms, covenants or conditions of the Management Agreement where such failure continues for a specified period after written notice thereof; or (iii) the occurrence of certain events of bankruptcy or insolvency of Marriott. Upon the occurrence of an event of default under any Management Agreement, in addition to all other rights or remedies provided by law or equity, such Management Agreement may be terminated by Host, with the consent of the Company (which will not be unreasonably withheld). The Management Agreements are not cross defaulted and, accordingly, a default under one Management Agreement is not a default under any other Management Agreement. If a Management Agreement were terminated, the Initial Lease relating to the applicable Initial Hotel would continue in effect, Host's obligations to pay rent to the Company and otherwise perform under the Initial Lease would not be affected by termination of such Management Agreement and Host would be obligated to manage or find a substitute manager for such Initial Hotel. As a REIT, the Company is restricted in its ability to manage the Initial Hotels. See "Federal Income Tax Considerations -- Taxation of the Company -- Foreclosure Property." Use of the "Courtyard by Marriott[R]" brand name might not be available to Host or to a substitute manager of an Initial Hotel with respect to which a Management Agreement has been terminated. Use of the brand name with respect to Initial Hotels for which Management Agreements remained in effect would not be affected thereby. An event of default by Marriott under a Management Agreement is not an event of default under the Initial Leases. See "The Initial Leases -- Events of Default."


LIMITATION ON SECURED BORROWINGS


     Secured borrowings in respect of each Initial Hotel are limited in accordance with a formula set forth in the applicable Management Agreements. This limit may never be less than 70% of the allocable purchase price of the Initial Hotel. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                   MANAGEMENT

TRUSTEES AND EXECUTIVE OFFICERS


     The Declaration provides that a majority of the Board of Trustees will be Independent Trustees. An Independent Trustee is a Trustee who is not an officer of or otherwise affiliated with the Company, HRP or Advisors. Upon completion of this Offering, the Company will have five Trustees, including three Independent Trustees.


     The following table sets forth certain information with respect to the persons who will be Trustees and officers of the Company immediately after completion of this Offering.


            NAME               AGE                         POSITION
Barry M. Portnoy.............    49  Managing Trustee (term will expire in 1996)
Gerard M. Martin.............    60  President and Managing Trustee (term will expire in
                                     1997)
John G. Murray...............    34  Treasurer, Secretary and Chief Financial Officer
John L. Harrington...........    59  Independent Trustee (term will expire in 1996)
William J. Sheehan...........    51  Independent Trustee (term will expire in 1997)
Arthur G. Koumantzelis.......    64  Independent Trustee (term will expire in 1998)


     The following is a biographical summary of the experience of the Trustees and officers of the Company.

     Barry M. Portnoy has been a partner in the law firm of Sullivan & Worcester since 1978. Mr. Portnoy has been a Managing Trustee of HRP since its organization in 1986. From 1985 until the merger of Greenery Rehabilitation Group, Inc. ("Greenery") into Horizon Healthcare Corporation ("Horizon") in February 1994 (the "Horizon/Greenery Merger"), Mr. Portnoy served as a Director of Greenery. Mr. Portnoy is currently a Director of Horizon and a Director and 50% shareholder of Advisors. Mr. Portnoy has been actively involved in real estate and real estate finance activities for approximately 20 years.

     Gerard M. Martin is a private investor in real estate. Mr. Martin has been a Managing Trustee of HRP since its organization in 1986. From 1985 until the Horizon/Greenery Merger, Mr. Martin served as the Chief Executive Officer and Chairman of the Board of Directors of Greenery. Mr. Martin is currently a Director of Horizon and a Director and 50% shareholder of Advisors. Mr. Martin has been active in the real estate industry for more than 30 years. Mr. Martin is currently acting as an interim President of the Company. The Company is currently interviewing candidates to serve as President and expects to fill the position by the end of 1995. When a full time President is appointed, Mr. Martin intends to resign the position but to remain a Managing Trustee of the Company.

     John G. Murray will be Treasurer, Secretary and Chief Financial Officer of the Company. Mr. Murray has served in various capacities for HRP and Advisors since 1993, most recently as Executive Vice President and Chief Financial Officer. Mr. Murray served as Director of Finance, Business Analysis and Planning at Fidelity Brokerage Services, Inc. from 1992 to 1993 and as Director of Acquisitions from 1990 through 1991. Prior to 1990, Mr. Murray was a senior manager at the accounting firm of Arthur Young & Company (now Ernst & Young
LLP). Upon completion of this Offering, Mr. Murray will resign as an officer of HRP and thereafter will devote substantially all of his business time to the Company's business. Mr. Murray is a certified public accountant.

     John L. Harrington has been the Chief Executive Officer of the Boston Red Sox Baseball Club for at least five years and is Executive Director and Trustee of the Yawkey Foundation and a Trustee of the JRY Trust. Mr. Harrington is also a Director of Shawmut Bank, N.A. Mr. Harrington has been a Trustee of HRP since 1991. Upon completion of this Offering, Mr. Harrington will resign as a Trustee of HRP.


     William J. Sheehan has been the Chief Financial Officer of Ian Schrager Hotels, Inc. since May 1995. From 1993 through May 1995, Mr. Sheehan was a self employed consultant on financial and operating matters to companies in the hotel industry. From 1982 until 1993 he was employed by Omni Hotels, most recently as Vice Chairman (1992 to 1993) and President and Chief Executive Officer (1988 to
1992). Prior to
that time, he was a partner at Arthur Andersen & Co. Mr. Sheehan is a certified hotel administrator, a Fellow of the Educational Institute of the American Hotel and Motel Association and has been a speaker at various hotel industry conferences.


     Arthur G. Koumantzelis has been Senior Vice President and Chief Financial Officer of Cumberland Farms, Inc., since July 1990. Cumberland Farms, Inc. is a private company engaged in the convenience store business in the northeastern United States and Florida and in the distribution and retail sale of gasoline in the northeastern United States. Cumberland Farms, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in May 1992 and subsequently emerged from bankruptcy proceedings in December 1993. Mr. Koumantzelis has been a Trustee of HRP since 1992. Upon completion of this Offering, Mr. Koumantzelis will resign as a Trustee of HRP.


COMMITTEES OF THE BOARD OF TRUSTEES


     Promptly following completion of this Offering, the Board of Trustees of the Company will establish an Audit Committee that will consist of the three Independent Trustees. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, consider the appropriateness of audit and nonaudit fees charged and review the adequacy of the Company's internal accounting controls.

     The entire Board of Trustees will function as an Executive Compensation Committee to implement the Company's Incentive Share Award Plan. A subcommittee of the Executive Compensation Committee composed of the initial Independent Trustees will review the performance of Advisors under the Advisory Agreement. See "Advisors and the Advisory Agreement -- Compensation to Advisors."

COMPENSATION OF TRUSTEES AND OFFICERS


     The Company intends to pay its Independent Trustees an annual fee of $20,000 plus a fee of $500 for each meeting attended and will reimburse expenses incurred by its Independent Trustees for attending meetings. Each Independent Trustee of the Company will automatically receive an annual grant of 300 Shares
(i) after the completion of this Offering and (ii) at the first meeting of the Board of Trustees following each annual meeting of shareholders commencing in 1996. See "-- Incentive Share Award Plan" and "Advisors and the Advisory Agreement." In addition, the Independent Trustee serving as Chairman of the Audit Committee, which position is expected to rotate annually among the Independent Trustees, will be paid $2,000 per year for such service.


EMPLOYEES

     The Company is an advised REIT and has no employees. Services which would otherwise be provided by employees will be provided by Advisors pursuant to the Advisory Agreement and by Managing Trustees and officers of the Company. Although officers of the Company will not receive any cash compensation from the Company, they may be entitled to incentive share awards under the Company's Incentive Share Award Plan. See "-- Incentive Share Award Plan."

INCENTIVE SHARE AWARD PLAN

     The Company has adopted an Incentive Share Award Plan and has reserved 100,000 Shares for grant thereunder to Independent Trustees and officers of, and consultants (other than Advisors) to, the Company. The officers of the Company are employees of Advisors and not of the Company and will therefore receive their salary compensation from Advisors. The Company has established its Incentive Share Award Plan in order to provide it with a vehicle with which to foster a continuing identity of interest among the Company's officers and Independent Trustees and the Company's shareholders. In addition, the Incentive Share Award Plan will permit the Company to compensate its officers for the performance of certain duties which fall outside the scope of services covered by the Advisory Agreement.

     The Independent Trustees will automatically receive grants of 300 Shares per year as part of their annual compensation. In granting other incentive share awards, the Board of Trustees intends to consider a range of factors, including the complexity and duration of tasks performed by grantees on behalf of the Company and the amount and terms of Shares previously granted. The vesting schedule of each incentive share award will be determined at the time of grant. In the event that an officer who has been granted an incentive share award resigns during the vesting period of such award, the grantee generally will be entitled to receive only the number of Shares which will have vested prior to the date of resignation. No awards will be granted under the Incentive Share Award Plan prior to completion of this Offering.


TRUSTEES' AND OFFICERS' INDEMNIFICATION

     The Declaration provides that Trustees, officers, employees and agents shall be indemnified by the Company against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims asserted against them by reason of such status, provided that such claims were not the result of willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Company shall have the right but shall not be required to obtain insurance including general liability, securities liability, Trustee and officer liability and other insurance in such amounts and with such carriers as the Company reasonably deems appropriate in order to support this indemnity.

BENEFITS TO HRP AND ADVISORS


     In connection with completion of this Offering and the other transactions to be consummated in connection with completion of this Offering, HRP and Advisors will receive the following benefits:


     - HRP will receive $64.3 million in cash in partial repayment of the HRP Loan.


     - HRP will purchase 3,960,000 Shares by cancelling $99.0 million of the HRP Loan (a purchase price of $25.00 per Share).



     - Advisors will purchase 250,000 Shares at $25.00 per Share in cash.



     - Advisors will enter into the Advisory Agreement with the Company under which it will earn advisory fees. The fee payable to Advisors during the initial term of the Advisory Agreement through December 31, 1995 (assuming no new investments by the Company during that period) will be approximately $806,000. Messrs. Portnoy and Martin are Managing Trustees of the Company, Managing Trustees of HRP and each is a Director and 50% owner of Advisors. See "Advisors and the Advisory Agreement."


                      ADVISORS AND THE ADVISORY AGREEMENT

ADVISORS

     Advisors is a Delaware corporation owned by Barry M. Portnoy and Gerard M. Martin. Advisors' principal place of business is 400 Centre Street, Newton, Massachusetts and its telephone number is (617) 332-3990. Advisors will provide management services and investment advice to the Company. Advisors also acts as the investment advisor to HRP. The Directors of Advisors are Gerard M. Martin, Barry M. Portnoy and David J. Hegarty. The officers of Advisors are David J. Hegarty, President and Secretary, John G. Murray, Executive Vice President and Ajay Saini, Treasurer. The following is a biographical summary of the experience of the Directors and officers of Advisors who are not described under the caption "Management."


     David J. Hegarty, age 38, is the President, Chief Operating Officer and Secretary of HRP and President and Secretary of Advisors. Mr. Hegarty has been employed by HRP and Advisors in various capacities since 1987 and prior to that he was an audit manager with Arthur Young & Company (now Ernst & Young LLP). Mr. Hegarty is a certified public accountant.

     Ajay Saini, age 34, is the Treasurer of HRP and Advisors. Mr. Saini has been employed by Advisors in various capacities since June 1990 and prior to that he was a senior accountant at Arthur Young & Company (now Ernst & Young,
LLP). Mr. Saini is a certified public accountant.


THE ADVISORY AGREEMENT

     The following summary of the Advisory Agreement is qualified in its entirety by reference to the copy of such agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part.


     Under the Advisory Agreement, Advisors is obligated to use its best efforts to present to the Company a continuing and suitable investment program consistent with the investment policies and objectives of the Company. See "Policies with Respect to Certain Activities -- Investment Policies." Subject to its duty of overall management and supervision, the Board of Trustees has delegated to Advisors the power and duty to, among other things:


          (i) serve as the Company's investment advisor, with its obligations to include providing research and economic and statistical data in connection with the Company's investments and recommending changes in the Company's investment policies when appropriate;

          (ii) investigate and evaluate investment opportunities and recommend them to the Trustees;

          (iii) manage the Company's short term investments, including the acquisition and sale of money market instruments in accordance with the Company's policies;

          (iv) administer the day to day operations of the Company;

          (v) investigate, select and conduct business and enter into appropriate leases and other contracts on behalf of the Company in furtherance of the investment activities of the Company;

          (vi) upon request by the Trustees, act as attorney in fact or agent in acquiring and disposing of investments and funds of the Company and in handling, prosecuting and settling any claims of the Company;

          (vii) upon request by the Trustees, invest and reinvest any money of the Company;

          (viii) obtain for the Company, when appropriate, the services of property managers or management firms to perform customary property management services with regard to the real estate properties owned by or in the possession of the Company, and perform such supervisory or monitoring services on behalf of the Company with respect to the activities of such property managers or management firms as would be performed by a prudent owner;

          (ix) obtain for the Company such services as may be required for other activities relating to the investment portfolio of the Company;

          (x) administer such day to day bookkeeping and accounting functions as are required for the proper management of the assets of the Company, contract for audits and prepare or cause to be prepared such reports as may be required by any governmental authority in connection with the ordinary conduct of the Company's business;

          (xi) provide office space, office equipment and the use of accounting or computing equipment when required, and provide personnel necessary for the performance of the foregoing services; and

          (xii) upon request by the Trustees, make reports thereto of its performance of the foregoing services to the Company.

In performing its services under the Advisory Agreement, Advisors may utilize facilities, personnel and support services of various of its affiliates.

     Under the Advisory Agreement, Advisors assumes no responsibility other than to render the services described therein in good faith and is not responsible for any action of the Board of Trustees in following or declining to follow any advice or recommendation of Advisors. In addition, the Company has agreed to

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

indemnify Advisors, its shareholders, Directors, officers, employees and affiliates against liabilities relating to certain acts or omissions of Advisors undertaken in good faith.

     The initial term of the Advisory Agreement expires on December 31, 1995 and renewal or extension of the term thereof will be subject to the periodic approval of a majority of the Independent Trustees. See "Policies with Respect to Certain Activities -- Conflict of Interest Policies." Pursuant to the Advisory Agreement, Advisors and Messrs. Portnoy and Martin have agreed not to provide advisory services to, or serve as a Director or officer of, any other REIT which is principally engaged in the business of ownership of hotel properties or to make competitive direct investments in hotel facilities, in each case, without the consent of the Company's Independent Trustees.

COMPENSATION TO ADVISORS

     It is intended that the Board of Trustees, including a majority of the Independent Trustees, will determine the amount of compensation which the Company contracts to pay to Advisors and any renewal, extension or amendment of the Advisory Agreement, based on such factors as it deems appropriate. Such factors may include the size of the advisory fee in relation to the size, composition, quality and profitability of the investment portfolio of the Company, the success of Advisors in generating opportunities that meet the Company's investment objectives, the quality and extent of services and advice furnished by Advisors, the rates charged by other investment advisors performing comparable services and the costs of similar services incurred by self advised REITs.


     The Advisory Agreement currently provides for (i) an annual advisory fee equal to 0.70% of the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate and personal property owned in connection with such real estate, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during the period (the "Average Invested Capital") up to $250.0 million and 0.50% of Average Invested Capital exceeding $250.0 million and (ii) an annual incentive fee calculated on the basis of annual increases in the amount of Cash Available for Distribution per Share. No incentive fees will be payable for the initial term of the Advisory Agreement. Assuming that the Advisory Agreement is renewed on its current terms, starting in 1996 the incentive fee payable to Advisors will be 15% of annual increases in Cash Available for Distribution per Share times the weighted average number of Shares outstanding in each year, but in no event more than $0.02 per Share times the weighted average number of Shares outstanding in each year. Any incentive fee earned by Advisors will be paid in Shares.



     Assuming that this Offering closes on or about August 15, 1995, the fee payable to Advisors during the initial term of the Advisory Agreement through December 31, 1995 (assuming no new investments by the Company during that period) will be approximately $806,000. The advisory agreement currently in effect between Advisors and HRP is substantially similar to the Advisory Agreement between Advisors and the Company. Upon the completion of this Offering, Advisors' contract with HRP will be amended so that amounts invested by HRP in the Company will not be counted for purposes of determining the advisory fees payable by HRP to Advisors.



     The Company is not expected to have any employees nor to have administrative officers separate from Advisors. Services which might otherwise be provided by employees will be provided to the Company by employees of Advisors. Similarly, office space will be provided to the Company by Advisors. Although the Company does not expect to have significant general and administrative operating expenses, in addition to fees payable to Advisors, the Company will be required to pay various other expenses relating to its activities, including the costs and expenses of acquiring, owning and disposing of the Company's real estate interests (including appraisal, reporting, audit and legal fees), its costs of borrowing money and its costs of securities listing, transfer, registration and compliance with reporting requirements. Also, the fees and expenses of the Company's Independent Trustees will be paid by the Company.

                  POLICIES WITH RESPECT TO CERTAIN ACTIVITIES


     The following is a discussion of the Company's policies with respect to investments, dispositions, financings, conflicts of interest and certain other activities. These policies have been determined by the Board of Trustees of the Company and, although there is no current intention to do so, these policies may be amended or revised from time to time at the discretion of the Board of Trustees without a vote of the Company's shareholders, except that the Company cannot change its policy of seeking to maintain its qualification as a REIT nor can it enter into certain extraordinary transactions (such as a merger or the sale of all or substantially all of its assets) without the approval of two thirds of the shareholders. Upon completion of this Offering, HRP will own 34.1% of the Shares and any such transaction would likely require the approval of HRP. See "Risk Factors -- Share Ownership Risks -- Concentration of Ownership."


INVESTMENT POLICIES

  ACQUISITIONS

     The Company is committed to pursuing growth through the acquisition of additional Hotel Properties and intends to pursue acquisition opportunities after completion of this Offering. In implementing its acquisition strategy, the Company will consider a range of factors relating to each proposed Hotel Property including: (i) its historical and projected cash flows; (ii) the competitive market environment and the current or potential market position of each proposed Hotel Property; (iii) the availability of a qualified Lessee; (iv) the physical condition of the proposed Hotel Property and its potential for redevelopment or expansion; (v) the estimated replacement cost and proposed acquisition price of the proposed Hotel Property; (vi) the price segment in which the proposed Hotel Property is operated; and (vii) the strength of the particular national hotel organization, if any, with which the proposed Hotel Property is or may become affiliated. In determining the competitive position of a prospective Hotel Property, the Company will examine the proximity of the proposed Hotel Property to business, retail, academic and tourist attractions and transportation routes, the number and characteristics of competitive hotels within the proposed Hotel Property's market and the existence of any barriers to entry within that market, including zoning restrictions and financing constraints. While the Company intends to focus on the acquisition of moderately priced hotel properties, it may in the future consider acquisitions in all segments of the hotel industry. The Company believes that its capital position after completion of this Offering will enhance its ability to pursue attractive acquisition opportunities.

     An important part of the Company's acquisition strategy is to identify and select Lessees and Managers whose management has experience in hotel operations. Over time, the Company intends to select Hotel Properties which will enhance the diversity of its portfolio in respect to location, brand name, Lessees and Managers. However, the Company has no policies which would limit the purchase price or the percentage of its assets which may be invested in any individual Hotel Property or invested in Hotel Properties leased to a single Lessee or managed by a single Manager or operated with a single franchise affiliation.

  OTHER INVESTMENTS IN REAL ESTATE

     Although the Company will emphasize direct wholly owned investments in its Hotel Properties, it may, in its discretion, invest in joint ventures, mortgages and other real estate interests, consistent with its qualification as a REIT. The Company may invest in real estate joint ventures if it concludes that by doing so it may benefit from the participation of coventurers or that the opportunity of the Company to participate in the investment is contingent on the use of a joint venture structure. The Company may invest in participating, convertible or other types of mortgages if it concludes that by doing so it may benefit from the cash flow or any appreciation in the value of the subject property. Convertible mortgages are similar to equity participations because they permit the lender to either participate in increasing revenues from the property or convert some or all of that mortgage into equity ownership interests. At all times, the Company intends to make its investments in such a manner as to be consistent with the requirements of the Code to qualify as a REIT.

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

DISPOSITION POLICIES

     The Company has no current intention to dispose of any of the Initial Hotels or other Hotel Properties which it may acquire, although it reserves the right to do so. The Company currently anticipates that disposition decisions, if any, will be made by the Company based on (but not limited to) factors such as the following: (i) potential opportunities to increase revenues and property values by reinvesting sale proceeds; (ii) the proposed sale price; (iii) the strategic fit of the Hotel Property with the rest of the Company's portfolio;
(iv) the potential for, or the existence of, any environmental or regulatory problems; (v) the existence of alternative uses or needs for capital; and (vi) the maintenance of the Company's qualification as a REIT. For a description of certain tax consequences arising from disposition of Hotel Properties, see "Federal Income Tax Considerations -- Taxation of the Company."

FINANCING POLICIES


     Upon completion of this Offering, the Company expects to have $23.4 million in indebtedness for borrowed money and will have $176.6 million available under the Acquisition Line to fund future acquisitions of Hotel Properties. There will be no indebtedness outstanding and $200.0 million available under the Acquisition Line if the Underwriters' overallotment option is exercised in full. The Company currently intends to employ conservative financial policies in pursuit of its growth strategies. Although there are no limitations in the Company's organizational documents on the amount of indebtedness it may incur, the Company currently intends to pursue its growth strategies while maintaining a capital structure whereby its debt will not exceed 50% of its total market capitalization. The Company may from time to time re-evaluate and modify its current borrowing policies in light of then current economic conditions, relative costs of debt and equity capital, market values of properties, growth and acquisition opportunities and other factors and may increase or decrease its ratio of debt to total market capitalization accordingly. See "Risk
Factors -- Risks Relating to Operations of the Company -- Risks of Leverage."



     The Company has accepted a commitment from DLJMC for the $200.0 million Acquisition Line, which will be entered into in connection with this Offering. Although there is no assurance that its ongoing negotiations will be successfully concluded, the Company has commenced negotiations with certain financial institutions and may receive a commitment for a substitute revolving loan arrangement before this Offering is concluded and expects that it will have such substitute loan arrangement available to it before the term of the Acquisition Line expires. Any such revolving loan arrangement may provide for the grant of security interests in the Company's Hotel Properties to the lender and may contain certain other customary terms and conditions.



     To the extent that the Board of Trustees of the Company determines to obtain a replacement for the Acquisition Line or additional capital, the Company may raise such capital through additional equity offerings, debt financings, retention of cash flow (subject to satisfying the Company's distribution requirements under the REIT rules) or a combination of these methods. To the extent that the Board of Trustees decides to obtain additional debt financings, the Company may do so through mortgages on its properties. These mortgages may be recourse, non-recourse or cross collateralized and may contain cross default provisions. The Company has not established any limit on the number or amount of mortgages that may be placed on any single property or on its portfolio as a whole. The Company may also seek to obtain other lines of credit (both secured or unsecured) or to issue securities senior to the Shares, including preferred shares of beneficial interest and debt securities (either of which may be convertible into Shares or be accompanied by warrants to purchase Shares). The Company may also finance acquisitions through an exchange of properties or through the issuance of additional Shares or other securities. The proceeds from any financings by the Company may be used to pay distributions, to provide working capital, to refinance existing indebtedness or to finance acquisitions and expansions of existing or new properties.


CONFLICT OF INTEREST POLICIES

     The Declaration provides that a majority of the Company's Trustees shall be comprised of Independent Trustees. In addition, the Company has adopted certain policies designed to eliminate or minimize potential conflicts of interest, as described below. However, there can be no assurance that these policies always will be successful in eliminating the influences of such conflicts, and if they are not successful, decisions could be made that might not fully serve the interests of all shareholders.


     Advisors acts as the investment advisor to the Company and HRP and also has other business interests. Advisors will not be able to devote all of its business time and resources to the Company and conflicts could arise with respect to the allocation of its business time and resources. Although HRP has stated that it has no current intention to purchase or finance any additional hotel properties, a conflict could develop should HRP change its investment policies and determine to increase its investments in hotel properties. Messrs. Portnoy and Martin are Managing Trustees of HRP, Managing Trustees of the Company and each is a Director and 50% shareholder of Advisors. Mr. Portnoy is a partner in the firm of Sullivan & Worcester, which acts as counsel to the Company, HRP, Advisors and affiliates of each of the foregoing.


     The Company has taken certain measures to address the foregoing potential conflicts of interest and competing time demands. The Declaration provides that a majority of its Trustees will be Independent Trustees. In addition, certain employees of Advisors, including Mr. Murray, will devote substantially all of their business time to the Company. Pursuant to the Advisory Agreement, Advisors and Messrs. Portnoy and Martin have agreed not to provide advisory services to, or serve as directors or officers of, any other REIT which is principally engaged in the business of ownership of hotel properties or to make competitive direct investments in hotel facilities, in each case, without the consent of the Independent Trustees. Finally, Advisors and Messrs. Portnoy and Martin will be required by applicable law to act in accordance with their fiduciary responsibilities to the Company.

POLICIES WITH RESPECT TO OTHER ACTIVITIES

     The Company intends to operate in a manner that will not subject it to regulation under the Investment Company Act of 1940. The Company does not currently intend: (i) to invest in the securities of other issuers for the purpose of exercising control over such issuer; (ii) to underwrite securities of other issuers; or (iii) to trade actively in loans or other investments.

     The Company may make investments other than as previously described, although it does not currently intend to do so. The Company has authority to repurchase or otherwise reacquire Shares or any other securities it may issue and may engage in such activities in the future. The Board of Trustees has no current intention of causing the Company to repurchase any of the Shares and any such action would be taken only in conformity with applicable federal and state laws and the requirements for qualifying as a REIT under the Code and the Treasury Regulations. Although it may do so in the future, (other than in respect of the repayment of a portion of the HRP Loan), the Company has not issued Shares or any other securities in exchange for property, nor has it reacquired any of its Shares or any other securities. Also, although it has no current intention to do so, the Company may make loans to third parties, including to its officers and joint ventures in which it decides to participate.

                           DESCRIPTION OF THE SHARES

GENERAL


     The authorized capital stock of the Company consists of 100,000,000 Shares, $0.01 par value per share, and 100,000,000 preferred shares of beneficial interest (the "Preferred Shares"). Upon the completion of this Offering, 11,750,000 Shares will be issued and outstanding and there will be no Preferred Shares outstanding. Except as otherwise may be determined by the Trustees with respect to any class or series of Preferred Shares, no shares will have preference, conversion, exchange, sinking fund, redemption or preemptive rights.


COMMON SHARES


     Subject to the provisions described in "Summary of the Declaration of Trust -- Restrictions on Transfer," each outstanding Share will entitle the holder thereof to one vote on all matters voted on by shareholders, including the election of Trustees, and there will be no cumulative voting rights. All Shares issued will be duly authorized and nonassessable. Distributions will be made to the holders of Shares if and when declared by the Trustees out of funds legally available therefor and all Shares will participate equally in distributions declared with respect to the Shares. The Company intends to make quarterly distributions, beginning with a distribution for the period from the completion of this Offering through September 30, 1995. See "Distribution Policy." If the Company is liquidated, each outstanding Share will be entitled to participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities of the Company and the rights of holders of any Preferred Shares.


PREFERRED SHARES

     Preferred Shares, if and when issued, will entitle holders to such rights and be subject to such restrictions as may be established by the Trustees at the time of issuance.

TRANSFER AGENT

     State Street Bank and Trust Company has been appointed as transfer agent and registrar for the Shares.

                      SUMMARY OF THE DECLARATION OF TRUST

     The following summary of the material provisions of the Declaration does not purport to be complete, and is qualified in its entirety by reference to the Declaration and Bylaws, copies of which have been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

TRUSTEES


     Under the Declaration, the number of Trustees may be fixed from time to time by two thirds of the Trustees or by amendment of the Declaration duly adopted by holders of two thirds of the outstanding Shares entitled to vote thereon, with a minimum of three and a maximum of seven Trustees. The Declaration provides that a majority of the Trustees must be Independent Trustees. The terms of the Trustees are staggered. See "Management." As the Trustees' terms expire, replacements are elected by a plurality of the votes cast. The Declaration provides that only a majority of the Trustees then in office shall have the authority to fill any vacancies on the Board, including vacancies created by an increase in the number of Trustees. In addition, the Declaration provides that a new Trustee elected to fill a vacancy will serve for the remainder of the full term of his or her class and that no decrease in the number of Trustees shall shorten the term of an incumbent. Moreover, the Declaration provides that Trustees may be removed with or without cause only by the affirmative vote of all the remaining Trustees or by holders of at least two thirds of the voting power of the Shares entitled to vote at the election of Trustees, voting as a single class.



     The Company's Bylaws establish an advance notice procedure with regard to the nomination, other than by the Board, of candidates for election as Trustees (the "Nomination Procedure") which are not included in the Company's proxy statement. The Nomination Procedure provides that only persons who are nominated by or at the direction of the Board of Trustees, or by a shareholder of record on the date of the giving of the notice who has given timely prior written notice to the Secretary of the Company prior to the meeting at which Trustees are to be elected, will be eligible for election as Trustees. To be timely, notice of a shareholder proposal in the case of an annual meeting, other than a proposal to be included in the Company's proxy, must be received by the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. Nothing in the Nomination Procedure will preclude discussion by any shareholder of any nomination properly made or brought before an annual or special meeting in accordance with the above mentioned procedures.


LIABILITY OF TRUSTEES


     The Declaration provides that, to the fullest extent permitted by Maryland law, no Trustee, officer, employee or agent will be personally liable to the Company or its shareholders for any act or omission. The Company has been advised that under current Maryland law, such persons will remain liable for their own willful misfeasance, bad faith, gross negligence or reckless disregard of duty. The Trustees are fiduciaries of the Company and must at all times exercise care and loyalty in handling Company affairs. The general legal principle for evaluating Trustee conduct is the business judgment rule. This rule is a mechanism developed by courts which presumes that Trustees are acting properly if they act on an informed basis, in good faith, in a manner they reasonably believe to be in the best interests of shareholders and without fraud or self dealing. This is a rapidly developing and changing area of the law and potential shareholders who have questions concerning the duties of the Trustees should consult with their own counsel.



     The Declaration also limits the liability of Trustees and officers of the Company to the Company or its shareholders for money damages to the fullest extent permitted by Maryland law.



     The Declaration obligates the Company to indemnify (i) its Trustees and officers to the full extent permitted by Maryland law, including in respect of the advancement of expenses and (ii) other employees and agents to such extent as shall be authorized by the Trustees and permitted by Maryland law. Maryland law permits a real estate investment trust to indemnify its present and former trustees and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities, unless it is established that (i) the act or omission of the trustee or officer was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the trustee or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the trustee or officer had reasonable cause to believe that the act or omission was unlawful. The Company shall have the right but shall not be required to obtain insurance including general liability, securities liability, Trustee and officer liability and other insurance in such amounts and with such carriers as the Company reasonably deems appropriate in order to support the indemnity set forth above.


     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Trustees, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LIMITATION OF LIABILITY; SHAREHOLDER LIABILITY


     Maryland law permits a REIT to provide, and the Declaration provides, that no Trustee, officer, shareholder, employee or agent of the Company shall be held to any personal liability, jointly or severally, for any obligation of or claim against the Company, and that, as far as practicable, each written agreement of the Company is to contain a provision to that effect. Despite these facts, counsel has advised the Company that in some jurisdictions the possibility exists that shareholders of a non-corporate entity such as the Company may be held liable for acts or obligations of the Company. Counsel has advised the Company that the State of Texas may not give effect to the limitation of shareholder liability afforded by Maryland law, but that Texas law would likely recognize contractual limitations of liability such as those discussed above. The Company intends to conduct its business in a manner designed to minimize potential shareholder liability by, among other things, inserting appropriate provisions in written agreements of the Company. No assurance can be given, however, that shareholders can avoid liability in all instances in all jurisdictions.



     The Declaration provides that, upon payment by a shareholder of any such liability, the shareholder will be entitled to indemnification by the Company. There can be no assurance that, at the time any such liability arises, there will be assets of the Company sufficient to satisfy the Company's indemnification obligation. The Trustees intend to conduct the operations of the Company, with the advice of counsel, in such a way as to minimize or avoid, to the extent practicable, any liability of the shareholders of the Company for actions of the Company. The Trustees do not intend to provide insurance covering such risks to the shareholders.


DURATION AND TERMINATION

     The Declaration provides that the duration of the Company shall be perpetual. However, the Declaration also permits the holders of two thirds of the then outstanding Shares entitled to vote thereon to terminate and dissolve the Company at any time.

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

PROHIBITED INVESTMENTS AND ACTIVITIES

     The Declaration prohibits the Company from undertaking any activity that would disqualify the Company as a REIT under the provisions of the Code as long as a REIT is accorded substantially the same treatment or benefits under the United States tax laws from time to time in effect as under Sections 856-860 of the Code as in effect at the date of adoption of the Declaration; or using or applying land for farming, agriculture, horticulture or similar purposes in violation of Section 8-302(b) of the Corporations and Associations Article of the Annotated Code of Maryland.

TRANSACTIONS WITH AFFILIATES, TRUSTEES, EMPLOYEES, OFFICERS OR AGENTS


     Except as otherwise provided by the Declaration and in the absence of fraud, any contract or other transaction between the Company and any other Persons, as defined in the Declaration, in which the Company is interested, shall be valid, and no Trustee or officer, employee or agent of the Company shall have any liability as a result of entering into any such contract, act or transaction, even though (a) one or more of the Trustees or officers, employees or agents of the Company are directly or indirectly interested in or connected with or are trustees, partners, directors, employees, officers or agents of such other Person, or (b) one or more of the Trustees or officers, employees or agents of the Company individually or jointly with others, is a party or are parties to, or are directly or indirectly interested in or connected with, such contract, act or transaction; provided that in each such case (i) such interest or connection is disclosed or known to the Trustees and thereafter the Trustees authorize or ratify such contract, act or other transaction by affirmative vote of a majority of the Trustees who are not so interested or (ii) such interest or connection is disclosed or known to the shareholders, and thereafter such contract, act or transaction is approved by shareholders holding a majority of the Shares then outstanding and entitled to vote thereon. The Trustees are not restricted by the Declaration from forming a corporation, partnership, trust or other business association owned by any Trustee, officer, employee or agent or by their nominees for the purpose of holding title to property of the Company or managing property of the Company, provided that the Trustees make a determination that the creation of such entity for such purpose is in the best interests of the Company.


RESTRICTIONS ON TRANSFER

     The Declaration contains certain restrictions on the number of Shares that individual shareholders may own. These restrictions are intended to assist the Company in complying with REIT ownership restrictions of the Code and otherwise to promote orderly corporate governance. For the Company to qualify as a REIT under the Code, no more than 50% in value of its capital stock (after taking into account options to acquire Shares) may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities and constructive ownership among specified family members) during the last half of a taxable year (other than the first taxable year) or during a proportionate part of a shorter taxable year. The Shares must also be beneficially owned (other than during the first taxable year) by 100 or more persons during at least 335 days of a taxable year or during a proportionate part of a shorter taxable year. Because the Company expects to qualify as a REIT, the Declaration contains restrictions on the acquisition of Shares intended to ensure compliance with these requirements. See "Federal Income Tax Considerations -- Taxation of the Company -- Share Ownership Tests."


     Subject to certain exceptions specified in the Declaration, no holder may own, directly or indirectly, more than 9.8% of the number or value of the issued and outstanding Shares of the Company other than HRP, Advisors and their affiliates, including persons who are deemed to have beneficial ownership of the Shares directly owned by HRP and Advisors pursuant to the attribution provisions of the Code, and other shareholders exempted by majority vote of the Trustees (the "Exempted Persons"). As a condition of the exemption of any person, such person must give written notice to the Company no later than the 15th day prior to any proposed transfer which, if consummated, would result in such person owning Shares in excess of the Ownership Limitation, provided, however, that the Trustees may waive the prior notice requirement upon determination that such waiver is in the best interests of the Company. In deciding whether to grant an exemption or waive the prior notice requirement, the Board of Trustees may consider, among other factors, the general reputation and moral character of the person requesting an exemption, whether ownership of Shares would be direct or through ownership attributed to such person, whether such person's ownership of Shares would adversely affect the Company's ability to acquire additional Hotel Properties or engage in other transactions and whether granting an exemption for the person requesting an exemption would adversely affect any existing contractual arrangement of the Company. In addition, the Board of Trustees may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Company's status as a REIT or otherwise.


     The Declaration contains provisions designed to ensure that a transferee attempting to acquire Shares in violation of the Ownership Limitation will not acquire rights or economic interests in the Shares purportedly transferred. The Declaration defines a transfer as any sale, transfer, gift, assignment, devise or other disposition of Shares, whether voluntary or involuntary, whether of record or beneficial ownership and whether constructively, by operation of law or otherwise. Under the Declaration, any transfer of Shares that is in violation of the Ownership Limitation, that causes the Company to be treated as "closely held" under Section 856(h) of the Code or that causes the Shares to be held by fewer than 100 persons, and that is not otherwise permitted under the Declaration will result in the designation of excess shares ("Excess Shares") which shares will be transferred by operation of law to a person that is unaffiliated with the Company and unaffiliated with the intended transferee as trustee of a trust for the exclusive benefit of one or more organizations described in sections 170(b)(1)(a) and 170(c) of the Code ("Charitable Beneficiary") designated by the Company. The trustee of the trust will be deemed to own these Excess Shares for the benefit of the Charitable Beneficiary on the day prior to the date of the violative transfer. Any dividends or distributions paid prior to the Company discovering that such Excess Shares were held in trust must be repaid by the intended transferee to the Company and any dividend declared but unpaid will be rescinded as void ab initio with respect to the intended transferee. Any dividends so disgorged or rescinded will then be paid over to the trustee and held in trust for the Charitable Beneficiary. Any vote taken by an intended transferee prior to the discovery by the Company that the Shares were held in trust will be rescinded as void ab initio. The owner of the Shares will be deemed to have given an irrevocable proxy to the trustee to vote the Shares for the benefit of the Charitable Beneficiary. At the direction of the Company, the trustee of the trust shall transfer the Shares held in the trust to a person whose ownership of the Shares will not violate the Ownership Limitation. If such a transfer is made, the interest of the Charitable Beneficiary would terminate and proceeds of the sale would be payable to the intended transferee and to the Charitable Beneficiary. The intended transferee would receive the lesser of (i) the price paid by the intended transferee for the Shares or, if the intended transferee did not give value for the Shares, the market price of the Shares on the day of the event causing the Shares to be held in trust and (ii) the price per Share received by the trustee from the sale or other disposition of the Shares held in trust. Any proceeds in excess of the amount payable to the intended transferee will be payable to the Charitable Beneficiary. The Declaration also provides that all Shares held in trust for the benefit of the Charitable Beneficiary will be offered for sale to the Company or its designee for a 90 day period, at the lesser of the price paid for the Shares by the intended transferee and the market price of the Shares on the date that the Company accepts the offer. This period will commence on the date the Company receives notice of the event causing the Shares to be held in trust. All certificates representing Shares will bear a legend referring to the restrictions described above. All persons who own, directly or by virtue of the attribution provisions of the Code, 5% or more (or such other percentage between
 1/2 of 1% and 5%, as provided in the rules and regulations promulgated under the Code) of the number or value of the outstanding Shares must give written notice thereof to the Company by January 31 of each year. In addition, each shareholder shall upon demand be required to disclose to the Company in writing such information with respect to the ownership of Shares as the Board of Trustees deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

     These restrictions will not preclude settlement of transactions through the NYSE.

SHAREHOLDER PROPOSALS

     The Company's Bylaws establish an advance notice procedure with regard to shareholder proposals to be brought before an annual meeting of shareholders (the "Business Procedure"). The Business Procedure provides that shareholder proposals, other than proposals timely submitted for inclusion in the Company's proxy statement, must be submitted in writing in a timely manner in order to be considered at any annual meeting. To be timely, such notice must be received by the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. Nothing in the Business Procedure will preclude discussion by any shareholder of any proposal properly made or brought before an annual meeting in accordance with the above mentioned procedure.


BUSINESS COMBINATIONS


     Under the Maryland General Corporation Law (the "MGCL"), certain "business combinations" (including a merger, consolidation, share exchange, or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any person who beneficially owns 10% or more of the voting power of the Company's shares are prohibited or restricted unless exempted. The Declaration provides that the Company has elected not to be governed by the business combination provisions of the MGCL.


CONTROL SHARE ACQUISITIONS


     The MGCL imposes limitations on the voting rights of Shares above certain percentage thresholds acquired in a "control share acquisition" relating to a Maryland real estate investment trust. The Declaration provides that the Company has elected not to be governed by the control share acquisition provisions of the MGCL.


AMENDMENT; MEETINGS


     The Declaration may be amended by the vote of the holders of a majority of the outstanding Shares entitled to vote thereon, except that the holders of two thirds of the outstanding Shares entitled to vote thereon must approve any amendments to those provisions of the Declaration that set forth the procedures for the Company's investment policies, policies with respect to certain distributions to shareholders, the number, term and qualifications of the Trustees, as well as certain provisions regarding the duration of the Trust, the amendment process, restrictions on transfer of Shares and the ability of the Trustees to designate and issue a series of Preferred Shares. The approval of two thirds of the Trustees is also required for any such amendment. In addition, two thirds of the Trustees, may, without the approval or consent of the shareholders, adopt any amendment that they in good faith determine to be necessary to permit the Company to qualify as a REIT under the Code.


     The Declaration permits the Trustees, without the approval of the shareholders, to alter the Company's investment policies if the Trustees determine in the future that such a change is in the best interests of the Company and its shareholders. The Company's investment policies and the methods of implementing its investment policies may, therefore, vary as new investment opportunities and financing techniques are developed.


     Under the Declaration, annual meetings of shareholders are required to be held within six months after the end of each fiscal year. Special meetings of the shareholders may only be called by a majority of the Trustees and the shareholders may not act by written consent.


ANTITAKEOVER PROVISIONS

     The Company's Declaration and Bylaws contains several provisions that will make it difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy fight or otherwise, if the acquisition is not approved by the Board of Trustees, or to change the composition of the Board of Trustees in a relatively short period of time. The provisions are designed to reduce the vulnerability of the Company to an unsolicited proposal for a takeover or an unsolicited proposal for the restructuring or sale of the Company and to encourage persons seeking to acquire control of the Company to consult first with the Board of Trustees to negotiate the terms of any proposed business combination or offer. These provisions may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the

Company, even though such an attempt might be beneficial to the Company and its shareholders. These provisions are described above and include: the Ownership Limitation; the classified Board of Trustees; the Nomination Procedure and the Business Procedure; the ability of the Board of Trustees to designate and issue series of Preferred Shares and designate the dividend, voting and other rights of each series; provisions concerning special meetings and shareholder actions by written consent; and provisions concerning amendment of the Declaration. The Company has, however, elected not to be governed by the provisions of Maryland law concerning control share acquisitions and business combinations.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Shares (which constitutes the only class of voting shares of the Company) by (i) each person known by the Company to own beneficially more than 5% of the outstanding Shares, (ii) each of the Company's Trustees and (iii) all Trustees and executive officers of the Company as a group. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all Shares shown to the beneficially owned by such person or entity, subject to the matters set forth in the footnotes to the table below.


                                                    BENEFICIAL OWNERSHIP        BENEFICIAL OWNERSHIP
                                                      PRIOR TO OFFERING            AFTER OFFERING
                                                    ---------------------     ------------------------
                                                     NUMBER                    NUMBER
               NAME AND ADDRESS(1)                  OF SHARES     PERCENT     OF SHARES     PERCENT(2)
Health and Retirement Properties Trust............    40,000        100%      4,000,000        34.1%
HRPT Advisors, Inc................................        --         --       4,250,000        36.2
  Barry M. Portnoy(3).............................        --         --       4,250,000        36.2
  Gerard M. Martin(3).............................        --         --       4,250,000        36.2
  John L. Harrington..............................        --         --          (4)             *
  William J. Sheehan..............................        --         --          (4)             *
  Arthur G. Koumantzelis..........................        --         --          (4)             *
  All Trustees and executive officers as a group
     (seven persons)(3)...........................        --         --       4,250,000        36.2%

- ------------------------------
 *  Less than 1%.


(1) The address of HRP is 400 Centre Street, Newton, MA 02158. The address of each other named person or entity is c/o Hospitality Properties Trust, 400 Centre Street, Newton, MA 02158.


(2) Assumes no exercise of the Underwriters' overallotment option.


(3) Neither Mr. Portnoy nor Mr. Martin owns Shares directly. HRP, of which Messrs. Portnoy and Martin are Managing Trustees, will own 4,000,000 Shares and Advisors, which is wholly owned by Messrs. Portnoy and Martin, will own 250,000 Shares. Messrs. Portnoy and Martin may be deemed to have beneficial ownership of these Shares.


(4) Each of the Independent Trustees is expected to receive 300 Shares per annum as part of their annual compensation. See "Management -- Incentive Share Award Plan."

                        SHARES ELIGIBLE FOR FUTURE SALE


     Upon the completion of this Offering, the Company will have 11,750,000 Shares issued and outstanding (12,875,000 Shares if the Underwriters' overallotment option is exercised in full). The Shares issued or sold by the Company in this Offering will be freely tradeable except with respect to the Ownership Limitation set forth in the Company's Declaration. The 4,210,000 Shares to be issued or sold by the Company in the concurrent offering to HRP and Advisors will not be freely tradeable as a result of restrictions on sales of Shares by affiliates of the Company arising under the Securities Act and restrictions contained in the "lock-up" agreements described below. HRP and Advisors do not have registration rights with respect to those Shares. In addition, HRP holds 40,000 Shares acquired upon formation of the Company in a transaction exempt from the registration requirements of the Securities Act which may not be resold without registration or exemption therefrom. HRP does not have registration rights with respect to these Shares and they are subject to the "lock-up" agreement described below.


     HRP and Advisors may, in limited circumstances, be able to sell their Shares without registration in accordance with the exemptions provided by Rule
144. In general, under Rule 144 as currently in effect, a person (or persons whose Shares are aggregated in accordance with Rule 144) who has beneficially owned his or her Shares for at least two years, including any such persons who may be deemed an "affiliate" of the Company (as defined below), would be entitled to sell within any three month period a number of Shares that does not exceed the greater of 1% of the then outstanding number of Shares or the average weekly trading volume of the Shares during the four calendar weeks preceding each such sale. After Shares have been held for three years, a person who is not deemed an affiliate of the Company will generally be entitled to sell such Shares under Rule 144 without regard to the volume limitations described above, although sales of such Shares by affiliates will continue to be subject to the volume limitations. As defined in Rule 144, an "affiliate" of an issuer is generally a person that directly, or indirectly, through the use of one or more intermediaries, controls, or is controlled by, or is under common control with, such issuer. Upon completion of this Offering, HRP and Advisors will be affiliates of the Company for purposes of Rule 144.

     Each of HRP and Advisors has agreed not to, and has agreed to cause its officers, Trustees and Directors, as applicable, not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Shares or any securities convertible into or exercisable or exchangeable for such Shares or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of Shares, without the prior written consent of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), for a period of two years from the date of this Prospectus. The Company has not agreed to restrictions on the issuance or disposition of Shares.

     Prior to the date of this Prospectus, there has been no public market for the Shares. Trading of Shares is expected to commence, following the completion of this Offering, on the NYSE. No prediction can be made as to the effect, if any, that future sales of Shares or the availability of Shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Shares, or the perception that such sales could occur, could adversely affect the prevailing market price of the Shares.

                       FEDERAL INCOME TAX CONSIDERATIONS

     EACH PROSPECTIVE PURCHASER IS ADVISED TO CONSULT WITH HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE PURCHASE, OWNERSHIP AND SALE OF SHARES IN AN ENTITY ELECTING TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF SUCH PURCHASE, OWNERSHIP, SALE AND ELECTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     The Company intends to operate in a manner that permits it to satisfy the requirements for taxation as a REIT under the applicable provisions of the Code. No assurance can be given, however, that such requirements will be met. The following is a summary of the federal income tax considerations for the Company and its shareholders with respect to the treatment of the Company as a REIT. Since these provisions are highly technical and complex, each prospective purchaser of the Company's Shares is urged to consult his own tax advisor with respect to the federal, state, local, foreign and other tax consequences of the purchase, ownership and disposition of the Shares.

     Based upon certain representations described below, in the opinion of Sullivan & Worcester, counsel to the Company ("Company Counsel"), the Company has been organized in conformity with the requirements for qualification as a REIT beginning with its taxable year ending December 31, 1995, and its proposed method of operation described in this Prospectus and as represented by the Company will enable it to satisfy the requirements for such qualification. This opinion is conditioned upon the assumption that the Initial Leases, the Company's Declaration and Bylaws and all other legal documents to which the Company is a party will be complied with by all parties thereto and upon certain representations made by the Company as to certain factual matters relating to the Company's organization and intended or expected manner of operation. In addition, this opinion is based on the law existing and in effect on the date hereof. The Company's qualification and taxation as a REIT will depend upon the Company's ability to meet on a continuing basis, through actual operating results, asset composition, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code discussed below. While the Company has represented that it will operate in a manner so as to satisfy on a continuing basis the various REIT qualification tests, Company Counsel will not review compliance with these tests on a continuing basis and no assurance can be given that the Company will satisfy such tests on a continuing basis.

     In brief, if certain detailed conditions imposed by the REIT provisions of the Code are met, entities, such as the Company, that invest primarily in real estate and that otherwise would be treated for federal income tax purposes as corporations, are generally not taxed at the corporate level on their "REIT taxable income" that is currently distributed to shareholders. This treatment substantially eliminates the "double taxation" that generally results from the use of corporations.

     If the Company fails to qualify as a REIT in any year, however, it will be subject to federal income taxation as if it were a domestic corporation, and its shareholders will be taxed in the same manner as shareholders of ordinary corporations. In such an event, the Company could be subject to potentially significant tax liabilities, and therefore the amount of cash available for distribution to its shareholders would be reduced or eliminated.

     The Board of Trustees of the Company currently expects that the Company will operate in a manner that permits it to elect, and that it will elect, REIT status for the taxable year ending December 31, 1995, and in each taxable year thereafter. There can be no assurance, however, that this expectation will be fulfilled, since qualification as a REIT depends on the Company continuing to satisfy numerous asset, income and distribution tests described below, which in turn will be dependent in part on the Company's operating results.

     The following summary is based on existing law, is not exhaustive of all possible tax considerations and does not give a detailed discussion of any state, local, or foreign tax considerations, nor does it discuss all of the aspects of federal income taxation that may be relevant to a prospective shareholder in light of his or her particular circumstances or to certain types of shareholders (including insurance companies, tax-exempt entities, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States) subject to special treatment under the federal income tax laws.

TAXATION OF THE COMPANY

  GENERAL

     In any year in which the Company qualifies as a REIT, in general it will not be subject to federal income tax on that portion of its REIT taxable income or capital gain which is distributed to shareholders. The Company may, however, be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.

     Notwithstanding its qualification as a REIT, the Company may also be subject to taxation in certain other circumstances. If the Company should fail to satisfy either the 75% or the 95% gross income test (as discussed below), and nonetheless maintains its qualification as a REIT because certain other requirements are met, it will be subject to a 100% tax on the greater of the amount by which the Company fails either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability. The Company will also be subject to a tax of 100% on net income from any "prohibited transaction" as described below, and if the Company has (i) net income from the sale or other disposition of "foreclosure property" which is held for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax on such income from foreclosure property at the highest corporate rate. In addition, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior years, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. The Company may also be subject to tax in certain circumstances if it disposes within ten years of their acquisition of assets acquired in a tax-free reorganization (although no such transaction is currently contemplated). The Company may also be subject to the corporate alternative minimum tax. The Company will use the calendar year both for federal income tax purposes, as is required of a newly organized REIT, and for financial reporting purposes.

     In order to qualify as a REIT, the Company must meet, among others, the following requirements:

  SHARE OWNERSHIP TESTS

     The Company's Shares must be held by a minimum of 100 persons for at least 335 days in each taxable year (or a proportional number of days in any short taxable year). In addition, at all times during the second half of each taxable year, no more than 50% in value of the outstanding Shares of the Company may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals, which for this purpose includes certain tax-exempt entities. However, for purposes of this test, any Shares held by a qualified domestic pension or other retirement trust will be treated as held directly by its beneficiaries in proportion to their actuarial interest in such trust rather than by such trust. These share ownership requirements need not be met until the second taxable year of the Company for which a REIT election is made.

     In order to ensure compliance with the foregoing share ownership tests, the Company has placed certain restrictions on the transfer of its Shares to prevent additional concentration of Share ownership. Moreover, to evidence compliance with these requirements, under Treasury regulations the Company must maintain records which disclose the actual ownership of its outstanding Shares. In fulfilling its obligations to maintain records, the Company must and will demand written statements each year from the record holders of designated percentages of its capital stock disclosing the actual owners of such Shares (as prescribed by the Treasury Regulations). A list of those persons failing or refusing to comply with such demand must be maintained as a part of the Company's records. A shareholder failing or refusing to comply with the Company's written demand must submit with his tax return a similar statement disclosing the actual ownership of Shares of the Company and certain other information. In addition, the Company's Declaration provides restrictions regarding the transfer of its Shares that are intended to assist the Company in continuing to satisfy the share ownership requirements. See "Summary of the Declaration of Trust -- Restrictions on Transfer."

  ASSET TESTS

     At the close of each quarter of the Company's taxable year, the Company must satisfy two tests relating to the nature of its assets (determined in accordance with generally accepted accounting principles). First, at least 75% of the value of the Company's total assets must be represented by interests in real property, interests in mortgages on real property, shares in other REITs, cash, cash items, government securities and qualified temporary investments. Second, although the remaining 25% of the Company's assets generally may be invested without restriction, securities in this class may not exceed (i) in the case of securities of any one non-government issuer, 5% of the value of the Company's total assets or (ii) 10% of the outstanding voting securities of any one such issuer.

     Where a failure to satisfy the 25% asset test results from an acquisition of securities or other property during a quarter, the failure can be cured by disposition of sufficient non-qualifying assets within 30 days after the close of such quarter. The Company intends to maintain adequate records of the value of its assets to maintain compliance with the 25% asset test, and to take such action as may be required to cure any failure to satisfy the test within 30 days after the close of any quarter.

  GROSS INCOME TESTS

     The Company must satisfy three source of income tests in each taxable year. The three tests are as follows:

     The 75% Test. At least 75% of the Company's gross income for the taxable year must be "qualifying income." Qualifying income generally includes (i) rents from real property (as defined below); (ii) interest on obligations secured by mortgages on, or interests in, real property; (iii) gains from the sale or other disposition of interests in real property and real estate mortgages, other than gain from property held primarily for sale to customers in the ordinary course of the Company's trade or business ("dealer property"); (iv) dividends or other distributions on shares in other REITs, as well as gain from the sale of such shares; (v) abatements and refunds of real property taxes; (vi) income from the operation, and gain from the sale, of property acquired at or in lieu of a foreclosure of the mortgage secured by such property ("foreclosure property");
(vii) commitment fees received for agreeing to make loans secured by mortgages on real property or to purchase or lease real property; and (viii) qualified temporary investment income. When the Company receives new capital in exchange for its Shares (other than dividend reinvestment amounts) or in a public offering of five-year or longer debt instruments, income attributable to the temporary investment of such new capital in Shares or a debt instrument, if received or accrued within one year of the Company's receipt of the new capital, is qualifying temporary investment income.

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements only if several conditions are met. Rents received from a tenant will not qualify as rents from real property if the Company, or an owner of 10% or more of the Company, directly or constructively owns 10% or more of such tenant. Thus, in order for gross income from an Initial Hotel to qualify as rents from real property, the Company must not own, directly or constructively (applying constructive ownership rules under the Code), 10% or more of Host (the "10% ownership test"). Such constructive ownership rules generally provide that, if 10% or more in value of the Shares of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the Shares owned, directly or indirectly, by or for such Person. With respect to the 10% ownership test, the Company initially will not own and does not intend to acquire, directly or constructively, stock of Host. There can be no assurance, however, that the Company will be able to monitor and enforce such restrictions, nor will shareholders necessarily be aware of shareholdings attributed to them under the attribution rules. The Company has represented (which representation Company Counsel has relied upon in rendering its opinion herein on REIT qualification) that it will satisfy the 10% ownership test.

     If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent for the taxable year under or in connection with the lease, then the portion of rent attributable to such personal property will not qualify as rents from real property. Accordingly, the rents attributable to the Company's personal property leased under or in connection with a lease of the real property comprising an Initial Hotel must not be greater than 15% of the rents received under the applicable Initial Lease. The rent attributable to the Company's personal property for an Initial Hotel is the amount that bears the same ratio to total rent for the taxable year as (i) the average of the adjusted bases of the Company's personal property of the Initial Hotel at the beginning and at the end of the taxable year bears to (ii) the average of the aggregate adjusted bases of both the Company's real and personal property of the Initial Hotel at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). The Company has represented (which representation Company Counsel has relied upon in rendering its opinion herein on REIT qualification) that the allocation of purchase price with respect to each Initial Hotel is accurate and that not more than 15% of the rent for each taxable year with respect to each of the Initial Hotels or any other Hotel Property will be attributable to the Company's personal property under the foregoing rules. In addition, the Company intends not to acquire additional personal property for the Initial Hotels if such acquisition would cause the Adjusted Basis Ratio for such Initial Hotels to exceed 15%. While the Company believes that the allocation for tax purposes of the purchase price for the Initial Hotels to the personal property is accurate, there can be no assurance that the Service will not assert that a different allocation is appropriate and that more than 15% of the rents received under an Initial Lease is attributable to personal property under the foregoing rules, or that a court would not uphold such assertion. If such a challenge were successfully asserted, the Company could fail the 15% Adjusted Basis Ratio as to one or more of its leases, which in turn could cause it to fail to satisfy the 75% or 95% gross income test and to fail to qualify as a REIT.


     An amount received or accrued, directly or indirectly with respect to any real or personal property, will not qualify as "rents from real property" for purposes of the 75% or the 95% gross income test if the determination of such amount depends in whole or in part on the income or profits derived by any person from such property (except that an amount so derived or accrued generally will not be excluded from "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales).

     In addition, the Company must not manage the property or furnish or render services to the tenants of such property, except through an independent contractor from whom the company derives no income. There is an exception to this rule permitting a REIT to perform certain customary tenant services of the sort which a tax-exempt organization could perform without being considered in receipt of "unrelated business taxable income."

     The 95% Test. In addition to deriving 75% of its gross income from the sources listed above, at least 95% of the Company's gross income for the taxable year must be derived from the above described qualifying income, dividends, interest, or gains from the sale or other disposition of stock, securities and real property that is not dealer property. Dividends and interest on any obligations not collateralized by an interest in real property are included for purposes of the 95% gross income test, but not for purposes of the 75% gross income test.

     For purposes of determining whether the Company complies with the 75% and the 95% gross income tests, gross income does not include income from prohibited transactions. A "prohibited transaction" is a sale of dealer property (excluding foreclosure property); however, it does not include a sale of property if such property is held by the Company for at least four years and certain other requirements (relating to the number of properties sold in a year, their tax bases, and the cost of improvements made thereto) are satisfied. See
"-- Taxation of the Company -- General" above. Gain realized by the Company on the sale of any dealer property generally will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Under existing law, whether property is dealer property is a question of fact that depends on all the facts and circumstances with respect to the particular transaction. The Company intends to hold the Initial Hotels for investment with a view to long-term appreciation, to engage in the business of acquiring, owning and developing the Initial Hotels and other Hotel Properties, and to make such occasional sales of Hotel Properties as are consistent with the Company's investment objectives. Based upon the Company's investment objectives, the Company believes that overall, the Initial Hotels should not be considered dealer property and that the amount of income from prohibited transactions, if any, will not be material.

     The Company believes that, for purposes of both the 75% and the 95% gross income tests, its investment in the Initial Hotels will generally give rise to qualifying income in the form of rents, and that gains on sales of the Initial Hotels generally will also constitute qualifying income. The Company also believes that, for purposes of the 95% gross income test, if the portion of rent attributable in any case to furniture, furnishings, equipment and operating equipment were to be recharacterized as payments from a deemed financing of such items, any gross income attributable to such payments would be qualifying gross income in the form of interest and such interest income would not cause the Company to be unable to satisfy the 75% gross income test.

     Even if the Company fails to satisfy one or both of the 75% or the 95% gross income tests for any taxable year, it may still qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. These relief provisions will generally be available if: (i) the Company's failure to comply was due to reasonable cause and not to willful neglect; (ii) the Company reports the nature and amount of each item of its income included in the tests on a schedule attached to its tax return; and (iii) any incorrect information on such schedule is not due to fraud with intent to evade tax. If these relief provisions apply, however, the Company will nonetheless be subject to a 100% tax on the greater of the amount by which it fails either the 75% or the 95% gross income test, multiplied by a fraction intended to reflect the Company's profitability.

     The 30% Test. The Company must derive less than 30% of its gross income for each taxable year from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property and involuntary conversions); (ii) Shares or securities (including certain interest rate swap or cap agreements) held for less than one year; and (iii) property in a prohibited transaction. The Company does not anticipate that it will have difficulty in complying with this test. However, if extraordinary circumstances were to occur that gave rise to dispositions of Initial Hotels within four years after the completion of this Offering, the Company may be unable to satisfy the 30% test.

     The Company temporarily invests working capital in short term investments, including shares in other REITs. Although the Company will use its best efforts to ensure that its income generated by these investments will be of a type which satisfies the 75% and 95% gross income tests, there can be no assurance in this regard (see discussion above of the "new capital" rule under the 75% test). Moreover, the Company may realize short-term capital gain upon sale or exchange of such investments, and such short-term capital gain would be subject to the limitations imposed by the 30% gross income test.

  FORECLOSURE PROPERTY

     The Company will be subject to tax at the maximum corporate rate (currently 35%) on income from any "foreclosure property," other than income that would be qualified income under the 75% gross income test, less expenses directly connected with the production of such income. However, gross income from any such foreclosure property will qualify under the 75% and the 95% gross income tests.

     Foreclosure property is defined as any real property (including interests in real property) and any personal property incident to such real property, acquired by a REIT as the result of a REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness which such property secured and for which the REIT makes a proper election to treat such property as foreclosure property. However, a REIT will not be considered to have foreclosed on a property where it takes control of the property as a mortgagee in possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Under the Code, property generally ceases to be foreclosure property with respect to a REIT on the date which is two years after the date such REIT acquired such property (or longer if an extension is granted by the Secretary of the Treasury). However, the foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day (i) on which a lease is entered into with respect to such property which, by its terms, will give rise to income which does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day which will give rise to income which does not qualify under the 75%

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

gross income test, (ii) on which any construction takes place on such property (other than completion of a building, or completion of any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent), or (iii) which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business which is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income).

     As a result of the rules with respect to foreclosure property, if Host defaults on its obligations under an Initial Lease for an Initial Hotel and Marriott is not available to manage the Initial Hotel after the Company terminates Host's leasehold interest therein, and the Company is unable to find a replacement Lessee for such Initial Hotel within 90 days of such foreclosure and unable to find an independent contractor to manage it, gross income from hotel operations conducted by the Company from such property would cease to qualify for the 75% and the 95% gross income tests. (Advisors should qualify as an independent contractor which could operate foreclosure property for up to two years.) In such event, the Company might be unable to satisfy the 75% or the 95% gross income test, resulting in its failure to qualify as a REIT.

  ANNUAL DISTRIBUTION REQUIREMENTS

     In order to qualify as a REIT the Company is required to distribute dividends (other than capital gain dividends) to its shareholders with respect to each year in an amount at least equal to (A) the sum of (i) 95% of the Company's REIT taxable income (computed without regard to the dividends paid deduction and the Company's net capital gain) and (ii) 95% of the net income (after tax), if any, from foreclosure property, minus (B) the sum of certain items of noncash income (from certain imputed rental income and income from transactions inadvertently failing to qualify as like-kind exchanges). Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its REIT taxable income, as adjusted, it will be subject to tax on the undistributed amount at regular capital gains or ordinary corporate tax rates, as the case may be. The Company will also be required to distribute currently as a dividend an amount equal to the earnings and profits of any corporation it may acquire in a tax-free reorganization (although no such transaction is currently contemplated).

     The Company intends to make timely distributions sufficient to satisfy the annual distribution requirements described in the first and last sentences of the preceding paragraph. It is possible that the Company may not have sufficient cash or other liquid assets to meet the 95% distribution requirement, due to timing differences between the actual receipt of income and actual payment of expenses on the one hand, and the inclusion of such income and deduction of such expenses in computing the Company's REIT taxable income on the other hand. To avoid any problem with the 95% distribution requirement, the Company will closely monitor the relationship between its REIT taxable income and cash flow and intends, if necessary, to borrow funds in order to satisfy the distribution requirement. However, there can be no assurance that such borrowing would be available at such time.

     If the Company fails to meet the 95% distribution requirement as a result of an adjustment to the Company's tax return by the Service, the Company may retroactively cure the failure by paying a "deficiency dividend" (plus applicable penalties and interest) within a specified period.

  FAILURE TO QUALIFY

     If the Company fails to qualify for taxation as a REIT in any taxable year and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to shareholders in any year in which the Company fails to qualify as a REIT will not be deductible by the Company, nor generally will they be required to be made under the Code. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income, and, subject to certain limitations in the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific

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

statutory provisions, the Company also will be disqualified from reelecting taxation as a REIT for the four taxable years following the year during which qualification was lost.

  OTHER ISSUES

     In the case of certain sale leaseback arrangements, the Service could assert that the Company realized prepaid rental income in the year of purchase to the extent that the value of a leased property exceeds the purchase price paid by the Company for that property. In litigated cases involving sale leasebacks which have considered this issue, courts have concluded that buyers have realized prepaid rent where both parties acknowledged that the purported purchase price for the property was substantially less than fair market value and the purported rents were substantially less than the fair market rentals. Because of the lack of clear precedent, complete assurance cannot be given that the Service could not successfully assert the existence of prepaid rental income.

  DEPRECIATION OF PROPERTIES

     For tax purposes, the Company's real property generally is depreciated on a straight line basis over 40 years and personal property owned by the Company generally is depreciated over nine years.

TAXATION OF SHAREHOLDERS

  TAXATION OF TAXABLE DOMESTIC SHAREHOLDERS


     As long as the Company qualifies as a REIT, distributions made to the Company's taxable domestic shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income and will not be eligible for the dividends received deduction for corporations. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held its Shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. To the extent that the Company makes distributions in excess of current and accumulated earnings and profits, these distributions are treated first as a tax-free return of capital to the shareholder, reducing the tax basis of a shareholder's Shares by the amount of such excess distribution (but not below zero), with distributions in excess of the shareholder's tax basis being taxed as capital gains (if the Shares are held as a capital asset). In addition, any dividend declared by the Company in October, November or December of any year and payable to a shareholder of record on a specific date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the dividend is actually paid by the Company during January of the following calendar year. Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Federal income tax rules may also require that certain minimum tax adjustments and preferences be apportioned to Company shareholders.


     In general, any loss upon a sale or exchange of Shares by a shareholder who has held such Shares for six months or less (after applying certain holding period rules) will be treated as a long-term capital loss, to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gains.

     Investors (other than certain corporations) who borrow funds to finance their acquisition of Shares in the Company could be limited in the amount of deductions allowed for the interest paid on the indebtedness incurred in such an arrangement. Under Section 163(d) of the Code, interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment is generally deductible only to the extent of the taxpayer's net investment income. An investor's net investment income will include the dividend and capital gain dividend distributions he receives from the Company; however, distributions treated as a nontaxable return of the shareholder's basis will not enter into the computation of net investment income.

     Under Section 469 of the Code, taxpayers (other than certain corporations) generally will not be entitled to deduct losses from so-called passive activities except to the extent of their income from passive activities. For purposes of these rules, distributions received by a shareholder from the Company will not be treated as income from a passive activity and thus will not be available to offset a shareholder's passive activity losses.

  TAXATION OF TAX-EXEMPT SHAREHOLDERS

     The Service has ruled that amounts distributed by a REIT to a tax-exempt employees' pension trust do not constitute unrelated business taxable income ("UBTI"). Subject to the discussion below regarding a "pension-held REIT," based upon such ruling and the statutory framework of the Code, distributions by the Company to a shareholder that is a tax-exempt entity would not constitute UBTI, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code, that the Shares are not otherwise used in an unrelated trade or business of the tax-exempt entity, and that the Company, consistent with its present intent, does not hold a residual interest in a REMIC.

     If any pension or other retirement trust that qualifies under Section 401(a) of the Code ("qualified pension trust") holds more than 10% by value of the interests in a "pension-held REIT" at any time during a taxable year, a portion of the dividends paid to the qualified pension trust by such REIT may constitute UBTI. For these purposes, a "pension-held REIT" is defined as a REIT if (i) such REIT would not have qualified as a REIT but for the provisions of the Code which look through such a qualified pension trust in determining ownership of shares of the REIT and (ii) at least one qualified pension trust holds more than 25% by value of the interests of such REIT or one or more qualified pension trusts (each owning more than a 10% interest by value in the REIT) hold in the aggregate more than 50% by value of the interests in such REIT.

  INFORMATION REPORTING AND BACKUP WITHHOLDING TAX

     The Company will report to its domestic shareholders and to the Service the amount of dividends paid for each calendar year, and the amount of tax withheld, if any, with respect thereto. Under the back-up withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless such shareholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or
(ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A shareholder that does not provide the Company with its correct taxpayer identification number may also be subject to penalties imposed by the Service. Any amount paid as backup withholding is available as a credit against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions made to any shareholders who fail to certify their non-foreign status to the company. See "Certain United States Tax Considerations for Non-U.S. Holders of Shares."

     Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Service.

OTHER TAX CONSIDERATIONS

  POSSIBLE LEGISLATIVE OR OTHER ACTIONS AFFECTING TAX CONSEQUENCES

     Prospective shareholders should recognize that the present federal income tax treatment of investment in the Company may be modified by legislative, judicial or administrative action at any time and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the Service and the Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. No assurance can be given as to the form or content (including with respect to effective dates) of any tax legislation which may be enacted. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of investment in the Company.

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

  STATE AND LOCAL TAXES

     The Company and its shareholders may be subject to state or local taxation, and the Company may be subject to state or local tax withholding requirements, in various jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Shares.

                    CERTAIN UNITED STATES TAX CONSIDERATIONS
                         FOR NON-U.S. HOLDERS OF SHARES

     The following is a discussion of certain anticipated U.S. federal income and U.S. federal estate tax consequences of the ownership and disposition of Shares applicable to non-U.S. shareholders of such Shares. The discussion is based on current law and is for general information only. The discussion does not address either aspects of U.S. federal taxation other than income and estate taxation or all aspects of U.S. federal income and estate taxation. The discussion does not consider any specific facts or circumstances that may apply to a particular non-U.S. shareholder.

     In general, a non-U.S. shareholder will be subject to regular United States income tax with respect to its investment in the Company if such investment is "effectively connected" with the non-U.S. shareholder's conduct of a trade or business in the United States, or if the non-U.S. shareholder is a nonresident alien individual who is present in the United States for 183 days or more during the taxable year. A corporate non-U.S. shareholder that receives income that is (or is treated as) effectively connected with a U.S. trade or business may also be subject to the branch profits tax under Section 884 of the Code, which is payable in addition to regular United States corporate income tax. The following discussion will apply to non-U.S. shareholders whose investment in the Company is not so effectively connected and who are not individuals present in the U.S. for 183 days or more during the taxable year.

     A distribution by the Company that is not deemed to be attributable to gain from the sale or exchange by the Company of a United States real property interest and that is not designated by the Company as a capital gain dividend will be treated as an ordinary income dividend to the extent that it is made out of current or accumulated earnings and profits. A distribution by the Company that is designated as a capital gain dividend will generally not be subject to withholding except to the extent that such dividend is attributable to the sale or exchange by the Company of United States real property interests, as described below. Generally, an ordinary income dividend will be subject to a United States withholding tax equal to 30% of the gross amount of the dividend unless such withholding is reduced by an applicable tax treaty. A distribution of cash in excess of the Company's earnings and profits will be treated first as a nontaxable return of capital that will reduce a non-U.S. shareholder's basis in its Shares (but not below zero) and then as gain from the disposition of such Shares, the tax treatment of which is described under the rules discussed below with respect to disposition of Shares. A distribution in excess of the Company's earnings and profits may be subject to 30% dividend withholding if at the time of the distribution it cannot be determined whether the distribution will be in an amount in excess of the Company's current and accumulated earnings and profits. If its subsequently determined that such distribution is, in fact, in excess of current and accumulated earnings and profits, the non-U.S. shareholder may seek a refund from the Service. The Company expects to withhold United States income tax at the rate of 30% on the gross amount of any such distributions made to a non-U.S. shareholder unless (i) a lower tax treaty applies and the required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the non-U.S. shareholder files IRS Form 4224 with the Company claiming that the distribution is "effectively connected" income.

     For any year in which the Company qualifies as a REIT, distributions by the Company that are attributable to gain from the sale or exchange of a United States real property interest will be taxed to a non-U.S. shareholder in accordance with the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, such distributions are taxed to a non-U.S. shareholder as if such distributions were gains "effectively connected" with a United States trade or business. Accordingly, a non-U.S. shareholder will be

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

taxed at the normal capital gain rates applicable to a U.S. shareholder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals). Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder that is not entitled to treaty exemption. The Company will be required to withhold from distributions to non-U.S. shareholders, and remit to the Service, 35% of the amount of any distribution that could be designated as capital gain dividends to the extent that such dividends are attributable to the sale or exchange by the Company of United States real property interests.

     Tax treaties may reduce the Company's withholding obligations. If the amount of tax withheld by the Company with respect to a distribution to a non-U.S. shareholder exceeds the shareholder's United States liability with respect to such distribution, the non-U.S. shareholder may file for a refund of such excess from the Service. It should be noted that the 35% withholding tax rate on capital gain dividends corresponds to the maximum income tax rate applicable to corporations but is higher than the 28% maximum rate on capital gains of individuals.

     If the Shares fail to constitute a "United States real property interest" within the meaning of FIRPTA, a sale of the Shares by a non-U.S. shareholder generally will not be subject to United States taxation unless (i) investment in the Shares is effectively connected with the non-U.S. shareholder's United States trade or business, in which case, as discussed above, the non-U.S. shareholder would be subject to the same treatment as U.S. shareholders on such gain or (ii) the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

     The Shares will not constitute a United States real property interest if the Company is a "domestically controlled REIT." A domestically controlled REIT is a REIT in which at all times during a specified testing period less than 50% in value of its shares is held directly or indirectly by non-U.S. shareholders. It is currently anticipated that the Company will be a domestically controlled REIT, and therefore that the sale of Shares will not be subject to taxation under FIRPTA. However, because the Shares will be publicly traded, no assurance can be given that the Company will continue to be a domestically controlled REIT. If the Company did not constitute a domestically controlled REIT, whether a non-U.S. shareholder's sale of Shares would be subject to tax under FIRPTA as a sale of a United States real property interest would depend on whether the Shares were "regularly traded" (as defined by applicable Treasury regulations) on an established securities market (e.g., the New York Stock Exchange, on which the Shares will be listed) and on the size of the selling shareholder's interest in the Company. If the gain on the sale of the Shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In any event, a purchaser of Shares from a non-U.S. shareholder will not be required under FIRPTA to withhold on the purchase price if the purchased Shares are "regularly traded" on an established securities market or if the Company is a domestically controlled REIT. Otherwise, under FIRPTA, the purchaser of Shares may be required to withhold 10% of the purchase price and to remit such amount to the Service.

FEDERAL ESTATE TAX

     Shares owned or treated as owned by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of death will be includible in the individual's gross estate for United States federal estate tax purposes unless an applicable estate tax treaty provides otherwise.

BACKUP WITHHOLDING AND INFORMATION REPORTING REQUIREMENTS

     The Company must report annually to the Service and to each non-U.S. shareholder the amount of dividends paid to and the tax withheld with respect to such holder. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities in the country in which the non-U.S. shareholder resides. United States backup withholding tax (which generally is a withholding tax imposed at the rate of 31% on certain payments to persons that fail to furnish the information required under the United States information reporting requirements) will generally not apply to dividends paid on Shares to a non-U.S. shareholder at an address outside the United States.

     The payment of the proceeds from the disposition of Shares to or through the United States office of a broker will be subject to information reporting and backup withholding at a rate of 31% unless the owner, under penalties of perjury, certifies, among other things, its status as a non-U.S. shareholder, or otherwise establishes an exemption. The payment of the proceeds from the disposition of Shares to or through a non-U.S. office of a broker generally will not be subject to backup withholding and information reporting. In the case of proceeds from a disposition of Shares paid to or through a non-U.S. office of a U.S. broker or paid to or through a non-U.S. office of a non-U.S. broker that is
(i) a "controlled foreign corporation" for United States federal income tax purposes or (ii) a person 50% or more of whose gross income from all sources for a certain three-year period was effectively connected with a United States trade or business, (a) backup withholding will not apply unless the broker has actual knowledge that the owner is not a non-U.S. shareholder, and (b) information reporting will not apply if the broker has documentary evidence in its files that the owner is a non-U.S. shareholder (unless the broker has actual knowledge to the contrary).

     Any amounts withheld under the backup withholding rules from a payment to a non-U.S. shareholder will be refunded (or credited against the non-U.S. shareholder's United States federal income tax liability, if any), provided that the required information is furnished to the Service.

  OTHER TAX CONSEQUENCES

     The Company and its shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they transact business or reside.

     There may be other federal, state, local or foreign income, or estate and gift, tax considerations applicable to the circumstances of a particular investor. Shareholders should consult their own tax advisors with respect to such matters.

          ERISA PLANS, KEOGH PLANS AND INDIVIDUAL RETIREMENT ACCOUNTS

GENERAL FIDUCIARY OBLIGATIONS

     Fiduciaries of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("ERISA Plan") must consider whether their investment in the Company's Shares satisfies the diversification requirements of ERISA, whether the investment is prudent in light of possible limitations on the marketability of the Shares, whether such fiduciaries have authority to acquire such Shares under the appropriate governing instrument and Title I of ERISA, and whether such investment is otherwise consistent with their fiduciary responsibilities. Any ERISA Plan fiduciary should also consider ERISA's prohibition on improper delegation of control over or responsibility for "plan assets." Trustees and other fiduciaries of an ERISA plan may incur personal liability for any loss suffered by the plan on account of a violation of their fiduciary responsibilities. In addition, such fiduciaries may be subject to a civil penalty of up to 20% of any amount recovered by the plan on account of such a violation (the "Fiduciary Penalty"). Also, fiduciaries of any Individual Retirement Account ("IRA"), Keogh Plan or other qualified retirement plan not subject to Title I of ERISA because it does not cover common law employees ("Non-ERISA Plan") should consider that such an IRA or non-ERISA Plan may only make investments that are authorized by the appropriate governing instrument. Fiduciary shareholders should consult their own legal advisers if they have any concern as to whether the investment is inconsistent with any of the foregoing criteria.

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

PROHIBITED TRANSACTIONS

     Fiduciaries of ERISA Plans and persons making the investment decision for an IRA or other Non-ERISA Plan should also consider the application of the prohibited transaction provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between an ERISA Plan, IRA, or other Non-ERISA Plan and certain persons related to it are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of an ERISA Plan, IRA, or other Non-ERISA Plan may cause a wide range of other persons to be treated as disqualified persons or parties in interest with respect to it. A prohibited transaction, in addition to imposing potential personal liability upon fiduciaries of ERISA Plans, may also result in the imposition of an excise tax under the Code or a penalty under ERISA upon the disqualified person or party in interest with respect to the ERISA or Non-ERISA Plan or IRA. If the disqualified person who engages in the transaction is the individual on behalf of whom an IRA is maintained (or his beneficiary), the IRA may lose its tax-exempt status and its assets may be deemed to have been distributed to such individual in a taxable distribution (and no excise tax will be imposed) on account of the prohibited transaction. Fiduciary shareholders should consult their own legal advisers if they have any concern as to whether the investment is a prohibited transaction.

SPECIAL FIDUCIARY AND PROHIBITED TRANSACTIONS CONSIDERATIONS

     The Department of Labor ("DOL"), which has certain administrative responsibility over ERISA Plans as well as over IRAs and other Non-ERISA Plans, has issued a regulation defining "plan assets." The regulation generally provides that when an ERISA or Non-ERISA Plan or IRA acquires a security that is an equity interest in an entity and that security is neither a "publicly offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, the ERISA or Non-ERISA Plan's or IRA's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established either that the entity is an operating company or that equity participation in the entity by benefit plan investors is not significant.

     The regulation defines a publicly offered security as a security that is "widely held," "freely transferable" and either part of a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). The Company's Shares will be registered under the Exchange Act.

     The regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control.

     The regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all relevant facts and circumstances. The regulation further provides that, where a security is part of an offering in which the minimum investment is $10,000 or less, certain restrictions ordinarily will not, alone or in combination, affect a finding that such securities are freely transferable. The restrictions on transfer enumerated in the regulation as not affecting that finding include: any restriction on or prohibition against any transfer or assignment which would result in a termination or reclassification of the Company for federal or state tax purposes, or would otherwise violate any state or federal law or court order; any requirement that advance notice of a transfer or assignment be given to the Company and any requirement that either the transferor or transferee, or both, execute documentation setting forth representations as to compliance with any restrictions on transfer which are among those enumerated in the regulation as not affecting free transferability, including those described in the preceding clause of this sentence; any administrative procedure which establishes an effective date, or an event prior to which a transfer or assignment will not be effective; and any limitation or restriction on transfer or assignment which is not imposed by the issuer or a person acting on behalf of the issuer. The Company believes that the restrictions imposed under the Company's Declaration and Bylaws on the transfer of Shares do not result in the failure of the Shares to be "freely transferable." Furthermore, the Company believes that at present there exist no other

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

facts or circumstances limiting the transferability of the Shares which are not included among those enumerated as not affecting their free transferability under the regulation, and the Company does not expect or intend to impose in the future (or to permit any person to impose on its behalf) any limitations or restrictions on transfer which would not be among the enumerated permissible limitations or restrictions. However, the final regulation only establishes a presumption in favor of a finding of free transferability, and no guarantee can be given that the DOL or the Treasury Department will not reach a contrary conclusion.

     Assuming that the Shares will be "widely held" and that no other facts and circumstances exist which restrict transferability of the Shares, the Company has received an opinion from Company Counsel that the Shares should not fail to be "freely transferable" for purposes of the regulation due to the restrictions on transfer of the Shares under the Company's Declaration and Bylaws and that under the regulation the Shares are publicly offered securities and the assets of the Company will not be deemed to be "plan assets" of any ERISA Plan, IRA or other Non-ERISA Plan that invests in the Shares.

     If the assets of the Company are deemed to be plan assets under ERISA: (i) the prudence standards and other provisions of Part 4 of Title I of ERISA would be applicable to investments made by the Company; (ii) the person or persons having investment discretion over the assets of ERISA Plans which invest in the Company would be liable under the aforementioned Part 4 of Title I of ERISA for investments made by the Company which do not conform to such ERISA standards unless Advisors registers as an investment adviser under the Investment Advisers Act of 1940 and certain other conditions are satisfied; and (iii) certain transactions that the Company might enter into in the ordinary course of its business and operation might constitute "prohibited transactions" under ERISA and the Code.

                                  UNDERWRITING


     Subject to certain conditions contained in the Underwriting Agreement, the Underwriters named below (the "Underwriters") for whom Donaldson, Lufkin &
Jenrette Securities Corporation, Dean Witter Reynolds Inc., Prudential
Securities Incorporated and Smith Barney Inc. are acting as representatives (the
"Representatives"), have severally agreed to purchase from the Company 7,500,000
Shares. The number of Shares that each Underwriter has agreed to purchase is set forth opposite its name below:



                                                                                 NUMBER
                                   UNDERWRITERS                                 OF SHARES
    Donaldson, Lufkin & Jenrette Securities Corporation.......................
    Dean Witter Reynolds Inc. ................................................
    Prudential Securities Incorporated........................................
    Smith Barney Inc. ........................................................

                                                                                ---------
              Total...........................................................  7,500,000
                                                                                =========


     The Underwriting Agreement provides that the several Underwriters will be obligated to purchase all of the Shares offered hereby (other than the Shares covered by the overallotment option described below) if any are purchased.


     The Company has been advised by the Representatives that the Underwriters propose to offer the Shares to the public initially at the price to the public set forth on the cover page of this Prospectus and to certain dealers at such
price less a concession not in excess of $     per Share; that the Underwriters
may allow, and such dealers may reallow, a discount of not in excess of $ per Share on sales to other dealers; and that the price to the public, concessions and discounts to dealers may be changed by DLJ after the initial public offering.



     The Underwriters have been granted an option, exercisable for 30 days from the date of this Prospectus, to purchase up to 1,125,000 additional Shares from the Company at the initial public offering price less underwriting discounts and commissions. The Underwriters may exercise such right of purchase only for the purpose of covering overallotments, if any, incurred in connection with the sale of Shares offered hereby. To the extent that such Underwriters exercise such option, each of the Underwriters will become obligated, subject to certain conditions, to purchase the same proportion of such additional Shares as the number of other Shares to be purchased by the Underwriter bears to the total number of Shares being sold in this Offering on the same terms as those on which all Shares are being sold in this Offering.


     In the Underwriting Agreement, the Company and the Underwriters have agreed to indemnify each other against certain liabilities under the Securities Act.

     Each of HRP and Advisors has agreed not to, and has agreed to cause its officers, Trustees and Directors, as applicable, not to, directly or indirectly, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Shares or any securities convertible into or exercisable or exchangeable for Shares or, in any manner, transfer all or a portion of the economic consequences associated with ownership of the Shares, without the prior written consent of DLJ, for a period of two years from the date of this Prospectus. See "Shares Eligible for Future Sale."

     Prior to this Offering, there has been no public market for the Shares. The initial public offering price was determined through negotiations between the Company and the Representatives. Among the factors considered in such negotiations, in addition to prevailing market conditions, were the dividend yields and cash flow multiplies of publicly traded REITs that the Company and the Representatives believe to be comparable to the Company, the expected results of operations of the Company (which are based, in part, on the results or operations of the Initial Hotels in recent periods), estimates of the business potential and earnings prospects of the Company, the present state of the Company's development and the current state of the hospitality industry and real estate markets in the geographical areas in which the Company's Initial Hotels are located and the economy as a whole. The initial public offering price set forth on the cover page of the Prospectus should not, however, be considered an indication of the actual value of the Shares. Such price is subject to change as a result of market conditions and other factors.


     The Company will pay to the Representatives an advisory fee equal to
$       from the gross proceeds of this Offering received from the sale of the
Shares offered hereby for financial advisory services rendered in connection with the Company's formation and initial public offering as a REIT. A portion of the advisory fee to be paid to DLJ is in consideration of its advisory services in structuring the Acquisition Line to facilitate this Offering.



     The Shares have been approved for listing on the NYSE under the symbol "HPT". The Underwriters intend to sell the Shares so as to meet the distribution requirements of such listing.


     The consummation of this Offering is contingent on the consummation of the concurrent registered offerings by the Company of 3,960,000 Shares to HRP and the 250,000 Shares to Advisors.

                                    EXPERTS


     The historical financial statements and schedules of the Company, Host and the Initial Hotels included in this prospectus to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports dated July 20, 1995, July 13, 1995 and June 21, 1995 with respect thereto, and are included herein on pages F-10 through F-16, F-24 through F-31, F-33 through F-42 and F-44 through F-45, in reliance upon the authority of said firm as experts in giving said reports.



                                 LEGAL MATTERS



     Sullivan & Worcester will pass upon the validity of the issuance of the Shares offered pursuant to this Prospectus and on certain tax matters as described under "Federal Income Tax Considerations." Certain legal matters relating to this Offering will be passed upon for the Underwriters by Davis Polk & Wardwell. Barry M. Portnoy, a partner in the firm of Sullivan & Worcester, is a Managing Trustee of the Company, a Managing Trustee of HRP and a Director and 50% shareholder of Advisors. Sullivan & Worcester and Davis Polk & Wardwell will rely on the opinion of Piper & Marbury with respect to all matters involving Maryland law.


                             ADDITIONAL INFORMATION


     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus is a part) on Form S-11 under the Securities Act with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the content of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference and the exhibits and schedules hereto. For further information regarding the Company and the Shares offered hereby, reference is hereby made to the Registration Statement and such exhibits and schedules.



     The Registration Statement and the exhibits and schedules forming a part thereof filed by the Company with the Commission can be inspected and copies obtained from the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: 7 World Trade Center, 13th Floor, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     The Company intends to furnish its shareholders with annual reports containing audited financial statements certified by independent certified public accountants and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year.


     THE DECLARATION OF TRUST ESTABLISHING THE COMPANY, DATED MAY 12, 1995, A COPY OF WHICH, TOGETHER WITH ANY AMENDMENTS THERETO, IS DULY FILED IN THE OFFICE OF THE DEPARTMENT OF ASSESSMENTS AND TAXATION OF THE STATE OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF THE COMPANY SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, THE COMPANY. ALL PERSONS DEALING WITH THE COMPANY, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF THE COMPANY FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

                                    GLOSSARY

     Unless the context otherwise requires, the following capitalized terms shall have the meanings set forth below for the purposes of this Prospectus:

     "ACMs" means asbestos containing materials.


     "Acquisition Line" means the $200.0 million credit line commitment provided by DLJMC to the Company.


     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "Adjusted Basis Ratio" means the ratio of (i) the average of the adjusted bases of the Company's personal property of the Initial Hotel at the beginning and at the end of the taxable year to (ii) the average of the aggregate adjusted bases of both the Company's real and personal property of the Initial Hotel at the beginning and at the end of such taxable year.

     "ADR" means average daily guest room rate.

     "Advisors" means HRPT Advisors, Inc., a Delaware corporation.

     "Advisory Agreement" means the advisory agreement by and between Advisors and the Company.

     "Audit Committee" means the audit committee of the Company consisting of the Independent Trustees of the Company.

     "Available Cash Flow" means an amount, with respect to each fiscal year during the term of the Management Agreements, equal to the excess, if any, of Operating Profit over the sum of: (i) the applicable Owner's Priority in such fiscal year; plus (ii) the base management fee; plus (iii) any unpaid base management fees deferred in accordance with the Management Agreements.

     "Average Invested Capital" means, for purposes of the Advisory Agreement, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate and personal property owned in connection with such real estate, before reserves for depreciation or bad debts or other similar noncash reserves, computed by taking the average of such values at the end of each month during the period.

     "Award" means any award, compensation or damage paid in connection with the taking or condemnation of an Initial Hotel or any substantial portion thereof by a public authority for a public or quasi public use.

     "Board of Trustees" means the Board of Trustees of the Company.

     "Business Procedure" means the advance notice procedure with regard to shareholder proposals specified in the Company's Bylaws.

     "Bylaws" means the Bylaws of the Company.


     "Cash Available for Distribution" means Funds From Operations plus amortization of deferred financing costs less the rental income arising from amounts periodically escrowed in the FF&E Reserve.


     "Charitable Beneficiary" means a qualified trustee of a trust for the exclusive benefit of one or more organizations described in Section 170(b)(1)(a) and 170(c) of the Code.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Commission" means the Securities and Exchange Commission.

     "Company" means Hospitality Properties Trust, a Maryland real estate investment trust.

     "Company Counsel" means Sullivan & Worcester, counsel to the Company.

     "Declaration" means the Declaration of Trust of the Company.

     "Department of Labor" means the United States Department of Labor.

     "DLJMC" means DLJ Mortgage Capital, Inc., an affiliate of DLJ.


     "DLJ" means Donaldson, Lufkin & Jenrette Securities Corporation.


     "DOL" means United States Department of Labor.


     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Plan" means a pension, profit sharing or other employee benefit plan subject to Title I of ERISA.

     "Excess Shares" means Shares that are in violation of the Ownership Limitation or which cause the Company to be treated as "closely held" under
     Section 856(h) of the Code, and that are not otherwise permitted by the Board of Trustees.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exempted Persons" means HRP, Advisors, affiliates, including persons who are deemed to have beneficial ownership of the Shares directly owned by HRP and Advisors pursuant to the attribution provisions of the Code, and other shareholders exempted by majority vote of the Trustees.

     "FF&E Reserve" means those funds to be escrowed annually pursuant to the Initial Leases as a reserve for renovations and refurbishments.

     "Fiduciary Penalty" means a civil penalty of up to 20% of any amount recovered by an ERISA Plan on account of a violation by Trustees and other fiduciaries of their fiduciary responsibilities.

     "FIRPTA" means the Foreign Investment in Real Property Tax Act of 1980.


     "Funds From Operations" means net income (computed in accordance with GAAP), before real estate depreciation and amortization (excluding deferred financing costs). Funds From Operations does not represent cash flows from operating activities (as determined in accordance with GAAP) and should not be considered an alternative to net income as an indicator of the Company's financial performance or to cash flows from operating activities as a measure of liquidity.


     "GAAP" means generally accepted accounting principles.

     "Host" means HMH HPT Courtyard, Inc., a limited purpose wholly owned subsidiary of Host Marriott Corporation.

     "Hotel Properties" means the Initial Hotels and any other hotel properties that the Company may acquire after completion of this Offering.

     "HRP" means Health and Retirement Properties Trust, a NYSE listed REIT.


     "HRP Loan" means the demand loan of the Company payable to HRP in the aggregate principal amount of $163.3 million as of June 30, 1995.


     "Incentive Share Award Plan" means the Company's incentive share award plan pursuant to which 100,000 Shares have been reserved for issuance to Independent Trustees and officers of, and consultants to, the Company.

     "Independent Trustees" means Trustees of the Company who are not officers of the Company or otherwise affiliated with the Company, HRP or Advisors.


     "Initial Hotels" means the 37 hotel properties with 5,286 guest rooms which shall comprise the Company's entire portfolio of properties upon completion of this Offering.


     "Initial Leases" means the leases by the Company to Host of all of the Initial Hotels.

     "Initial Lessee" means Host.

     "Interested Shareholder" means a person who beneficially owns 10% or more of the voting power of the Company's Shares.

     "IRA" means Individual Retirement Account.


     "Leases" means the Initial Leases and any other leases of Hotel Properties.

     "Lessees" means the Initial Lessee and any future lessees of the Hotel Properties.

     "Management Agreements" means the management agreements between the Company and Marriott.

     "Managers" means Marriott and possible future managers.

     "Managing Trustees" means Barry M. Portnoy and Gerard M. Martin.

     "Marriott" means Courtyard Management Corporation, a wholly owned subsidiary of Marriott International, Inc.

     "MGCL" means the Maryland General Corporation Law.

     "Nomination Procedure" means the advance notice procedure with regard to the nomination, other than by the Board of Trustees, of Trustees specified in the Company's Bylaws.

     "Non-ERISA Plan" means an IRA, Keogh Plan or other qualified retirement plan not subject to Title I of ERISA because it does not cover common law employees.

     "NYSE" means the New York Stock Exchange, Inc.


     "Offering" means the initial public offering of 7,500,000 Shares of the Company.


     "Operating Profit" means, for purposes of any of the Management Agreements in any fiscal year, the excess of gross revenues of the applicable Initial Hotels less certain operating costs of Marriott as more particularly described in the Management Agreements, a form of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     "Ownership Limitation" means the restriction on ownership of more than 9.8% of the Shares by any shareholder or affiliated group of shareholders, except HRP, Advisors and certain other entities.

     "Owner's Priority" means 10% of a specified amount for each Initial Hotel plus any additional capital.


     "Preferred Shares" means preferred shares of beneficial interest of the Company.


     "Purchase Agreement" means the Purchase-Sale and Option Agreement, dated as of February 3, 1995, as amended, among the Company and each of the Sellers pursuant to which the Company has acquired the Initial Hotels.

     "Registration Statement" means the Registration Statement on Form S-11 under the Securities Act of which this Prospectus is a part.

     "REIT" means a real estate investment trust.

     "REMIC" means a real estate mortgage investment conduit, as defined in the Code.

     "Representatives" means Donaldson, Lufkin & Jenrette Securities Corporation, Dean Witter Reynolds Inc., Prudential Securities Incorporated and Smith Barney Inc.

     "REVPAR" means room revenues per available hotel guest room.

     "Rule 144" means the rule promulgated under the Securities Act that permits holders of restricted securities as well as affiliates of an issuer of the securities, pursuant to certain conditions and subject to certain restrictions, to sell their securities publicly without registration under the Securities Act.

     "Securities Act" means the Securities Act of 1933, as amended.


     "Security Deposit" means an amount equal to a full year's base rent, or $32.9 million which has been retained by the Company as security for Host's obligations under the Initial Leases.

     "Sellers" means the owners of the Initial Hotels who have contracted to sell the Initial Hotels to the Company.


     "Service" means the U.S. Internal Revenue Service.

     "Shares" means the common shares of beneficial interest of the Company.


     "Total Hotel Sales" means all revenues and receipts of every kind derived from guests or customers related to the operation of the Initial Hotels and has the same meaning as "Gross Revenues" under the Initial Leases.


     "Treasury Regulations" means the income tax regulations that have been promulgated under the Code.

     "UBTI" means unrelated business taxable income.

     "Underwriters" means the Underwriters named in this Prospectus.


     "Underwriting Agreement" means the underwriting agreement between the Company and the Representatives relating to the purchase of the Shares offered hereby.

                         INDEX TO FINANCIAL STATEMENTS


Hospitality Properties Trust Financial Statements:
  Introduction to Pro Forma Financial Statements......................................  F-2
  Unaudited Pro Forma Balance Sheet as of June 30, 1995...............................  F-3
  Unaudited Pro Forma Statements of Income for the year ended December 31, 1994, the twelve months ended June 30, 1995 and the six months ended June 30, 1994 and June
     30, 1995.........................................................................  F-4
  Notes to Pro Forma Financial Statements.............................................  F-6
  Report of Independent Public Accountants............................................  F-9
  Balance Sheet as of June 30, 1995...................................................  F-10
  Statement of Income for the period from February 7, 1995 (inception) to June 30,
     1995.............................................................................  F-11
  Statement of Shareholder's Equity...................................................  F-12
  Statement of Cash Flows for the period from February 7, 1995 (inception) to
     June 30, 1995....................................................................  F-13
  Notes to Financial Statements.......................................................  F-14
HMH HPT Courtyard, Inc. (Host) Financial Statements:
  Introduction to Pro Forma Financial Statements......................................  F-17
  Unaudited Pro Forma Balance Sheet as of June 16, 1995...............................  F-18
  Unaudited Pro Forma Statements of Income for the fiscal year ended December 30,
     1994, the 52 weeks ended June 16, 1995 and the 24 weeks ended June 17, 1994 and
     June 16, 1995....................................................................  F-19
  Notes to Pro Forma Financial Statements.............................................  F-21
  Report of Independent Public Accountants............................................  F-23
  Balance Sheet as of June 16, 1995...................................................  F-24
  Statement of Income for the twelve weeks ended June 16, 1995........................  F-25
  Statement of Shareholder's Equity for the twelve weeks ended June 16, 1995..........  F-26
  Statement of Cash Flows for the twelve weeks ended June 16, 1995....................  F-27
  Notes to Financial Statements.......................................................  F-28
Initial Hotels Combined Financial Statements:
  Report of Independent Public Accountants............................................  F-32
  Combined Statements of Revenues and Expenses Excluding Income Taxes for the fiscal years ended January 1, 1993, December 31, 1993 and December 30, 1994 and the
     twenty-four weeks ended June 17, 1994 (Unaudited) and June 16, 1995
     (Unaudited)......................................................................  F-33
  Combined Statements of Assets, Liabilities and Net Investment and Advances as of
     December 31, 1993 and December 30, 1994 and as of June 16, 1995 (Unaudited)......  F-34
  Combined Statements of Cash Flows for the fiscal years ended January 1, 1993,
     December 31, 1993 and December 30, 1994 and for the twenty-four weeks ended June
     17, 1994 (Unaudited) and June 16, 1995 (Unaudited)...............................  F-35
  Notes to Combined Financial Statements..............................................  F-36
  Report of Independent Public Accountants............................................  F-43
  Schedule III -- Real Estate and Accumulated Depreciation............................  F-44

                          HOSPITALITY PROPERTIES TRUST


           PRO FORMA BALANCE SHEET AS OF JUNE 30, 1995 AND PRO FORMA


           STATEMENTS OF INCOME FOR THE YEAR ENDED DECEMBER 31, 1994,


THE TWELVE MONTHS ENDED JUNE 30, 1995 AND THE SIX MONTHS ENDED JUNE 30, 1994 AND
                                      1995



     The following unaudited pro forma balance sheet gives effect to: (i) the completion of the Offering and the concurrent offering to HRP and Advisors; (ii) the acquisition of certain of the Initial Hotels to be acquired by the Company after the completion of the Offering; (iii) repayment of amounts due to HRP;
(iv) the borrowings under the Acquisition Line; (v) the commencement of the Initial Leases; and (vi) certain other transactions described in the notes hereto as though such transactions occurred on June 30, 1995.



     The following unaudited pro forma statements of income give effect to: (i) the completion of the Offering and the concurrent offering to HRP and Advisors;
(ii) the acquisition of certain of the Initial Hotels to be acquired by the Company after the completion of the Offering; (iii) repayment of amounts due to HRP; (iv) the borrowings under the Acquisition Line; (v) the commencement of the Initial Leases; and (vi) certain other transactions described in the notes hereto as though such transactions occurred at January 1, 1994.


     The pro forma information is based in part upon the historical statement of income and historical balance sheet of the Company and the Initial Hotels. Such information should be read in conjunction with all of the financial statements and notes thereto included in this Prospectus. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma data.

     The following unaudited pro forma data is not necessarily indicative of what the actual financial position or results of operations for the Company would have been as of the date or for the period indicated, nor does it purport to represent the financial position or results of operations for the Company for future periods.

                          HOSPITALITY PROPERTIES TRUST
                            PRO FORMA BALANCE SHEET


                                                                  AS OF JUNE 30, 1995
                                                     ---------------------------------------------
                                                                       PRO FORMA            PRO
                                                     HISTORICAL(A)     ADJUSTMENTS         FORMA
                                                     -------------     ---------          --------
                                                               (UNAUDITED, IN THOUSANDS)
ASSETS
Real estate properties, net........................     $177,235        $151,021  (B)     $328,256
Rent receivable....................................           40              --                40
Other assets.......................................        3,954          (1,454) (C)        2,500
Deferred financing fees............................         --               234  (D)          234
FF&E Reserve (restricted cash).....................        2,539           1,329  (E)        3,868
Cash...............................................         --             1,017  (F)        1,017
                                                        --------                          --------
                                                        $183,768                          $335,915
                                                        ========                          ========
       LIABILITIES AND SHAREHOLDER'S EQUITY
Acquisition Line...................................     $   --         $  23,400  (G)     $ 23,400
HRP Loan...........................................      163,259        (163,259) (H)          --
Security Deposit...................................       17,940          14,960  (I)       32,900
Rent received in advance...........................          690             575  (J)        1,265
Shareholder's equity:
     Common Shares of Beneficial Interest,
       $0.01 par value.............................         --               118  (K)          118
     Additional paid in capital....................        1,000         277,232  (L)      278,232
     Retained earnings.............................          879            (879) (M)          --
                                                        --------                          --------
          Total shareholder's equity...............        1,879                           278,350
                                                        --------                          --------
                                                        $183,768                          $335,915
                                                        ========                          ========


                  See notes to pro forma financial statements.

                          HOSPITALITY PROPERTIES TRUST

                         PRO FORMA STATEMENTS OF INCOME



                                                            YEAR ENDED DECEMBER 31, 1994
                                                     ------------------------------------------
                                                                     PRO FORMA
                                                     HISTORICAL     ADJUSTMENTS      PRO FORMA
                                                     ----------     ------------     ----------
                                                     (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE
                                                                      AMOUNTS)
Revenues:
     Base rent...................................     $     --        $ 32,900        $ 32,900
     FF&E Reserve................................           --           6,045           6,045
                                                       -------         -------         -------
          Total revenues.........................           --          38,945(N)       38,945
                                                       -------         -------         -------
Expenses:
     Interest....................................           --           1,882(O)        1,882
     Depreciation................................           --           9,011(P)        9,011
     Advisory fees...............................           --           2,149(Q)        2,149
     General and administrative..................                          400(R)          400
                                                       -------         -------         -------
          Total expenses.........................           --          13,442          13,442
                                                       -------         -------         -------
Net income.......................................     $     --        $ 25,503        $ 25,503
                                                       =======         =======         =======
Net income per Share.............................                                     $   2.17
                                                                                       =======
Weighted average Shares outstanding..............                                       11,750
                                                                                       =======



                                                           TWELVE MONTHS ENDED JUNE 30, 1995
                                                   --------------------------------------------------
                                                                       PRO FORMA
                                                   HISTORICAL         ADJUSTMENTS           PRO FORMA
                                                   ----------         -----------           ---------
                                                       (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE
                                                                        AMOUNTS)
Revenues:
     Base rent...................................    $4,834             $28,066              $32,900
     Percentage rent.............................        40                 126                  166
     FF&E Reserve................................       893               5,318                6,211
                                                     ------             -------              -------
          Total rental income....................     5,767              33,510               39,277
     Interest income.............................        23                 (23)               --
                                                     ------             -------              -------
          Total revenues.........................     5,790              33,487(N)            39,277
                                                     ------             -------              -------
Expenses:
     Interest....................................     3,196              (1,314)(O)            1,882
     Depreciation................................     1,473               7,538(P)             9,011
     Advisory fees...............................       242               1,907(Q)             2,149
     General and administrative..................     --                    400(R)               400
                                                     ------             -------              -------
          Total expenses.........................     4,911               8,531               13,442
                                                     ------             -------              -------
Net income.......................................    $  879             $24,956              $25,835
                                                     ======             =======              =======
Net income per Share.............................                                            $  2.20
                                                                                             =======
Weighted average Shares outstanding..............                                             11,750
                                                                                             =======


                  See notes to pro forma financial statements.

                          HOSPITALITY PROPERTIES TRUST


                         PRO FORMA STATEMENTS OF INCOME



                                                           SIX MONTHS ENDED JUNE 30, 1994
                                                    --------------------------------------------
                                                                      PRO FORMA
                                                    HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                    ----------       -----------       ---------
                                                     (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE
                                                                      AMOUNTS)
Revenues:
     Base rent....................................    $   --           $16,450          $16,450
     Percentage rent..............................        --                --               --
     FF&E Reserve.................................        --             3,037            3,037
                                                      ------           -------          -------
          Total rental income.....................        --            19,487           19,487
     Interest income..............................        --                --               --
                                                      ------           -------          -------
          Total revenues..........................        --            19,487(N)        19,487
                                                      ------           -------          -------
Expenses:
     Interest.....................................        --               941(O)           941
     Depreciation.................................        --             4,506(P)         4,506
     Advisory fees................................        --             1,075(Q)         1,075
     General and administrative...................        --               200[R]           200
                                                      ------           -------          -------
          Total expenses..........................        --             6,722            6,722
                                                      ------           -------          -------
Net income........................................    $   --           $12,765          $12,765
                                                      ======           =======          =======
Net income per Share..............................                                      $  1.09
                                                                                        =======
Weighted average Shares outstanding...............                                       11,750
                                                                                        =======



                                                           SIX MONTHS ENDED JUNE 30, 1995
                                                    --------------------------------------------
                                                                      PRO FORMA
                                                    HISTORICAL       ADJUSTMENTS       PRO FORMA
                                                    ----------       -----------       ---------
                                                     (UNAUDITED, IN THOUSANDS, EXCEPT PER SHARE
                                                                      AMOUNTS)
Revenues:
     Base rent....................................    $4,834           $11,616          $16,450
     Percentage rent..............................        40               126              166
     FF&E Reserve.................................       893             2,310            3,203
                                                      ------           -------          -------
          Total rental income.....................     5,767            14,052           19,819
     Interest income..............................        23               (23)           --
                                                      ------           -------          -------
          Total revenues..........................     5,790            14,029(N)        19,819
                                                      ------           -------          -------
Expenses:
     Interest.....................................     3,196            (2,255)(O)          941
     Depreciation.................................     1,473             3,033(P)         4,506
     Advisory fees................................       242               833(Q)         1,075
     General and administrative...................     --                  200[R]           200
                                                      ------           -------          -------
          Total expenses..........................     4,911             1,811            6,722
                                                      ------           -------          -------
Net income........................................    $  879           $12,218          $13,097
                                                      ======           =======          =======
Net income per Share..............................                                      $  1.11
                                                                                        =======
Weighted average Shares outstanding...............                                       11,750
                                                                                        =======


                  See notes to pro forma financial statements.

                          HOSPITALITY PROPERTIES TRUST


                    NOTES TO PRO FORMA FINANCIAL STATEMENTS


                             (DOLLARS IN THOUSANDS)



     (A) Represents the historical balance sheet of the Company as of June 30, 1995.



     (B) Represents the proposed purchase of 16 Initial Hotels:



               Cash purchase price..................................  $133,311
               Purchase price withheld as Security Deposit..........    14,960
               Closing costs........................................       750
               Option cost capitalized to real estate...............     2,000
                                                                      --------
                    Total...........................................  $151,021
                                                                      ========


     (C) Represents the following proposed transactions:


               Capitalization of previously paid cost of option to
                 real estate........................................  $ (2,000)
               Payment of option extension fee......................     1,500
               Costs related to Offering incurred prior to June 30,
                 1995...............................................      (954)
                                                                      --------
               Total................................................  $ (1,454)
                                                                      ========


     (D) Represents financing fees of 1% of pro forma borrowings by the Company on the Acquisition Line. See (G).


     (E) Represents FF&E Reserve of $1,329 to be acquired in connection with the proposed purchase of 16 Initial Hotels.


     (F) Net change represents the following proposed transactions:


               Proceeds from the sale of 7,500,000 Shares in the
                 Offering...........................................  $187,500
               Proceeds from the sale of 250,000 Shares to
                 Advisors...........................................     6,250
               Expenses of the Offering (net of amounts paid prior
                 to June 30, 1995 of $954)..........................   (14,446)
               Payment to purchase 16 Initial Hotels................  (133,311)
               Payment of closing costs.............................      (750)
               Payment to purchase FF&E Reserve. See (E)............    (1,329)
               Payment of option extension fee......................    (1,500)
               Prepaid rent received at closing.....................       575
               Repayment of HRP Loan................................   (64,259)
               Cash dividend to HRP.................................      (879)
               Borrowings under the Acquisition Line................    23,400
               Payment of financing fees............................      (234)
                                                                      --------
                    Net increase in cash............................  $  1,017
                                                                      ========



     (G) Represents proposed borrowings by the Company on its Acquisition Line. The Acquisition Line will have a term of up to 18 months with no required principal payments until maturity.


     (H) Represents the repayment of the HRP Loan from the following proposed transactions:


               Issuance of 3,960,000 Shares to HRP, at $25.00 per
                 share..............................................  $ 99,000
               Repayment with proceeds from the Offering and
                 Acquisition Line...................................    64,259
                                                                      --------
                                                                      $163,259
                                                                      ========



     (I) Represents Security Deposit for Initial Leases for 16 Initial Hotels.



     (J) Represents prepaid base rent for Initial Leases for 16 Initial Hotels.

                          HOSPITALITY PROPERTIES TRUST

                             (DOLLARS IN THOUSANDS)


     (K) Represents the par value ($0.01) of Shares expected to be issued in the following transactions:


               Sale of 7,500,000 Shares in the Offering.................  $ 75
               Sale of 250,000 Shares to Advisors.......................     3
               Issuance of 3,960,000 Shares to HRP......................    40
                                                                          ----
                                                                          $118
                                                                          ====


     (L) Represents the following proposed transactions:


               Proceeds from the Offering...........................  $187,500
               Proceeds from the sale of 250,000 Shares to
                 Advisors...........................................     6,250
               Issuance of 3,960,000 Shares to HRP in partial
                 repayment of HRP Loan..............................    99,000
               Expenses of the Offering.............................   (15,400)
               Par value of Shares issued...........................      (118)
                                                                      --------
                                                                      $277,232
                                                                      ========
     (M) Represents cash dividend to HRP from retained earnings.......  $(879)
                                                                        =====



     (N) Represents the effect of the Initial Leases on revenues. Revenues under the terms of the Initial Leases are derived from annual base rent of $32,900, deposits into the FF&E Reserve equal to 5% of Total Hotel Sales and percentage rent equal to 5% of the excess of Total Hotel Sales over 1994 Total Hotel Sales:



                                                            TWELVE MONTHS   SIX MONTHS   SIX MONTHS
                                              YEAR ENDED        ENDED         ENDED        ENDED
                                             DECEMBER 31,     JUNE 30,       JUNE 30,     JUNE 30,
                                                 1994           1995           1994         1995
                                             ------------   -------------   ----------   ----------
     Base rent.............................    $ 32,900        $32,900       $ 16,450     $ 16,450
     Percentage rent.......................      --                166             --          166
     FF&E Reserve..........................       6,045          6,211          3,037        3,203
     Amounts included in historical
       operating results from February 7,
       1995 (inception) to June 30, 1995...      --             (5,790)            --       (5,790)
                                                -------        -------        -------      -------
                                               $ 38,945        $33,487       $ 19,487     $ 14,029
                                                =======        =======        =======      =======



     (O) Represents the effect of borrowing $23,400 on the Company's Acquisition Line at LIBOR plus 150 basis points (approximately 7.375% at July 24, 1995) and the amortization of the deferred financing fees.



                                                            TWELVE MONTHS   SIX MONTHS   SIX MONTHS
                                              YEAR ENDED        ENDED         ENDED        ENDED
                                             DECEMBER 31,     JUNE 30,       JUNE 30,     JUNE 30,
                                                 1994           1995           1994         1995
                                             ------------   -------------   ----------   ----------
     Interest expense......................    $  1,726        $ 1,726       $    863     $    863
     Amortization of deferred financing
       fees................................         156            156             78           78
     Amounts included in historical
       operating results from February 7,
       1995 (inception) to June 30, 1995...      --             (3,196)            --       (3,196)
                                                -------        -------        -------
                                               $  1,882        $(1,314)      $    941     $ (2,255)
                                                =======        =======        =======



     The pro forma impact on interest expense of a 1/8 percent change in LIBOR is approximately $29 for the year ended December 31, 1994 and the 12 months ended June 30, 1995 and approximately $15 for the six months ended June 30, 1995.

                          HOSPITALITY PROPERTIES TRUST

                             (DOLLARS IN THOUSANDS)

     (P) Represents the effect of the purchase of the Initial Hotels on depreciation expense. Depreciation expense is calculated on a straight line basis over the estimated lives of buildings, improvements and equipment of up to 40 years.


                                                    TWELVE MONTHS   SIX MONTHS   SIX MONTHS
                                      YEAR ENDED        ENDED         ENDED        ENDED
                                     DECEMBER 31,     JUNE 30,       JUNE 30,     JUNE 30,
                                         1994           1995           1994         1995
                                     ------------   -------------   ----------   ----------
    Depreciation...................     $9,011         $ 9,011        $4,506       $4,506
    Amounts included in historical
      operating results from
      February 7, 1995 (inception)
      to June 30, 1995.............         --          (1,473)           --       (1,473)
                                        ------         -------        ------       ------
                                        $9,011         $ 7,538        $4,506       $3,033
                                        ======         =======        ======       ======

     (Q) Under the terms of the Advisory Agreement, Advisors is paid its fee for providing investment, management and administrative services to the Company. The advisory fee is calculated as 0.7% of the first $250,000 of invested assets plus
0.5% of invested assets in excess of $250,000.


                                                    TWELVE MONTHS   SIX MONTHS   SIX MONTHS
                                      YEAR ENDED        ENDED         ENDED        ENDED
                                     DECEMBER 31,     JUNE 30,       JUNE 30,     JUNE 30,
                                         1994           1995           1995         1995
                                     ------------   -------------   ----------   ----------
    Advisory fees..................     $2,149          $2,149        $1,075       $1,075
    Amounts included in historical
      operating results from
      February 7, 1995 (inception)
      to June 30, 1995.............         --            (242)           --         (242)
                                        ------          ------        ------       ------
                                        $2,149          $1,907        $1,075       $  833
                                        ======          ======        ======       ======


     (R) Represents estimated expenses of the Company related to state and local taxes, legal, accounting and investor relations as detailed below.

                                                    TWELVE MONTHS   SIX MONTHS   SIX MONTHS
                                      YEAR ENDED        ENDED         ENDED        ENDED
                                     DECEMBER 31,     JUNE 30,       JUNE 30,     JUNE 30,
                                         1994           1995           1994         1995
                                     ------------   -------------   ----------   ----------
    State and local taxes..........      $140            $140          $ 70         $ 70
    Independent Trustees Fees......       100             100            50           50
    Legal fees.....................        60              60            30           30
    Accounting fees................        60              60            30           30
    Investor relations.............        40              40            20           20
                                         ----            ----          ----         ----
                                         $400            $400          $200         $200
                                         ====            ====          ====         ====


     These amounts have been estimated by the Company, based on its analysis of pro forma taxable income or other taxable bases, as appropriate in the states in which the Company does business, in the case of state and local taxes, and based on management's experience and/or discussions with service providers, in the case of other items.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Trustees of Hospitality Properties Trust:


     We have audited the accompanying balance sheet of Hospitality Properties Trust as of June 30, 1995, and the related statements of income, shareholder's equity and cash flows for the period from February 7, 1995 (inception) to June 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Hospitality Properties Trust as of June 30, 1995, and the results of its operations and its cash flows for the period from February 7, 1995 (inception) to June 30, 1995 in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP

Washington, D.C.

July 20, 1995

                          HOSPITALITY PROPERTIES TRUST

                                 BALANCE SHEET


                                                                                    AS OF
                                                                                JUNE 30, 1995
                                                                                --------------
                                                                                (IN THOUSANDS)
                                    ASSETS
Real estate properties, at cost
     Land.....................................................................     $ 26,704
     Buildings and improvements...............................................      152,004
                                                                                   --------
          Total...............................................................      178,708
     Less accumulated depreciation............................................       (1,473)
                                                                                   --------
          Real estate properties, net.........................................      177,235
Rent receivable...............................................................           40
FF&E Reserve (restricted cash)................................................        2,539
Other assets..................................................................        3,954
                                                                                   --------
          Total assets........................................................     $183,768
                                                                                   ========
                     LIABILITIES AND SHAREHOLDER'S EQUITY
HRP Loan......................................................................     $163,259
Security Deposit..............................................................       17,940
Rent received in advance......................................................          690
                                                                                   --------
          Total liabilities...................................................      181,889
                                                                                   --------
Commitments and contingencies
Shareholder's equity:
     Preferred Shares of Beneficial Interest, 100,000,000 shares authorized,
      none issued.............................................................         --
     Common Shares of Beneficial Interest, $0.01 par value; 100,000,000 Shares
      authorized, 40,000 Shares issued and outstanding........................         --
Additional paid in capital....................................................        1,000
Retained earnings.............................................................          879
                                                                                   --------
          Total shareholder's equity..........................................        1,879
                                                                                   --------
                                                                                   $183,768
                                                                                   ========


   The accompanying notes are an integral part of these financial statements.

                          HOSPITALITY PROPERTIES TRUST
                              STATEMENT OF INCOME


                                                                               FEBRUARY 7, 1995
                                                                                (INCEPTION) TO
                                                                                 JUNE 30, 1995
                                                                               -----------------
                                                                                (IN THOUSANDS)
Revenues:
     Base and percentage rental income.......................................        $4,874
     FF&E Reserve income.....................................................           893
     Interest income.........................................................            23
                                                                                     ------
          Total revenues.....................................................         5,790
                                                                                     ------
Expenses:
     Interest payable to HRP.................................................         3,196
     Depreciation............................................................         1,473
     Advisory fees...........................................................           242
                                                                                     ------
          Total expenses.....................................................         4,911
                                                                                     ------
Net income...................................................................        $  879
                                                                                     ======


   The accompanying notes are an integral part of these financial statements.

                          HOSPITALITY PROPERTIES TRUST

                       STATEMENT OF SHAREHOLDER'S EQUITY


                                                                   FEBRUARY 7, 1995 (INCEPTION)
                                                                         TO JUNE 30, 1995
                                                               -------------------------------------
                                                                             ADDITIONAL
                                                               NUMBER OF      PAID IN       RETAINED
                                                                SHARES        CAPITAL       EARNINGS
                                                               ---------     ----------     --------
                                                                              (DOLLARS IN THOUSANDS)
Initial capitalization as of February 7, 1995 (inception)....    40,000        $1,000         $ --
Net income...................................................     --            --             879
                                                                 ------        ------          ---
Balance, June 30, 1995.......................................    40,000        $1,000         $879
                                                                 ======        ======          ===


   The accompanying notes are an integral part of these financial statements.

                          HOSPITALITY PROPERTIES TRUST
                            STATEMENT OF CASH FLOWS


                                                                               FEBRUARY 7,
                                                                                   1995
                                                                              (INCEPTION) TO
                                                                              JUNE 30, 1995
                                                                              --------------
                                                                              (IN THOUSANDS)
Cash flows from operating activities:
     Net income.............................................................    $     879
     Adjustments to reconcile net income to cash provided by operating activities:
          Depreciation......................................................        1,473
     Change in assets and liabilities:
          Increase in rent receivable.......................................          (40)
          Increase in rent received in advance..............................          690
                                                                                ---------
          Cash provided by operating activities.............................        3,002
                                                                                ---------
Cash flows from investing activities:
     Real estate acquisitions...............................................     (160,768)
     Payment of purchase option.............................................       (3,000)
     Increase in FF&E Reserve (restricted cash).............................       (2,539)
                                                                                ---------
          Cash used for investing activities................................     (166,307)
                                                                                ---------
Cash flows from financing activities:
     Issuance of Shares.....................................................        1,000
     Payment of offering costs..............................................         (954)
     Proceeds of HRP Loan...................................................      163,259
                                                                                ---------
          Cash provided by financing activities.............................      163,305
                                                                                ---------
Change in cash..............................................................         --
Cash and cash equivalents at beginning of period............................         --
                                                                                ---------
Cash and cash equivalents at end of period..................................    $    --
                                                                                =========


   The accompanying notes are an integral part of these financial statements.

                          HOSPITALITY PROPERTIES TRUST


                         NOTES TO FINANCIAL STATEMENTS


                             (DOLLARS IN THOUSANDS)


NOTE 1.  ORGANIZATION


     Hospitality Properties Trust (the "Company") was originally incorporated in the state of Delaware on February 7, 1995. Subsequently, the Company became a Maryland real estate investment trust and effected a 400-for-1 split of its common shares of beneficial interest (the "Shares").The Company is a 100% owned subsidiary of Health and Retirement Properties Trust ("HRP"), which invests in income producing real estate, primarily hotel and lodging related properties.



     Subsequent to the balance sheet date, the Company intends to undertake an offering of Shares (the "Offering") and certain other transactions that are expected to result in (i) the Company becoming a publicly traded real estate investment trust; (ii) the Company's acquisition of 16 additional hotel properties (together with the 21 properties acquired on March 24, 1995, the "Initial Hotels"); (iii) repayment of all amounts due to HRP; (iv) borrowings under a credit facility from an unrelated party; and (v) certain other effects described below.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Real Estate Properties

     Real estate properties are recorded at cost. Depreciation is provided for on a straight line basis over the estimated useful lives of the properties ranging up to 40 years.

  Restricted Cash

     Restricted cash is comprised of funds maintained by the hotel manager on behalf of the Company to be used for the replacement and refurbishment of the hotel properties (the "FF&E Reserve," see Note 3).

  Revenue Recognition

     Rental income from operating leases is recognized on a straight line basis over the life of the lease agreements. Percentage rent and contributions to the FF&E Reserve are recognized as rental income as earned.

  Income Taxes

     The Company intends to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Accordingly, the Company expects not to be subject to federal income taxes on amounts distributed to shareholders provided it distributes at least 95% of its real estate investment trust taxable income and meets certain other requirements for qualifying as a real estate investment trust. The Company is subject to certain state and local taxes on its income and property.

NOTE 3.  REAL ESTATE PROPERTIES

     On March 24, 1995, the Company acquired 21 of the Initial Hotels and related FF&E Reserves for an aggregate purchase price of approximately $179,400 from affiliates of Host Marriott Corporation (the "Sellers") of which $17,940 was retained by the Company as a security deposit. The properties are leased to a subsidiary ("Host") of Host Marriott Corporation and are managed by a subsidiary ("Marriott") of Marriott International, Inc. This acquisition was substantially funded by advances from HRP (the "HRP Loan").

     The Company's real estate properties are leased pursuant to long term operating lease arrangements (the "Leases"). The initial term of the Leases expires December 31, 2006. Thereafter, the Leases automatically renew for one seven year term and three consecutive ten year terms, unless Host properly notifies the Company in accordance with the Leases.

                          HOSPITALITY PROPERTIES TRUST

                             (DOLLARS IN THOUSANDS)



     Future minimum lease payments ("Base Rent") to be received by the Company during the initial 12 year term of the Leases as of June 30, 1995 are as follows:



               July 1, 1995 through December 31, 1995...............  $  8,970
               1996.................................................    17,940
               1997.................................................    17,940
               1998.................................................    17,940
               1999.................................................    17,940
               2000.................................................    17,940
               Thereafter...........................................   107,640
                                                                      --------
                                                                      $206,310
                                                                      ========



     In addition to Base Rent, the Company is entitled to additional rent ("Percentage Rent") based on a percentage of increases in Total Hotel Sales. Total Hotel Sales represents all revenues and receipts of every kind derived from guests or other customers related to Marriott's operation of any of the Initial Hotels and Total Hotel Sales has the same meaning as "Gross Revenues" under the Initial Leases. Host is also required to pay substantially all operating costs of the properties. Either Marriott or Host is required to deposit 5% of Total Hotel Sales into the Company's FF&E Reserve. The FF&E Reserve may be used by Marriott and Host to maintain the properties in good working order and repair. If the FF&E Reserve is not available to fund such expenditures, Host may require the Company to fund such expenditures, in which case Base Rent will be increased by 10% of the amount so funded.



     Under the management agreements with Marriott, secured borrowings by the Company are limited according to a formula to amounts not less than 70% of the allocable purchase price of the applicable Initial Hotels.



     The Company has an agreement with the Sellers to acquire an additional 16 Initial Hotels for approximately $149,600 and lease them to Host on terms similar to the Leases. This transaction is expected to be funded with proceeds from the Company's proposed Offering. The Company has also purchased for $3,000 options to purchase and/or rights of first refusal and rights of first negotiation to acquire certain additional properties from Host Marriott Corporation or its affiliates. The cost of this option is included in Other assets in the accompanying balance sheet. The option agreement expires on February 29, 2000 and may be extended to August 31, 2002 for an additional $1,500.


NOTE 4.  HRP LOAN

     Substantially all of the funding for the acquisition of 21 Initial Hotels plus closing costs and the cost of the option was provided to the Company by HRP.


     The Company and other subsidiaries of HRP are full and unconditional guarantors of HRP's obligations for payments of interest and principal (at maturity or upon acceleration by the lenders) under HRP's revolving credit facility. The facility matures on March 15, 1998, prior to which there are no scheduled principal payments. Accordingly, the accompanying financial statements reflect the pushed down effect of HRP's obligations relative to the amount of the Company's obligations to HRP. It is expected that upon the completion of the proposed Offering, the Company will be released from such guarantee obligations and the HRP Loan will be repaid in full. Interest accrues on the HRP Loan at a floating rate equal to LIBOR plus 1.25% which, as of June 30, 1995 was approximately 7.13%, and are due upon demand.


NOTE 5.  TRANSACTIONS WITH AFFILIATES

     HRP has an agreement with HRPT Advisors, Inc. ("Advisors") whereby Advisors provides investment, management and administrative services to HRP and the Company. Advisors is owned by Gerard M. Martin

                          HOSPITALITY PROPERTIES TRUST

                             (DOLLARS IN THOUSANDS)


and Barry M. Portnoy. Messrs. Martin and Portnoy are Managing Trustees of HRP. Mr. Portnoy is also a partner in the law firm which provides legal services to the Company.


     Advisors is compensated at an annual rate equal to 0.7% of HRP's (including the Company's) average real estate investments up to the first $250,000 of such investments and 0.5% thereafter. Because the Company is a subsidiary of HRP, management has allocated $242 of advisory fee expense to the Company, equal to 0.5% of the Company's average real estate investments, for the period from February 7, 1995 (inception) to June 30, 1995.


     Concurrent with the Offering, the Company expects to be party to a separate agreement with Advisors on substantially the same terms except that for purposes of calculating compensation to Advisors, average real estate investments will include investments of the Company on a stand alone basis.


     Under the provisions of the Company's Incentive Share Award Plan, 100,000 Common Shares have been reserved for issuance to officers of the Company, consultants to the Company and Independent Trustees of the Company.

                         HMH HPT COURTYARD, INC. (HOST)


                PRO FORMA BALANCE SHEET AS OF JUNE 16, 1995 AND


                         PRO FORMA STATEMENTS OF INCOME

        FOR THE FISCAL YEAR ENDED DECEMBER 30, 1994, THE 52 WEEKS ENDED

      JUNE 16, 1995 AND THE 24 WEEKS ENDED JUNE 17, 1994 AND JUNE 16, 1995



     The following unaudited pro forma balance sheet gives effect the transfer of certain assets to Host related to the acquisition of certain of the Initial Hotels by the Company as though such transactions occurred on June 16, 1995.



     The following unaudited pro forma statements of income give effect at January 1, 1994 to: (i) the acquisition of 37 Initial Hotels by the Company; and
(ii) the commencement of the Initial Leases.


     The pro forma information is based in part upon the historical statements of revenues and expenses excluding income taxes of the Initial Hotels and the historical balance sheet of Host. Such information should be read in conjunction with all of the financial statements and notes thereto included in this Prospectus. In the opinion of management, all adjustments necessary to reflect the effects of the transactions discussed above have been reflected in the pro forma data.

     The following unaudited pro forma data is not necessarily indicative of what the actual financial position or results of operations for Host would have been as of the date or for the period indicated, nor does it purport to represent the financial position or results of operations of Host for future periods.

                         HMH HPT COURTYARD, INC. (HOST)

                            PRO FORMA BALANCE SHEET


                                                                   AS OF JUNE 16, 1995
                                                    -------------------------------------------------
                                                                         PRO FORMA
                                                    HISTORICAL(A)       ADJUSTMENTS         PRO FORMA
                                                    -------------       -----------         ---------
                                                                (UNAUDITED, IN THOUSANDS)
                      ASSETS
Advances to Marriott...............................    $ 2,381            $ 1,277(B)         $ 3,658
Prepaid rent.......................................      1,380              1,151(B)           2,531
Security Deposit...................................     17,940             14,960(B)(C)       32,900
                                                       -------                               -------
                                                       $21,701                               $39,089
                                                       =======                               =======
       LIABILITIES AND STOCKHOLDER'S EQUITY
Accrued expenses...................................    $   236            $   182(B)         $   418
Deferred gain......................................         --             15,800(B)          15,800
Stockholder's equity:
     Common stock..................................         --                 --                 --
     Additional paid in capital....................     21,451              1,406(B)          22,857
     Retained earnings.............................         14                 --                 14
                                                       -------                               -------
                                                       $21,701                               $39,089
                                                       =======                               =======


                  See notes to pro forma financial statements.

                         HMH HPT COURTYARD, INC. (HOST)

                         PRO FORMA STATEMENTS OF INCOME



                                                            FISCAL YEAR ENDED DECEMBER 30, 1994
                                                   -----------------------------------------------------
                                                                    INITIAL      PRO FORMA
                                                   HISTORICAL(D)   HOTELS(E)    ADJUSTMENTS    PRO FORMA
                                                   -------------   ---------    -----------    ---------
                                                                 (UNAUDITED, IN THOUSANDS)
Total Hotel Sales(F).............................     $   --        $120,897      $    --       $120,897
                                                      ======        ========      ========      ========
Revenue(G).......................................     $   --        $ 58,186      $    --       $ 58,186
                                                      -------       --------      --------      --------
Expenses:
     Base rent(H)................................      --                --         32,900        32,900
     Amortization of deferred gain(I)............         --             --         (1,374)       (1,374)
     Percentage rent(J)..........................         --             --            --            --
     FF&E contribution expense(K)................         --             --          6,045         6,045
     Base management fee(L)......................         --             --          2,418         2,418
     Incentive management fee(M).................         --           2,825           559         3,384
     Depreciation and amortization(N)............         --          14,515       (14,515)          --
     Other expenses(O)...........................         --           9,672           --          9,672
                                                      -------       --------      --------      --------
          Total expenses.........................         --          27,012        26,033        53,045
                                                      -------       --------      --------      --------
Income before taxes..............................         --          31,174       (26,033)        5,141
Provision for income taxes(P)....................         --             --          2,108         2,108
                                                      -------       --------      --------      --------
          Net income.............................     $   --        $ 31,174      $(28,141)     $  3,033
                                                      ======        ========      ========      ========


                                                               52 WEEKS ENDED JUNE 16, 1995
                                                   -----------------------------------------------------
                                                                    INITIAL      PRO FORMA
                                                   HISTORICAL(D)   HOTELS(E)    ADJUSTMENTS    PRO FORMA
                                                   -------------   ---------    -----------    ---------
                                                                 (UNAUDITED, IN THOUSANDS)
Total Hotel Sales(F).............................      $17,076      $106,900      $     --      $123,976
                                                       =======      ========      ========      ========
Revenue(G).......................................      $ 8,636      $ 51,998      $     --      $ 60,634
                                                       -------      --------      --------      --------
Expenses:
     Base rent(H)................................        4,140            --        28,760        32,900
     Amortization of deferred gain(I)............           --            --        (1,374)       (1,374)
     Percentage rent(J)..........................           36            --           118           154
     FF&E contribution expense(K)................          854            --         5,345         6,199
     Base management fee(L)......................          342            --         2,138         2,480
     Incentive management fee(M).................        1,063         3,342           370         4,775
     Depreciation and amortization(N)............           --        17,260       (17,260)           --
     Other expenses(O)...........................        1,800         7,699            --         9,499
                                                      --------      --------      --------      --------
          Total expenses.........................        8,235        28,301        18,097        54,633
                                                      --------      --------      --------      --------
Income before taxes..............................          401        23,697       (18,097)        6,001
Provision for income taxes(P)....................          164            --         2,296         2,460
                                                      --------      --------      --------      --------
          Net income.............................      $   237      $ 23,697      $(20,393)     $  3,541
                                                      ========      ========      ========      ========


                  See notes to pro forma financial statements.


                         HMH HPT COURTYARD, INC. (HOST)
                         PRO FORMA STATEMENTS OF INCOME



                                                             24 WEEKS ENDED JUNE 17, 1994
                                              ----------------------------------------------------------
                                                                  INITIAL       PRO FORMA
                                              HISTORICAL(D)      HOTELS(E)     ADJUSTMENTS     PRO FORMA
                                              --------------     ---------     -----------     ---------
                                                              (UNAUDITED, IN THOUSANDS)
Total Hotel Sales(F)........................     $     --         $56,068        $     --       $56,068
                                                 ========         =======       =========       =======
Revenues(G).................................     $     --         $27,339        $     --       $27,339
                                                 --------         -------       ---------       -------
Expenses:
     Base rent(H)...........................           --                          16,450        16,450
     Amortization of deferred gain(I).......           --                            (634)         (634)
     Percentage rent(J).....................           --              --              --            --
     FF&E contribution expense(K)...........           --              --           2,803         2,803
     Base management fee(L).................           --              --           1,121         1,121
     Incentive management fee(M)............           --             881            (374)          507
     Depreciation and amortization(N).......           --           7,121          (7,121)        --
     Other expenses(O)......................           --           5,353          --             5,353
                                                 --------         -------       ---------       -------
          Total expenses....................           --          13,355          12,245        25,600
                                                 --------         -------       ---------       -------
Income before taxes.........................           --          13,984         (12,245)        1,739
Provision for income taxes(P)...............           --           --                713           713
                                                 --------         -------       ---------       -------
          Net income........................     $     --         $13,984        $(12,958)      $ 1,026
                                                 ========         =======       =========       =======


                                                             24 WEEKS ENDED JUNE 16, 1995
                                              ----------------------------------------------------------
                                                                  INITIAL       PRO FORMA
                                              HISTORICAL(D)      HOTELS(E)     ADJUSTMENTS     PRO FORMA
                                              --------------     ---------     -----------     ---------
                                                              (UNAUDITED, IN THOUSANDS)
Total Hotel Sales(F)........................      $17,076         $42,071        $    --        $59,147
                                                   ======          ======         ======         ======
Revenues(G).................................      $ 8,636         $21,389        $    --        $30,025
                                                   ------          ------         ------         ------
Expenses:
     Base rent(H)...........................        4,140              --         12,310         16,450
     Amortization of deferred gain(I).......           --              --           (634)          (634)
     Percentage rent(J).....................           36              --            118            154
     FF&E contribution expense(K)...........          854              --          2,103          2,957
     Base management fee(L).................          342              --            841          1,183
     Incentive management fee(M)............        1,063             943            (99)         1,907
     Depreciation and amortization(N).......           --           8,163         (8,163)            --
     Other expenses(O)......................        1,800           3,362             --          5,162
                                                   ------          ------         ------         ------
          Total expenses....................        8,235          12,468          6,476         27,179
                                                   ------          ------         ------         ------
Income before taxes.........................          401           8,921         (6,476)         2,846
Provision for income taxes(P)...............          164              --          1,003          1,167
                                                  -------         -------        -------        -------
          Net income........................      $   237         $ 8,921        $(7,479)       $ 1,679
                                                  =======         =======        =======        =======


                  See notes to pro forma financial statements.

                         HMH HPT COURTYARD, INC. (HOST)


                    NOTES TO PRO FORMA FINANCIAL STATEMENTS


                           (UNAUDITED, IN THOUSANDS)



     (A) Represents the historical balance sheet of Host as of June 16, 1995.



     (B) Reflects the effects of the operating assets that are expected to be contributed to Host by its affiliates as a result of the consummation of the sale of 16 Initial Hotels to the Company and the related commencement of the Initial Leases between Host and the Company and the deferred gain arising from the sale/leaseback transaction between Host and the Company. The deferred gain represents the excess of the sales price of the hotels over the net book value of the hotels and related transaction costs. The deferred gain will be amortized over the initial term (approximately 12 years) of the Initial Leases.



     (C) Represents Security Deposit required under Initial Leases for 16 of the Initial Hotels.



     (D) Reflects the historical operating results of Host.



     (E) Reflects the combined historical operating results of the Initial Hotels for periods prior to the commencement date of the Initial Leases.



     (F) Total Hotel Sales represents all revenues and receipts of every kind derived from guests or other customers related to Marriott's operation of the Initial Hotels and is presented for the purpose of providing supplemental information regarding the gross sales volume of the Initial Hotels. See notes to historical financial statements of the Initial Hotels.



     (G) Revenues represents house profit from the Initial Hotels. House profit represents Total Hotel Sales less property level expenses excluding depreciation and amortization, Courtyard by Marriott[R] system fee, property taxes, management fees, ground rent and insurance.



     (H) Represents the base rent to be paid by Host to the Company under the Initial Leases. The Initial Leases require Host to pay an aggregate minimum annual base rent of $32,900, a pro rata portion of which is due and payable in advance on the first day of thirteen predetermined accounting periods per year.



     (I) Amortization of deferred gains represents adjustments to rent expense to record the effects of the sale/leaseback transaction between Host and the Company. Amortization is straight-line over the initial term of the Initial Leases (twelve years).



     (J) Represents percentage rent to be paid by Host to the Company under the Initial Leases. Percentage rent under the Initial Leases is equal to 5% of the excess of Total Hotel Sales over 1994 Total Hotel Sales.



                                          FISCAL YEAR      52 WEEKS     24 WEEKS      24 WEEKS
                                             ENDED          ENDED         ENDED        ENDED
                                          DECEMBER 30,     JUNE 16,     JUNE 17,      JUNE 16,
                                              1994           1995         1994          1995
                                          ------------     --------     ---------     --------
        Total Hotel Sales...............    $120,897       $123,976      $56,068      $59,147
        1994 Total Hotel Sales..........     120,897        120,897       56,068       56,068
                                            --------       --------      -------      -------
        Excess..........................    $     --       $  3,079      $    --      $ 3,079
                                            ========       ========      =======      =======
        Percentage rent.................    $     --       $    154      $    --      $   154
                                            ========       ========      =======      =======



     (K) Represents 5% of Total Hotel Sales which the Initial Leases require Host to deposit into a Company cash account (the FF&E Reserve) to be available for the cost of replacements and renovations at the Initial Hotels.



     (L) Under the terms of the Management Agreements, Marriott is to be paid base fees of 2% of Total Hotel Sales. On a historical basis, such base fees had been waived pursuant to the terms of an agreement between Host Marriott and Marriott International, Inc. Under this agreement, base fees were waived in return

                         HMH HPT COURTYARD, INC. (HOST)

                           (UNAUDITED, IN THOUSANDS)



for an agreement to pay certain other fees upon the sale of or certain refinancings of such facilities (see Note 4 of the notes to the combined financial statements of the Initial Hotels).



     (M) Under the terms of the Management Agreements, Marriott is to be paid 50% of available cash flow, as defined, as an incentive management fee. Available cash flow is defined as Revenues, less base management fees, Courtyard by Marriott[R] system fee, real and personal property taxes, insurance, ground rent and a priority amount equal to $32.9 million. The adjustment represents the increase in incentive management fees that results from the calculation of such fees on a stand-alone basis for the Initial Hotels versus the allocation method described in Note 4 to the Combined Financial Statements of the Initial Hotels.



     (N) Host has no ownership interest in the real estate related to the Initial Hotels and, as such, there is no depreciation expense on a pro forma basis.



     (O) Represents Courtyard by Marriott[R] system fee, ground rent and other expenses for which Host will remain obligated under the Initial Leases.



     (P) Adjustment to reflect the impact of federal and state income taxes related to the pro forma results of operations of Host, at statutory rates. The historical amounts exclude an income tax provision, as described in Note 1 to the combined financial statements of the Initial Hotels.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of HMH HPT Courtyard, Inc.:


     We have audited the accompanying balance sheet of HMH HPT Courtyard, Inc. (a Delaware Corporation) ("Host") as of June 16, 1995, and the related statements of income, shareholder's equity and cash flows for the twelve weeks then ended. These financial statements are the responsibility of the Host's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Host as of June 16, 1995 and the results of its operations and its cash flows for the twelve weeks then ended in conformity with generally accepted accounting principles.


                                            ARTHUR ANDERSEN LLP

Washington, D.C.

July 13, 1995

                            HMH HPT COURTYARD, INC.

                                 BALANCE SHEET


                                                                                    AS OF
                                                                                JUNE 16, 1995
                                                                                --------------
                                                                                (IN THOUSANDS)
                                            ASSETS
Advances to Manager...........................................................      $ 2,381
Prepaid rent..................................................................        1,380
Other assets..................................................................       17,940
                                                                                    -------
          Total assets........................................................      $21,701
                                                                                    =======
                             LIABILITIES AND SHAREHOLDER'S EQUITY
Accrued expenses..............................................................      $   236
Commitments and contingencies
Shareholder's equity:
     Common Stock, no par value, 100 shares authorized, issued and
      outstanding.............................................................           --
     Additional paid in capital...............................................       21,451
     Retained earnings........................................................           14
                                                                                    -------
          Total liabilities and shareholder's equity..........................      $21,701
                                                                                    =======


       The accompanying notes are an integral part of this balance sheet.

                            HMH HPT COURTYARD, INC.



                              STATEMENT OF INCOME



                                                                                 TWELVE WEEKS
                                                                                  ENDED JUNE
                                                                                   16, 1995
                                                                                 -------------
Total Hotel Sales..............................................................     $17,076
                                                                                    =======
Revenues.......................................................................     $ 8,636
                                                                                    -------
Expenses:
     Base rent.................................................................       4,140
     Percentage rent...........................................................          36
     FF&E contribution expense.................................................         854
     Base management fee.......................................................         342
     Incentive management fee..................................................       1,063
     Other expenses............................................................       1,800
                                                                                    -------
          Total expenses.......................................................       8,235
                                                                                    -------
Income before taxes............................................................         401
Provision for income taxes.....................................................         164
                                                                                    -------
          Net income...........................................................     $   237
                                                                                    =======



   The accompanying notes are an integral part of these financial statements.


                            HMH HPT COURTYARD, INC.
                       STATEMENT OF SHAREHOLDER'S EQUITY



                                                                 TWELVE WEEKS ENDED JUNE 16, 1995
                                                                ----------------------------------
                                                                           ADDITIONAL
                                                                COMMON      PAID-IN       RETAINED
                                                                STOCK       CAPITAL       EARNINGS
                                                                ------     ----------     --------
Initial capitalization........................................  $   --       $21,451       $  --
Cash transferred to Parent....................................      --           --         (223)
Net income....................................................      --           --          237
                                                                ------       -------       -----
Balance, June 16, 1995........................................  $   --       $21,451       $  14
                                                                ======       =======       =====



   The accompanying notes are an integral part of these financial statements.

                            HMH HPT COURTYARD, INC.
                            STATEMENT OF CASH FLOWS



                                                                                  TWELVE WEEKS
                                                                                     ENDED
                                                                                 JUNE 16, 1995
                                                                                 --------------
                                                                                 (IN THOUSANDS)
Cash flows from operating activities:
  Net income...................................................................     $ 237
  Changes in operating accounts:
     Accrued expenses..........................................................       (14)
                                                                                    -----
       Cash provided by operations.............................................       223
Cash flows from financing activities:
  Cash transferred to Parent...................................................      (223)
                                                                                    -----
Increase (decrease) in cash and cash equivalents...............................        --
Cash and cash equivalents at beginning of year.................................        --
                                                                                    -----
Cash and cash equivalents at end of period.....................................     $  --
                                                                                    =====



   The accompanying notes are an integral part of these financial statements.

                            HMH HPT COURTYARD, INC.


                         NOTES TO FINANCIAL STATEMENTS


NOTE 1.  BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

  Organization and Capitalization


     HMH HPT Courtyard, Inc. ("Host") was incorporated in Delaware on February 2, 1995 as a wholly owned indirect subsidiary of Host Marriott Corporation. On February 2, 1995, Host issued 100 shares of no par common stock to its parent and sole shareholder ("Parent"), a wholly owned indirect subsidiary of Host Marriott Corporation. Host had no operations prior to March 24, 1995 (the "Commencement Date") as a result, the accompanying statements of income, cash flows and shareholder's equity present activity of Host from the Commencement Date through June 16, 1995.


     On the Commencement Date, affiliates of Host Marriott Corporation (the "Sellers") sold 21 Courtyard by Marriott[R] hotel properties (the "Hotels") to Hospitality Properties Trust ("HPT") a wholly owned subsidiary of Health and Retirement Properties Trust. The Sellers contributed to the Company its assets and liabilities related to the operations of such properties, including working capital advances to the hotel manager, prepaid rent under leasing arrangements (the "Leases") and rights to other assets as described in Note 3. Such assets have been accounted for at the Parent's carryover basis.

  Fiscal Year

     Host operates on a fiscal year which ends on the Friday closest to December
31. The fiscal year is divided into thirteen accounting periods of four weeks each and Host's first quarter ended on March 24, 1995.


  Hotel Sales and Revenues

     Total Hotel Sales are presented in the accompanying statement of income for the purpose of providing supplemental information regarding the gross sales volume of the Hotels. Total Hotel Sales represents all revenues and receipts of every kind derived from guests or other customers related to Marriott's operation of the Hotels.



     Revenues in the accompanying statement of income represent house profit from the Hotels. House profit represents Total Hotel Sales less property level expenses excluding depreciation and amortization, system fees, real and personal property taxes, ground rent, insurance and management fees. The system fees and management fees presented on the accompanying income statement and the expenses detailed below represent all the costs incurred directly, allocated or charged by the Manager (as defined below) to the properties. The detail of total hotel sales and a reconciliation to revenue follows:



                                                                 TWELVE WEEKS ENDED
                                                                   JUNE 16, 1995
                                                                 ------------------
                                                                   (IN THOUSANDS)
            Hotel sales:
                 Rooms.........................................        $15,060
                 Food and beverage.............................          1,343
                 Other.........................................            673
                                                                       -------
                      Total Hotel Sales........................         17,076
                                                                       -------
            Expenses:
              Departmental direct costs
                 Rooms (A).....................................          3,249
                 Food and beverage (B).........................          1,065
                 Other operating departments (C)...............            203
                 General and administrative (D)................          1,702
                 Utilities (E).................................            577
                 Repairs, maintenance and accidents (F)........            691
                 Marketing and sales (G).......................            296
                 Chain services (H)............................            657
                                                                       -------
                      Total expenses...........................          8,440
                                                                       -------
            Revenues...........................................        $ 8,636
                                                                       =======

                            HMH HPT COURTYARD, INC.

- ---------------


(A)    Includes expenses for linen, cleaning supplies, laundry, guest supplies, reservations costs, travel agents commissions, walked guest expenses and wages, benefits and bonuses for employees for the rooms department.
(B)    Includes costs of food and beverages sold, china, glass, silver, paper, and cleaning supplies and wages, benefits and bonuses for employees of the food and beverage department.
(C)    Includes expenses related to operating the telephone department.
(D)    Includes management and hourly wages, benefits and bonus, credit and collection expenses, employee relations, guest relations, bad debt expenses, office supplies and miscellaneous other expenses.
(E)    Includes electricity, gas and water at the properties.
(F)    Includes cost of repairs and maintenance and the cost of accidents at the properties.
(G)    Includes management and hourly wages, benefits and bonuses, promotional expense and local advertising.
(H)    Includes charges from the Manager for Chain Services as allowable under the
       Management Agreement.


NOTE 2.  COMMITMENTS AND CONTINGENCIES

  The Leases


     On the Commencement Date, Host entered into the Leases for 21 Courtyard by Marriott[R] properties. An additional 16 Courtyard by Marriott[R] hotel properties are expected to be sold by Sellers to HPT under the terms of an option agreement entered into by Sellers and HPT and leased to Host under long term lease arrangements.


     The initial term of the Leases expires at the end of fiscal 2006. Thereafter, the Leases automatically renew for one seven year term and three consecutive ten year terms, unless Host properly notifies HPT in accordance with the Leases.

     The Leases require Host to pay rents equal to aggregate minimum annual rent of $17,940,000 ("Base Rent"), and percentage rent equal to 5% of the excess of Total Hotel Sales as defined over 1994 Total Hotel Sales ("Percentage Rent"). A pro rata portion of Base Rent is due and payable in advance on the first day of thirteen predetermined accounting periods. Percentage Rent is due and payable quarterly in arrears.

     The Leases also require Host to make payments when due on behalf of HPT for real estate taxes and other taxes, assessments and similar charges arising from or related to the Hotels and their operation, utilities, premiums on required insurance coverage, rents due under ground and equipment leases and all amounts due under the terms of the Management Agreements described below. Host is also required to provide the hotel manager with working capital to meet the operating needs of the Hotels. The Sellers had previously made such advances related to the Hotels in the amount of $2,381,000 and transferred their interest in such amounts to Host on the Commencement Date.


     The Leases require Host to escrow, or cause the hotel manager to escrow, an amount equal to 5% of Total Hotel Sales into an HPT owned reserve (the "FF&E Reserve"), which amount shall be available for the cost of required replacements and renovation. Any requirements for funds in excess of amounts in the FF&E Reserve shall be provided by HPT ("HPT Fundings") at the request of Host. In the event of HPT Fundings, Base Rent shall be adjusted upward by an amount equal to 10% of HPT Fundings.

                            HMH HPT COURTYARD, INC.

     The Leases require Host to maintain a minimum net worth, as defined, equal to one year's base rent. For purposes of this covenant, deferred gain is excluded from the calculation of net worth.

  Management Agreements


     As part of the sale of the Hotels, the Sellers' rights and obligations under management agreements (the "Management Agreements") with a subsidiary ("Marriott" or the "Manager") of Marriott International, Inc. with an initial term expiring in 2013, were transferred to HPT, and the Manager has the option to extend the agreement on all of the Initial Hotels for up to three 10 year terms.


     The Management Agreements provide that Marriott be paid a system fee equal to 3% of Total Hotel Sales, a base management fee of 2% of Total Hotel Sales ("Base Management Fee") and an incentive management fee equal to 50% of available cash flow, not to exceed 20% of operating profit, as defined ("Incentive Management Fee"). Total Hotel Sales represents all revenues and receipts of every kind derived from guests or other customers related to Marriott's operation of the Hotels. In addition, Marriott is reimbursed for each Hotel's pro rata share of the actual costs and expenses incurred in providing certain services on a central or regional basis to all Courtyard by Marriott[R] hotels operated by Marriott.

     Base Rent is to be paid prior to payment of Base Management Fees and Incentive Management Fees. To the extent Base Management Fees are so deferred, they must be paid in future periods. If available cash flow is insufficient to pay Incentive Management Fees, no Incentive Management Fees are earned by Marriott.

NOTE 3.  OTHER ASSETS

     Pursuant to the terms of the agreement for the sale of the Hotels, HPT held $17,940,000 as a security deposit for the obligations of Host under the Leases (the "Security Deposit"). The Security Deposit is due upon termination of the Leases, including renewal terms.

NOTE 4.  INCOME TAXES

     Host and Host Marriott Corporation are members of a consolidated group for federal income tax purposes and have agreed that Host will not be responsible for any tax liability associated with the Security Deposit and, accordingly, no such deferred tax liability has been reflected in the accompanying balance sheet.


     The components of Host's effective income tax rate follow:



            Statutory Federal tax rate......................................   35%
            State income tax, net of Federal tax benefit....................    6
                                                                               --
                                                                               41%
                                                                               ==



There is no difference between the basis of assets and liabilities for income tax and financial reporting purposes other than for the Security Deposit.

                            HMH HPT COURTYARD, INC.

NOTE 5.  OPERATING LEASE COMMITMENTS

     Future minimum annual rental commitments for the Leases on the Hotels and other noncancelable leases entered into by Host, or by Marriott on behalf of Host, including the ground leases described below, are as follows (in thousands):


                                                                                    OTHER
                                                                    LEASES        OPERATING
             FISCAL YEAR                                         (SEE NOTE 2)      LEASES
             -----------                                         ------------     ---------
             1995..............................................    $  9,660        $   313
             1996..............................................      17,940            581
             1997..............................................      17,940            569
             1998..............................................      17,940            545
             1999..............................................      17,940            545
             Thereafter........................................     125,580         13,518
                                                                   --------        -------
        Total minimum lease payments...........................    $207,000        $16,071
                                                                   ========        =======


     The land under three of the Hotels is leased from third parties. The ground leases have remaining terms (including all renewal options) expiring between the years 2039 and 2041. The ground leases provide for rent based on specific percentages of certain sales categories subject to minimum amounts. The minimum rentals are adjusted at various anniversary dates throughout the lease terms, as defined in the agreements.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the Initial Hotels (as defined in Note 1):

     We have audited the accompanying combined statements of assets, liabilities and net investment and advances of the Initial Hotels, as defined in Note 1, as of December 30, 1994 and December 31, 1993, and the related combined statements of revenues and expenses excluding income taxes, and cash flows for each of the three fiscal years in the period ended December 30, 1994. These financial statements are the responsibility of Host Marriott Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the registration statement on Form S-11 of Hospitality Properties Trust) as described in Note 1 and are not intended to be a complete presentation of the Initial Hotels' assets, liabilities and net investment and advances, revenues and expenses or cash flows.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the assets, liabilities and net investment and advances of the Initial Hotels as of December 30, 1994 and December 31, 1993, and their revenues and expenses excluding income taxes, and their cash flows for each of the three fiscal years in the period ended December 30, 1994, in conformity with generally accepted accounting principles.

     As explained in Note 3 to the combined financial statements, in 1993 the Initial Hotels changed their method of accounting for assets held for sale.

                                            ARTHUR ANDERSEN LLP

Washington, D.C.

June 21, 1995

                                 INITIAL HOTELS


     COMBINED STATEMENTS OF REVENUES AND EXPENSES EXCLUDING INCOME TAXES
 FOR THE FISCAL YEARS ENDED JANUARY 1, 1993, DECEMBER 31, 1993, DECEMBER 30,
    1994, AND THE TWENTY-FOUR WEEKS ENDED JUNE 17, 1994 AND JUNE 16, 1995



                                                                                TWENTY-FOUR WEEKS
                                                                                      ENDED
                                                  FISCAL YEARS ENDED           --------------------
                                           --------------------------------    JUNE 17,    JUNE 16,
                                             1992        1993        1994        1994        1995
                                           --------    --------    --------    --------    --------
                                                                                   (UNAUDITED)
                                                                (IN THOUSANDS)
Total Hotel Sales (Note 1)................ $103,744    $113,356    $120,897    $56,068     $42,071
                                           ========    ========    ========    =======     =======
Revenues (Note 1)......................... $ 41,969    $ 49,850    $ 58,186    $27,339     $21,389
Expenses:
     Depreciation and amortization........   17,422      16,428      14,515      7,121       8,163
     Courtyard system fee.................    3,115       3,401       3,627      2,195       1,262
     Property taxes.......................    4,370       4,701       3,864      2,089       1,350
     Incentive management fee.............    --          --          2,825        881         943
     Other................................    2,044       2,303       2,181      1,069         750
                                           --------    --------    --------    -------     -------
          Total expenses..................   26,951      26,833      27,012     13,355      12,468
                                           --------    --------    --------    -------     -------
Revenues over expenses excluding income
  taxes before cumulative effect of change
  in accounting principle.................   15,018      23,017      31,174     13,984       8,921
Cumulative effect of change in accounting
  for assets held for sale................    --         14,500       --         --          --
                                           --------    --------    --------    -------     -------
Revenues over expenses excluding income
  taxes................................... $ 15,018    $  8,517    $ 31,174    $13,984     $ 8,921
                                           ========    ========    ========    =======     =======
Unaudited pro forma data:
     Pro forma income tax expense......... $  6,043    $  3,407    $ 12,781    $ 5,733     $ 3,658
                                           --------    --------    --------    -------     -------
     Pro forma net income after tax....... $  8,975    $  5,110    $ 18,393    $ 8,251     $ 5,263
                                           ========    ========    ========    =======     =======


    The accompanying notes are an integral part of these combined financial statements.

                                 INITIAL HOTELS


                   COMBINED STATEMENTS OF ASSETS, LIABILITIES

                        AND NET INVESTMENT AND ADVANCES


                                                           AS OF            AS OF            AS OF
                                                        DECEMBER 31,     DECEMBER 30,      JUNE 16,
                                                            1993             1994            1995
                                                        ------------     ------------     -----------
                                                                                          (UNAUDITED)
                                                                       (IN THOUSANDS)
                        ASSETS
Property and equipment, net...........................    $326,253         $316,736        $ 132,189
Property improvement fund.............................         697           --               --
Due from Marriott.....................................         229              898              866
Advances to Marriott..................................       3,658            3,658            1,277
Pre-opening costs.....................................         831               45               --
                                                          --------         --------         --------
                                                          $331,668         $321,337        $ 134,332
                                                          ========         ========         ========
LIABILITIES AND NET INVESTMENT AND ADVANCES
Accrued expenses......................................    $  1,023         $    642        $     182
Net investment and advances...........................     330,645          320,695          134,150
                                                          --------         --------         --------
                                                          $331,668         $321,337        $ 134,332
                                                          ========         ========         ========


    The accompanying notes are an integral part of these combined financial statements.

                                 INITIAL HOTELS


                      COMBINED STATEMENTS OF CASH FLOWS
 FOR THE FISCAL YEARS ENDED JANUARY 1, 1993, DECEMBER 31, 1993, DECEMBER 30,
    1994, AND THE TWENTY-FOUR WEEKS ENDED JUNE 17, 1994 AND JUNE 16, 1995



                                                                                  TWENTY-FOUR
                                              FISCAL YEARS ENDED                  WEEKS ENDED
                                      ----------------------------------     ---------------------
                                                                             JUNE 17,     JUNE 16,
                                        1992         1993         1994         1994         1995
                                      --------     --------     --------     --------     --------
                                                                                  (UNAUDITED)
                                                             (IN THOUSANDS)
Cash flows from operating
  activities:
     Revenues over expenses,
       excluding income taxes.......  $ 15,018     $  8,517     $ 31,174     $ 13,984     $  8,921
     Noncash items:
          Depreciation and
            amortization............    17,422       16,428       14,515        7,121        8,163
          Cumulative effect of
            change in accounting for
            assets held for sale....     --          14,500        --           --           --
     Changes in operating accounts:
               Due from Marriott....     --            (229)        (669)         173          (32)
               Advances to
                 Marriott...........     --          (3,658)       --           --          (2,381)
               Accrued expenses.....       236          753         (381)        (598)        (460)
                                      --------     --------     --------     --------     --------
          Cash provided by
            operations..............    32,676       36,311       44,639       20,680       14,211
Cash flows from investing
  activities:
     Additions to property and
       equipment....................   (10,038)      (1,461)      (4,212)      (3,316)      (4,103)
     Change in property improvement
       fund.........................     --            (697)         697         (922)       --
                                      --------     --------     --------     --------     --------
          Cash used in investing
            activities..............   (10,038)      (2,158)      (3,515)      (4,238)      (4,103)
                                      --------     --------     --------     --------     --------
Cash flows from financing
  activities:
     Changes in net investment and
       advances.....................   (22,638)     (34,153)     (41,124)     (16,442)     (10,108)
                                      --------     --------     --------     --------     --------
Increase (decrease) in cash and cash
  equivalents.......................     --           --           --           --           --
Cash and cash equivalents at
  beginning of year.................     --           --           --           --           --
                                      --------     --------     --------     --------     --------
Cash and cash equivalents at end of
  period............................  $  --        $  --        $  --        $  --        $  --
                                      ========     ========     ========     ========     ========


    The accompanying notes are an integral part of these combined financial statements.

                                 INITIAL HOTELS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

NOTE 1.  PROPOSED INITIAL PUBLIC OFFERING AND BASIS OF PRESENTATION

  Organization


     Hospitality Properties Trust (the "Company") is a Maryland real estate investment trust which has been recently established to acquire, own and lease hotel properties. The Company intends to operate as a real estate investment trust under the Internal Revenue Code and is currently a wholly owned subsidiary of Health and Retirement Properties Trust ("HRP"). The Company plans to issue shares in an initial public offering (the "Offering").


  Basis of Presentation


     Host Marriott Corporation ("Host Marriott") or a subsidiary thereof designed, constructed or acquired certain Courtyard by Marriott[R] Hotels, including the 37 properties listed below (collectively, the "Initial Hotels" and, individually, the "Hotel" or "Hotels").



                   GROUP A HOTELS                           GROUP B HOTELS
        Phoenix, AZ                              Camarillo, CA
        Scottsdale, AZ                           Huntington Beach/Fountain Valley, CA
        Atlanta Airport North, GA                Los Angeles Airport, CA
        Atlanta-Cumberland Center, GA            San Jose Airport, CA
        Atlanta-Jimmy Carter Blvd., GA           Wilmington, DE
        Atlanta-Midtown, GA                      Boca Raton, FL
        Indianapolis, IN                         Macon, GA
        Danvers, MA                              Columbia, MD
        Foxborough, MA                           Norwood, MA
        Milford, MA                              Woburn, MA
        Lowell, MA                               Kansas City Airport, MO
        Stoughton, MA                            Fayetteville, NC
        Detroit/Auburn Hills, MI                 Charlotte-University Research Park, NC
        Minneapolis/Eden Prairie, MN             Chattanooga, TN
        South Kansas City, MO                    Dallas/Northpark, TX
        Mahwah, NJ                               Milwaukee/Brookfield, WI
        Raleigh/Durham Airport, NC
        Philadelphia Airport, PA
        Spartanburg, SC
        Fairfax, VA
        Bellevue, WA



     All of the Initial Hotels are included in the accompanying financial statements for all periods presented except: (i) information for 21 Initial Hotels (Group A) is excluded for the period between March 25, 1995 and June 16, 1995; and (ii) information for the Boca Raton, FL Hotel, which opened in April 1992, is included only from its date of opening.



     The Group A Hotels were acquired by the Company on March 24, 1995 for approximately $179.4 million from affiliates of Host Marriott. As a result, as of March 24, 1995, the ownership of the Group A Hotel assets are reflected in the financial statements of the Company and the results of operations of the Group A Hotels are reflected in the financial statements of a subsidiary ("Host") of Host Marriott. The accompanying financial statements include the results of operations, financial position and cash flows of the Group A Hotels through March 24, 1995. Substantially all of the funding for this acquisition was provided to the Company by HRP as a demand loan. The Group B Hotels are expected to be acquired by the Company from a subsidiary of Host Marriott for approximately $149.6 million with a portion of the proceeds of the proposed Offering. The accompanying financial statements include the results of operations, financial position and cash flows of the Group B Hotels for periods prior to the intended sale of Group B Hotels to the Company. All of the Initial

                                 INITIAL HOTELS

Hotels have been or are expected to be leased by the Company to Host, and managed by a subsidiary ("Marriott" or the "Manager") of Marriott International, Inc. The management agreements described in Note 4 between Host Marriott and Marriott related to the Hotels have been or will be assigned to the Company, and certain terms of such agreements will be amended.


     The Initial Hotels include the buildings, improvements and equipment for each of the Hotels, the land on which 32 of the Hotels are located and the leasehold interest in the land under five of the Hotels. Assets and liabilities of the Initial Hotels have been stated at Host Marriott's historical cost basis.


     The accompanying combined financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the registration statement on Form S-11 of Hospitality Properties Trust. The Initial Hotels, for the periods presented, were a lesser component of Host Marriott, and historically operated as an integral part of Host Marriott. Host Marriott has not historically allocated or charged individual units for interest on net advances and no such expenses are reflected in the accompanying financial statements. The accompanying financial statements also include no provision or assets or liabilities related to federal or state income taxes because the Initial Hotels did not pay income taxes and Host Marriott does not allocate or charge these expenses to its individual units. Accordingly, the accompanying financial statements are not intended to be a complete presentation of the Initial Hotel's assets, liabilities and net investment and advances, revenues and expenses or cash flows.


     There are no allocations of interest, taxes, overhead, general and administrative or other corporate costs made by Host Marriott to the Initial Hotels. Changes in net investment and advances represent the revenues over expenses excluding income taxes, of the Initial Hotels adjusted for cash transferred between Host Marriott and the Initial Hotels.


     An analysis of the activity in this balance for the three fiscal years ended December 30, 1994 is as follows:



                                                                             (IN THOUSANDS)
    Balance January 3, 1992................................................     $363,901
    Revenues over expenses excluding income taxes..........................       15,018
    Net cash transferred to Host Marriott..................................      (22,638)
                                                                                --------
    Balance January 1, 1993................................................      356,281
    Revenues over expenses excluding income taxes..........................        8,517
    Net cash transferred to Host Marriott..................................      (34,153)
                                                                                --------
    Balance December 31, 1993..............................................      330,645
    Revenues over expenses excluding income taxes..........................       31,174
    Net cash transferred to Host Marriott..................................      (41,124)
                                                                                --------
    Balance December 30, 1994..............................................     $320,695
                                                                                ========


     The average net investment and advances for fiscal years 1992, 1993 and 1994 was approximately $360 million, $351 million and $327 million, respectively.

  Hotel Sales and Revenues

     Total Hotel Sales are presented in the accompanying statement of revenues and expenses excluding income taxes for the purpose of providing supplemental information regarding the gross sales volume of the Initial Hotels. Total Hotel Sales represents all revenues and receipts of every kind derived from guests or other customers related to Marriott's operation of the Initial Hotels.


     Revenues in the accompanying statement of revenues and expenses excluding income taxes represent house profit from the Initial Hotels. House profit represents Total Hotel Sales less property level expenses

                                 INITIAL HOTELS

excluding depreciation and amortization, system fees, real and personal property taxes, ground rent, insurance and management fees. The system fees and management fees presented on the accompanying income statement and the expenses detailed below represent all the costs incurred directly, allocated or charged by the Manager (as defined below) to the Initial Hotels. The detail of Total
Hotel Sales and a reconciliation to revenue follows:



                                                                             TWENTY-FOUR WEEKS ENDED
                                              FISCAL YEARS ENDED
                                      ----------------------------------     -----------------------
                                                                             JUNE 17,       JUNE 16,
                                        1992         1993         1994         1994           1995
                                      --------     --------     --------     --------       --------
                                                                                   (UNAUDITED)
                                                              (IN THOUSANDS)
Hotel sales:
     Rooms..........................  $ 85,905     $ 95,899     $104,293      $48,007        $36,769
     Food and beverage..............    13,593       12,990       11,702        5,784          3,659
     Other..........................     4,246        4,467        4,902        2,277          1,643
                                      --------     --------      -------      -------        -------
          Total Hotel Sales.........   103,744      113,356      120,897       56,068         42,071
Expenses:
  Departmental direct costs
     Rooms(A).......................    20,020       21,961       23,074       10,490          8,000
     Food and beverage(B)...........    10,859       10,054        9,136        4,449          2,904
     Other operating
       departments(C)...............     1,389        1,481        1,529          738            475
     General and
       administrative(D)............    10,401       12,205       12,095        5,107          3,425
     Utilities(E)...................     4,824        5,226        5,042        2,433          1,833
     Repairs, maintenance and
       accidents(F).................     6,720        5,381        4,882        2,245          1,748
     Marketing and sales(G).........     2,686        2,437        2,292        1,041            677
     Chain services(H)..............     4,876        4,761        4,661        2,226          1,620
                                      --------     --------     --------      -------        -------
          Total expenses............    61,775       63,506       62,711       28,729         20,682
                                      --------     --------     --------      -------        -------
Revenues............................  $ 41,969     $ 49,850     $ 58,186      $27,339        $21,389
                                      ========     ========     ========      =======        =======

- ---------------

(A) Includes expenses for linen, cleaning supplies, laundry, guest supplies, reservations costs, travel agents commissions, walked guest expenses and wages, benefits and bonuses for employees of the rooms department.

(B) Includes costs of food and beverages sold, china, glass, silver, paper, and cleaning supplies and wages, benefits and bonuses for employees of the food and beverage department.

(C)     Includes expenses related to operating the telephone department.

(D) Includes management and hourly wages, benefits and bonus, credit and collection expenses, employee relations, guest relations, bad debt expenses, office supplies and miscellaneous other expenses.

(E)     Includes electricity, gas and water at the properties.

(F) Includes cost of repairs and maintenance and the cost of accidents at the properties.

(G) Includes management and hourly wages, benefits and bonuses, promotional expense and local advertising.

(H) Includes charges from the Manager for Chain Services as allowable under the Management Agreement.



                                 INITIAL HOTELS

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Distribution

     On October 8, 1993 (the "Distribution Date"), Marriott Corporation's operations were divided into two separate companies: Host Marriott and Marriott International, Inc. On the Distribution Date, Marriott and a subsidiary of Host Marriott entered into a management agreement (See Note 4), under which Marriott operates the Hotels. Prior to the Distribution Date, all Hotel operating activities were performed by Marriott Corporation.

  Fiscal Year

     The Initial Hotels' fiscal year ends on the Friday nearest to December 31. The fiscal year is divided into 13 accounting periods of four weeks each.

  Property and Equipment

     Property and equipment is recorded at cost, including interest and real estate taxes incurred during development and construction. Replacements and improvements are capitalized.

     Depreciation is computed using the straight line method over the estimated useful lives of the assets, generally 40 years for buildings and improvements and three to 10 years for furniture and equipment.

     In cases where management is holding for sale particular lodging properties, Host Marriott assesses impairment based on whether the net realizable value (estimated sales price less costs of disposal) of each individual property to be sold is less than the net book value. A lodging property is considered to be held for sale when Host Marriott has made the decision to dispose of the property. Otherwise, Host Marriott assesses impairment of its real estate properties based on whether it is probable that undiscounted future cash flows from each individual property will be less than its net book value.

  Pre-Opening Costs


     Costs of an operating nature incurred prior to opening of the Hotels are deferred and amortized over three years. Amortization expense was $3,626,000, $2,747,000 and $786,000 for 1992, 1993 and 1994, respectively.


  Cash and Cash Equivalents

     The Initial Hotels consider all highly liquid investments with a maturity of three months or less at date of purchase to be cash equivalents. Cash and cash equivalents generated by the Hotels is transferred to Host Marriott. Operating expenses, capital expenditures and other cash requirements of the Initial Hotels are paid by Host Marriott and charged directly to the Initial Hotels.

  Interim Financial Statements


     The accompanying interim period financial statements are unaudited but, in the opinion of management, reflect all adjustments (consisting principally of normal recurring adjustments) necessary for a fair presentation of the results for the interim periods presented. During the twenty-four weeks ended June 16, 1995 the Company adjusted the carrying value of certain hotel assets by $3 million to reflect the net realizable value of these assets. Such adjustment has been classified in depreciation expense in the accompanying statement of revenues over expenses excluding income taxes. The results for the interim periods are not necessarily indicative of the results to be obtained for the full fiscal year due to the seasonal nature of the Initial Hotels' business.

                                 INITIAL HOTELS

  New Statement of Financial Accounting Standards

     The Initial Hotels are required to adopt Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" no later than their fiscal year ending December 28, 1996. Management anticipates that adoption of SFAS No. 121 will not have a material effect on the Initial Hotels' financial statements.


  Unaudited Pro Forma Data

     The accompanying statement of revenues and expenses excluding income taxes and Note 6 present unaudited pro forma income taxes for each period presented based upon the effective Federal and state tax rates of 40%, 40% and 41% for fiscal years 1992, 1993, 1994 respectively.

NOTE 3.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following (in thousands):


                                                              DECEMBER 31,     DECEMBER 30,
                                                                  1993             1994
                                                              ------------     ------------
        Land and land improvements..........................    $ 70,935         $ 71,014
        Buildings and leasehold improvements................     250,321          251,149
        Furniture and equipment.............................      47,912           49,706
        Construction in progress............................         129              666
                                                              ------------     ------------
                                                                 369,297          372,535
        Less accumulated depreciation.......................      43,044           55,799
                                                                --------         --------
        Property and equipment, net.........................    $326,253         $316,736
                                                                ========         ========


     Most hotels developed by Host Marriott since the early 1980s were reported as assets held for sale prior to 1992. In early 1992, Host Marriott decided it was no longer appropriate to view sales of lodging properties, subject to operating agreements, as a primary means of long term financing. Accordingly, Host Marriott discontinued classification of these properties as assets held for sale.


     Following discussions with the Staff of the Securities and Exchange Commission, Host Marriott agreed in the second quarter of 1993 to change its method of determining net realizable value of assets held for sale. Host Marriott previously determined net realizable value of such assets on an aggregate basis, in the case of Courtyard by Marriott[R] hotels. Beginning in the second fiscal quarter of 1993 and thereafter, under Host Marriott's new accounting policy, net realizable value of all assets held for sale is determined on a property by property basis. The cumulative pretax effect of this change on periods prior to the second quarter of 1993 of $14.5 million is reflected as a cumulative effect of a change in accounting for assets held for sale in the accompanying combined statement of revenues and expenses, excluding income taxes, for the fiscal year ended December 31, 1993. The reduction in the annual depreciation charge as a result of this change was approximately $295,000.


NOTE 4.  MANAGEMENT AGREEMENTS


     Subsequent to the Distribution Date, Marriott operates the Initial Hotels pursuant to long term management agreements with initial terms expiring in 2013. The management agreements provide for a Courtyard by Marriott[R] system fee equal to 3% of Total Hotel Sales. In addition, Marriott is reimbursed for each Hotel's pro rata share of the actual costs and expenses incurred in providing certain services ("Chain Services") on a central or regional basis to all hotels operated by Marriott. Chain Services are included in other property level operating expenses, a reduction in deriving revenues (See Note 1 -- Hotel Sales and Revenues). These arrangements regarding the Courtyard by Marriott[R] system fee and Chain Services existed prior to the Distribution Date and as such, for the three fiscal years ended December 30, 1994, the Initial

                                 INITIAL HOTELS

Hotels paid a Courtyard by Marriott(R) system fee of $3,115,000, $3,401,000 and $3,627,000 and reimbursed Marriott for $4,876,000, $4,761,000 and $4,661,000 of
Chain Services.



     In addition, Marriott is entitled to an incentive management fee equal to 50% of available cash flow, not to exceed 20% of operating profit, as defined, calculated on a combined basis for all Courtyard by Marriott(R) hotels owned by Host Marriott. Available cash flow is defined as revenues less base management fees, Courtyard by Marriott(R) system fee, property taxes, other expenses and a stated annual priority amount. Incentive management fees were not earned by Marriott except in fiscal 1994 due to the fact that there was no available cash flow, as defined. The total incentive management fees paid by Host Marriott in fiscal 1994 has been allocated to the Initial Hotels in the accompanying financial statements based on Total Hotel Sales. For the fiscal year ended December 30, 1994, incentive management fees of $2,825,000 were earned by Marriott, allocated to the Initial Hotels, and paid in January 1995. No incentive management fees were earned or paid for the period from the Distribution Date through December 31, 1993.


     The hotels are subject to the terms of a consolidation agreement ("Consolidation Agreement") pursuant to which (i) certain fees payable under the management agreements are determined on a consolidated basis with certain fees payable under the management agreements for all lodging facilities of the same type and (ii) certain base fees payable under the management agreements with respect to a particular lodging facility are waived in return for payment upon the sale of or certain refinancings of such facilities. After the sale of any of the Initial Hotels, the Consolidation Agreement will no longer be applicable to such hotels.


     Host Marriott is required to provide Marriott with working capital to meet the operating needs of the Hotels. Marriott as the manager converts cash advanced by Host Marriott into other forms of working capital consisting primarily of operating cash, inventories, and trade receivables and payables which are maintained and controlled by MII. The individual components of working capital controlled by Marriott are not reflected in the accompanying combined statement of assets, liabilities and net investment and advances (see Note 1). As of December 30, 1994, $3,658,000 has been advanced to Marriott for working capital.



     The management agreements provided for the establishment of a property improvement fund (the "FF&E Reserve") for the Hotels. Contributions to the FF&E Reserve are 5% of Total Hotel Sales, beginning on the Distribution Date. Contributions to the FF&E Reserve from the Distribution Date through December 31, 1993 were $1,873,000 and for the fiscal year ended December 30, 1994 were $6,249,000. For the twenty-four weeks ended June 16, 1995, contributions were approximately $2,724,000 (unaudited).



     During 1994, the management agreements were amended and $2,540,000, representing the entire then remaining balance of the FF&E Reserve, was returned to Host Marriott. It was also agreed that future contributions (until the time of sale of any of the Initial Hotels) would be retained by Host Marriott and advanced to the Initial Hotels at such time as improvements are made to the properties. Such amounts have been included in the change in net investment and advances in the accompanying combined statement of cash flows. As of June 16, 1995, the FF&E Reserve balance was approximately $1,329,000 (unaudited).

                                 INITIAL HOTELS

NOTE 5.  LEASES

     Future minimum annual rental commitments for all noncancelable leases entered into by Host Marriott, or by Marriott on behalf of Host Marriott, including the ground leases described below, are as follows (in thousands):

                                                                       OPERATING
                                     FISCAL YEAR                        LEASES
                                                                       ---------
                    1995.............................................   $ 1,226
                    1996.............................................     1,226
                    1997.............................................     1,199
                    1998.............................................       972
                    1999.............................................       972
                    Thereafter.......................................    23,622
                                                                        -------
               Total minimum lease payments..........................   $29,217
                                                                        =======

     The Initial Hotels lease the land under three of the Group A Hotels and two of the Group B Hotels under ground lease agreements with third parties. The ground leases have remaining terms (including all renewal options) expiring between the years 2039 and 2067. The ground leases provide for rent based on specific percentages of certain sales categories subject to minimum amounts. The percentage are adjusted at various anniversary dates throughout the lease terms, as defined in the agreements.



NOTE 6.  PRO FORMA RESULTS OF OPERATIONS

     As discussed in Note 1, all the 21 Group A Hotel assets were acquired by the Company on March 24, 1995. The condensed results of operations of the 16
Group B Hotels only are set forth below:



                                                   YEAR ENDED
                                                  DECEMBER 30,    TWENTY-FOUR WEEKS     TWENTY-FOUR WEEKS
                                                      1994       ENDED JUNE 17, 1994   ENDED JUNE 16, 1995
                                                  ------------   -------------------   -------------------
Total hotel sales...............................     $50,508           $23,743               $25,451
                                                     =======           =======               =======
Revenues........................................     $25,966           $11,933               $12,665
Depreciation expense............................      (7,475)           (3,187)               (5,163)
Other expenses..................................      (6,321)           (2,476)               (2,606)
                                                     -------           -------               -------
Revenues over expenses excluding income taxes...      12,170             6,270                 4,896
Pro forma income tax expense (Note 2)...........      (4,990)           (2,571)               (2,007)
                                                     -------           -------               -------
Pro forma net income after tax..................     $ 7,180           $ 3,699               $ 2,889
                                                     =======           =======               =======

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Owners of the Initial Hotels:


     We have audited in accordance with generally accepted auditing standards the financial statements of the Initial Hotels (as defined in Note 1 of those financial statements) included in this prospectus and have issued our report thereon dated June 21, 1995. Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule on pages F-44 and F-45 is the responsibility of Host Marriott Corporation's management and is presented for the purpose of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.


                                            ARTHUR ANDERSEN LLP

Washington, D.C.

June 21, 1995

                                                                    SCHEDULE III
                                                                     Page 1 of 2

                                 INITIAL HOTELS
                    REAL ESTATE AND ACCUMULATED DEPRECIATION
                               DECEMBER 30, 1994
                             (DOLLARS IN MILLIONS)

                                                                                           GROSS AMOUNT AT
                                                INITIAL COSTS                             DECEMBER 30, 1994
                                             --------------------       SUBSEQUENT       --------------------
                                                     BUILDINGS &          COSTS                  BUILDINGS &
           DESCRIPTION               DEBT    LAND    IMPROVEMENTS      CAPITALIZED       LAND    IMPROVEMENTS    TOTAL
Courtyard.........................    --     $71         $246               $6           $71         $251        $322


                                                   DATE OF ACQUISITION
                                    ACCUMULATED     OR COMPLETION OF      DEPRECIATION
           DESCRIPTION              DEPRECIATION      CONSTRUCTION            LIFE
Courtyard.........................     $ (27)           1987-1992              40


         The accompanying notes are an integral part of this schedule.

                                                                    SCHEDULE III
                                                                     Page 2 of 2

                                 INITIAL HOTELS
         REAL ESTATE AND ACCUMULATED DEPRECIATION -- NOTES TO SCHEDULE
                               DECEMBER 30, 1994
                                 (IN THOUSANDS)

NOTES:

(A) The change in total cost of properties for the year ended December 30, 1994 is as follows:


        Balance at December 31, 1993........................................  $321,256
        Additions: Capital expenditures.....................................     1,573
                                                                              --------
        Balance at December 30, 1994........................................  $322,829
                                                                              ========


(B) The change in accumulated depreciation and amortization for the year ended December 30, 1994 is as follows:


        Balance at December 31, 1993........................................  $ 20,536
             Depreciation and amortization..................................     6,528
                                                                              --------
        Balance at December 30, 1994........................................  $ 27,064
                                                                              ========

[Six photographs of five different properties and one Marriott Courtyard sign.]

===============================================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SHARES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED, OR IN WHICH THE PERSON MAKING THE OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ------------------

                               TABLE OF CONTENTS


                                                  PAGE
Prospectus Summary..............................    1
Risk Factors....................................   13
The Company.....................................   24
Use of Proceeds.................................   25
Distribution Policy.............................   26
Capitalization..................................   28
Dilution........................................   29
Pro Forma and Selected Financial and Operating
  Data..........................................   30
Management's Discussion and Analysis of
  Financial
Condition and Results of Operations.............   33
The Initial Hotels..............................   38
Business........................................   43
The Initial Lessee..............................   49
The Initial Leases..............................   49
The Manager.....................................   54
The Management Agreements.......................   54
Management......................................   58
Advisors and the Advisory Agreement.............   60
Policies with Respect to Certain Activities.....   63
Description of the Shares.......................   65
Summary of the Declaration of Trust.............   66
Principal Shareholders..........................   71
Shares Eligible for Future Sale.................   72
Federal Income Tax Considerations...............   73
Certain United States Tax Considerations for
  Non-U.S. Holders of Shares....................   81
ERISA Plans, KEOGH Plans and Individual
  Retirement Accounts...........................   83
Underwriting....................................   86
Experts.........................................   87
Legal Matters...................................   87
Additional Information..........................   87
Glossary........................................   89
Index to Financial Statements...................  F-1
                  ------------------

        UNTIL           , 1995 (25 DAYS AFTER THE COMMENCEMENT OF THIS
OFFERING), ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT
PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS.
THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN
ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS.


                                7,500,000 SHARES

                          HOSPITALITY PROPERTIES TRUST


                                COMMON SHARES OF

                              BENEFICIAL INTEREST
                              --------------------

                                   PROSPECTUS
                              --------------------

                         DONALDSON, LUFKIN & JENRETTE
                            SECURITIES CORPORATION

                          DEAN WITTER REYNOLDS INC.

                      PRUDENTIAL SECURITIES INCORPORATED

                              SMITH BARNEY INC.


                                           , 1995

===============================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS

     OF ANY SUCH STATE.

                      [ALTERNATE PAGE FOR HRPT PROSPECTUS]

                   SUBJECT TO COMPLETION, DATED JULY 25, 1995


PROSPECTUS
            , 1995

                                4,210,000 SHARES

                          HOSPITALITY PROPERTIES TRUST

                      COMMON SHARES OF BENEFICIAL INTEREST


     All of the Common Shares of Beneficial Interest (the "Shares") offered hereby (this "Offering") are being offered for sale by Hospitality Properties Trust (the "Company"). The Company is currently a wholly owned subsidiary of Health and Retirement Properties Trust, a New York Stock Exchange listed REIT ("HRP"). In a concurrent offering, the Company is offering for sale 7,500,000 Shares to the public. Upon completion of this Offering, HRP and HRPT Advisors, Inc. ("Advisors") collectively will own 36.2% of the Company.



     Upon completion of this Offering, the Company will operate as a REIT and will own 37 Courtyard by Marriott(R) hotels with 5,286 guest rooms (the "Initial Hotels"). All of the Initial Hotels will be leased to a subsidiary of Host Marriott Corporation and managed by a subsidiary of Marriott International, Inc.



     Prior to this Offering, there has been no public market for the Shares. The offering price to HRP and Advisors will be $25.00 per Share. The Company intends to pay regular quarterly dividends at a rate of $0.55 per Share ($2.20 per Share per annum) commencing with the quarter ending September 30, 1995.



     The Shares have been approved for listing on the New York Stock Exchange ("NYSE") under the symbol "HPT", subject to official notice of issuance.



     SEE "RISK FACTORS" ON PAGE 13, INCLUDING:



        - ADVERSE TAX CONSEQUENCES IF THE COMPANY FAILS TO QUALIFY AS A REIT;



        - INABILITY OF THE COMPANY AS A REIT TO OPERATE ITS HOTEL PROPERTIES;



        - POTENTIAL CONFLICTS OF INTEREST AND BENEFITS TO HRP AND ADVISORS;



        - LIMITED OPERATING HISTORY AND DEPENDENCE ON KEY PERSONNEL;



        - INITIAL DEPENDENCE ON SINGLE LESSEE, SINGLE MANAGER AND SINGLE BRAND NAME;



        - CONCENTRATION OF OWNERSHIP BY HRP AND ADVISORS;



        - LACK OF PRIOR MARKET FOR THE SHARES AND EFFECT OF INTEREST RATES ON THE PRICE OF THE SHARES;



        - ASSET VALUES MAY NOT REFLECT MARKET VALUES;



        - OWNERSHIP LIMITATIONS AND ANTITAKEOVER PROVISIONS; AND



        - RISKS OF FUTURE LEVERAGE AND LACK OF ESCROW OF SECURITY DEPOSIT.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
     ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON
OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                     [ALTERNATIVE PAGE FOR HRPT PROSPECTUS]

                              PLAN OF DISTRIBUTION


     The purchase price for the Shares offered hereby will be $25.00 per Share. The Company will not pay any person any commission or fee in connection with the offer or sale of these Shares to HRP and Advisors. The cash proceeds of this Offering to the Company will be $6.25 million and HRP will purchase its Shares by cancelling a portion of the HRP Loan. The Company will use the proceeds hereof together with proceeds of the concurrent offering to the public to purchase the additional 16 Initial Hotels and to repay a portion of the HRP Loan. See "Use of Proceeds."


     The initial purchase price was determined through negotiations among the Company, HRP and Advisors.


     The consummation of this Offering is contingent on the consummation of the concurrent registered offering by the Company of 7,500,000 Shares to the public.

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 30.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     The following table itemizes the expenses incurred by the Registrant in connection with the offering of the Shares being registered. All the amounts shown are estimates except the Securities and Exchange Commission registration fee, the National Association of Securities Dealers, Inc. fee and the New York Stock Exchange listing fee.



                                        ITEM                                   AMOUNT
        SEC Registration Fee................................................  $118,776
        NASD Fee............................................................    30,500
        New York Stock Exchange Listing Fee.................................   109,975
        Transfer Agent's and Registrar's Fees...............................     *
        Printing and Engraving Fees.........................................   125,000
        Legal Fees and Expenses (other than Blue Sky).......................   750,000
        Accounting Fees and Expenses........................................   333,000
        Blue Sky Fees and Expenses (including fees of counsel)..............     *
        Miscellaneous Expenses..............................................     *
                                                                              --------
                  Total.....................................................  $  *
                                                                              ========


- ---------------

* To be provided by Amendment.

ITEM 31.  SALES TO SPECIAL PARTIES.

     See Item 32.

ITEM 32.  RECENT SALES OF UNREGISTERED SECURITIES.


     On February 7, 1995, the Company was initially capitalized through the issuance of 100 Shares to HRP for an aggregate cash contribution of $1.0 million. The Company was initially organized as a Delaware corporation and subsequently merged on May 12, 1995 with a Maryland real estate investment trust and effected a 400-for-1 stock split for each outstanding Share. HRP is currently the sole shareholder of the Company. The 40,000 Shares currently outstanding were purchased for investment for the purpose of organizing the Company. The Registrants believe that the issuance and sale of such securities was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.



ITEM 33.  INDEMNIFICATION OF TRUSTEES AND OFFICERS.



     The Trustees and officers of the Company are and will be indemnified against certain liabilities in accordance with Sections 8-301(15) and 2-418 of the Corporations and Associations Articles of the Annotated Code of Maryland and the Company's Declaration of Trust (the "Company Declaration"). Certain provisions of the Company Declaration permit the Company to indemnify its Trustees and officers and persons serving in other capacities for or on its behalf against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such person serving as a Trustee, officer or in certain other capacities unless it is established that (i) the act or omission of the Trustee or officer was material to the matter giving rise to the proceeding and (x) was committed in bad faith or (y) was the result of active and deliberate dishonesty, (ii) the Trustee or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the Trustee or officer had reasonable cause to believe that the act or omission was unlawful.



     The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement will provide for the reciprocal indemnification by the Underwriters of the Registrant, and its Trustees, officers and controlling persons, and by the Registrant of the Underwriters, and their respective directors, officers and controlling persons, against certain liabilities under the Securities Act.


ITEM 34.  TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED.


     The consideration to be received by the Company for the Shares registered will be credited to the appropriate capital stock account.


ITEM 35.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements

     Reference is made to Page F-1 of the Prospectus filed as part of this Registration Statement.


(b) Financial Statement Schedule III (included at Page F-44 and F-45 of the Prospectus filed as part of this Registration Statement).


     All Schedules other than those indicated above have been omitted as the required information is either not applicable or presented in the financial statements or related notes thereto.

(c)  Exhibits

     A list of exhibits included as part of this Registration Statement is set forth in the Index to Exhibits which immediately precedes such exhibits.

ITEM 36.  UNDERTAKINGS.


     The Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement, certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.



     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to Trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a Trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.



     The Registrant hereby undertakes that:



     (1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.


     (2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts on July 25, 1995.


                                            HOSPITALITY PROPERTIES TRUST

                                                     /S/ GERARD M. MARTIN
                                            By: ................................
                                                 GERARD M. MARTIN, PRESIDENT
                                                (PRINCIPAL EXECUTIVE OFFICER)

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following person in the capacities and on the date indicated.


                   NAME                                 POSITION                    DATE
           /S/ GERARD M. MARTIN              President and Managing Trustee     July 25, 1995
 ........................................    (Principal Executive Officer)
             GERARD M. MARTIN

            /S/ JOHN G. MURRAY               Treasurer & Chief Financial        July 25, 1995
 ........................................    Officer (Principal Accounting
              JOHN G. MURRAY                 and Financial Officer)

           /S/ BARRY M. PORTNOY              Managing Trustee                   July 25, 1995
 ........................................
             BARRY M. PORTNOY

                               POWER OF ATTORNEY



     The undersigned Officers and Trustees of Hospitality Properties Trust hereby serverally constitute Gerard M. Martin, John G. Murray and Barry M. Portnoy, and each of them acting singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-11 (Reg. No. 33-92330), and any and all amendments to said Registration Statement, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to the Registration Statement on Form S-11 and any and all amendments to the Registration Statement.



     Witness our hands and seals on the date set forth below:



                SIGNATURES                               TITLE                      DATE
           /S/ GERARD M. MARTIN              President (Principal Executive     July 25, 1995
 ........................................    Officer) and Managing Trustee
             GERARD M. MARTIN

            /S/ JOHN G. MURRAY               Treasurer & Chief Financial        July 25, 1995
 ........................................    Officer (Principal Accounting
              JOHN G. MURRAY                 and Financial Officer)

           /S/ BARRY M. PORTNOY              Managing Trustee                   July 25, 1995
 ........................................
             BARRY M. PORTNOY

                               INDEX TO EXHIBITS


EXHIBIT                                                                              SEQUENTIAL
NUMBER                                 DOCUMENT DESCRIPTION                           PAGE NO.
  1.1    --    Form of Underwriting Agreement......................................
  3.1**  --    Declaration of Trust of the Registrant..............................
  3.2**  --    Bylaws of the Registrant............................................
  4.1*   --    Form of Share Certificate...........................................
  5.1*   --    Opinion of Sullivan & Worcester.....................................
  5.2*   --    Opinion of Piper & Marbury..........................................
  8.1*   --    Opinion of Sullivan & Worcester as to certain tax matters...........
 10.1**  --    Purchase-Sale and Option Agreement dated as of February 3, 1995 by and among HMH Courtyard Properties, Inc., HMH Properties, Inc. and
               Hospitality Properties, Inc., as amended............................
 10.2**  --    Form of Courtyard Management Agreement between HMH Courtyard
               Properties, Inc., d/b/a HMH Properties, Inc. and Courtyard
               Management Corporation..............................................
 10.3**  --    Form of First Amendment to Courtyard Management Agreement between
               Courtyard Management Corporation and Hospitality Properties, Inc.
               and Consolidation Letter Agreement by and between Courtyard
               Management Corporation and Hospitality Properties, Inc..............
 10.4**  --    Form of Lease Agreement between Hospitality Properties, Inc. and HMH
               HPT Courtyard, Inc..................................................
 10.5    --    Form of Assignment and Assumption of Leases, Contracts and
               Agreements in favor of Hospitality Properties, Inc..................
 10.6*   --    Advisory Agreement..................................................
 10.7    --    Form of Acquisition Line Commitment Letter..........................
 10.8*   --    Hospitality Properties Trust 1995 Incentive Share Award Plan........
 23.1    --    Consent of Arthur Andersen LLP......................................
 23.2**  --    Consents of Proposed Trustees, Arthur Koumantzelis and John
               Harrington..........................................................
 23.3    --    Consent of Proposed Trustee, William J. Sheehan.....................
 23.4*   --    Consent of Sullivan & Worcester (to be included in Exhibit 5.1 to this Registration Statement)........................................
 23.5*   --    Consent of Piper & Marbury (to be included in Exhibit 5.2 to this
               Registration Statement).............................................
 24.1    --    Power of Attorney (on page II - 4)..................................


- ---------------

 * To be filed by Amendment.

** Previously filed.